Execution Version MEMBERSHIP INTEREST PURCHASE AND SALE AGREEMENT dated October 14, 2022, by and among SUMMIT MIDSTREAM HOLDINGS, LLC, OUTRIGGER ENERGY II LLC and OUTRIGGER DJ MIDSTREAM LLC

i TABLE OF CONTENTS Page ARTICLE 1 DEFINITIONS AND RULES OF CONSTRUCTION ................................................. 1 Section 1.1 Definitions ............................................................................................................... 1 ARTICLE 2 PURCHASE AND SALE; PURCHASE PRICE; CLOSING; ADJUSTMENTS TO PURCHASE PRICE ................................................................ 13 Section 2.1 Purchase and Sale of the Membership Interests .................................................... 13 Section 2.2 Purchase Price ....................................................................................................... 13 Section 2.3 Estimated Adjustment Amount and Post-Closing Final Adjustment Amount .................................................................................................................. 14 Section 2.4 Purchase Price Allocation ..................................................................................... 16 Section 2.5 Withholding .......................................................................................................... 17 ARTICLE 3 REPRESENTATIONS AND WARRANTIES REGARDING SELLER ................... 17 Section 3.1 Status of Seller ...................................................................................................... 17 Section 3.2 Authority; Enforceability ...................................................................................... 18 Section 3.3 Ownership of the Membership Interests ............................................................... 18 Section 3.4 No Conflict ............................................................................................................ 18 Section 3.5 Legal Proceedings ................................................................................................. 19 Section 3.6 Brokers’ Fees ........................................................................................................ 19 Section 3.7 Bankruptcy ............................................................................................................ 19 ARTICLE 4 REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANY GROUP ................................................................................................... 20 Section 4.1 Status of the Company Group ............................................................................... 20 Section 4.2 Authority; Enforceability ...................................................................................... 20 Section 4.3 Capitalization ........................................................................................................ 20 Section 4.4 Indebtedness .......................................................................................................... 21 Section 4.5 No Conflict ............................................................................................................ 21 Section 4.6 Legal Proceedings ................................................................................................. 22 Section 4.7 Financial Matters ................................................................................................... 22 Section 4.8 Absence of Certain Changes ................................................................................. 23 Section 4.9 Intellectual Property Rights ................................................................................... 24 Section 4.10 Title to Company Assets; Real Property ............................................................... 25 Section 4.11 Compliance with Law; Permits ............................................................................. 27 Section 4.12 Labor Matters ........................................................................................................ 28 Section 4.13 Taxes ..................................................................................................................... 29 Section 4.14 Environmental Matters .......................................................................................... 30 Section 4.15 Material Contracts ................................................................................................. 31 Section 4.16 Insurance ............................................................................................................... 33 Section 4.17 Employee Benefits ................................................................................................ 33 Section 4.18 Related Party Transactions .................................................................................... 34 Section 4.19 Brokers’ Fees ........................................................................................................ 34 Section 4.20 Bankruptcy ............................................................................................................ 34 Section 4.21 Certain Payments .................................................................................................. 34

Section 4.22	Imbalances	35
Section 4.23	Bank Accounts	35
Section 4.24	Throughput Data	35
Section 4.25	Capital Commitments; Capital Expenditures	35
Section 4.26	Preferential Rights	35
Section 4.27	Records	35
Section 4.28	Disclaimer	36
ARTICLE 5	REPRESENTATIONS AND WARRANTIES OF BUYER	36
Section 5.1	Status of Buyer	36
Section 5.2	Authorization; Enforceability	36
Section 5.3	No Conflict	37
Section 5.4	Legal Proceedings	38
Section 5.5	Brokers' Fees	38
Section 5.6	Investment Representation	38
Section 5.7	Financial Ability	38
Section 5.8	Solvency	38
Section 5.9	Defense Production Act	38
Section 5.10	Independent Investigation; No Other Representations or Warranties	38
ARTICLE 6	COVENANTS	40
Section 6.1	Covenants Regarding Conduct of the Company Group	40
Section 6.2	Governmental Approvals; HSR Act	44
Section 6.3	Information, Access and Assistance	45
Section 6.4	Public Announcements	46
Section 6.5	Commercially Reasonable Efforts	46
Section 6.6	Non-Competition	47
Section 6.7	Tax Matters	48
Section 6.8	Non-Solicitation	48
Section 6.9	Confidentiality	49
Section 6.10	Casualty Loss; Condemnation	50
Section 6.11	No Solicitation of Other Bids	51
Section 6.12	Transferred Employees	52
Section 6.13	Access to Information	52
Section 6.14	Representation and Warranty Insurance Policy	52
Section 6.15	Seller Marks	53
Section 6.16	Interim Information	53
Section 6.17	Records	54
Section 6.18	Data Room	54
Section 6.19	Updated Financial Statements	54
Section 6.20	Compressors	54
ARTICLE 7	CONDITIONS TO CLOSING	56
Section 7.1	Buyer's Closing Conditions	56
Section 7.2	Seller's and the Company's Closing Conditions	57
ARTICLE 8	CLOSING	58
Section 8.1	Closing	58
Section 8.2	Seller's Deliverables	58

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Section 8.3	Buyer's Deliverables	59
ARTICLE 9	TERMINATION RIGHTS	60
Section 9.1	Termination Rights	60
Section 9.2	Effect of Termination	61
Section 9.3	Remedies	61
ARTICLE 10	SURVIVAL; INDEMNIFICATION	62
Section 10.1	Survival	62
Section 10.2	Indemnification of Buyer by Seller and of Seller by Buyer	62
Section 10.3	Indemnification Procedures	63
Section 10.4	Duty to Mitigate	64
Section 10.5	Limits on Indemnification	64
Section 10.6	Sole and Exclusive Remedies	66
Section 10.7	Tax Treatment of Indemnification Payments	66
ARTICLE 11	MISCELLANEOUS	66
Section 11.1	Successors and Assigns	66
Section 11.2	Notices	67
Section 11.3	Counterparts	68
Section 11.4	Rights	68
Section 11.5	Amendments	68
Section 11.6	No Waiver	68
Section 11.7	Governing Law; Jurisdiction	68
Section 11.8	Jury Waiver	68
Section 11.9	No Third Party Beneficiaries	69
Section 11.10	Further Assurances	69
Section 11.11	Expenses	69
Section 11.12	Entire Agreement	69
Section 11.13	Schedules	69
Section 11.14	Headings	69
Section 11.15	Rights and Remedies	69
Section 11.16	Specific Performance	69
Section 11.17	No Partnership	70
Section 11.18	Rules of Construction	70
Section 11.19	Seller Release	70

LIST OF EXHIBITS

Exhibit A	Calculation of Adjustment Amount
Exhibit B	Form of Settlement Statement
Exhibit C	Representation and Warranty Insurance Policy Conditional Binder
Exhibit D	Form of Assignment Agreement
Exhibit E	Form of Transition Services Agreement
Exhibit F	Outrigger DJ System

SCHEDULES

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iv Schedule 1.1(a) Company Service Providers Schedule 1.1(b) Knowledge Schedule 1.1(c) Permitted Liens Schedule 3.4(a) Seller Required Governmental Authorizations Schedule 3.4(b) No Conflict Schedule 3.6 Brokers’ Fees Schedule 4.1 Status of the Company Group Schedule 4.3(a) Capitalization Schedule 4.4 Indebtedness Schedule 4.5(a) Company Required Governmental Authorizations Schedule 4.5(b) No Conflict Schedule 4.6 Legal Proceedings Schedule 4.7(a) Financial Statements Schedule 4.7(b) Financial Matters Schedule 4.7(c) Accounts Receivable Schedule 4.7(d) Accounts Payable Schedule 4.7(e) Undisclosed Liabilities Schedule 4.8 Absence of Certain Changes Schedule 4.10(a) Title to Company Assets Schedule 4.10(b)(i) Owned Real Property Schedule 4.10(b)(ii) Leased Real Property Schedule 4.10(c) Rights-of-Way Schedule 4.11(a) Material Permits Schedule 4.11(b) Compliance with Law Schedule 4.12(b) Labor Disputes Schedule 4.12(c) Labor Proceedings Schedule 4.13 Taxes Schedule 4.14 Environmental Matters Schedule 4.15 Material Contracts Schedule 4.16 Insurance Schedule 4.18 Related Party Transactions Schedule 4.19 Brokers’ Fees Schedule 4.22 Imbalances Schedule 4.23 Bank Accounts Schedule 4.24 Throughput Data Schedule 4.25 Capital Commitments Schedule 5.3(a) Buyer Required Governmental Authorizations Schedule 6.1 Conduct of the Company Group Schedule 6.1(d) Minimum Cash Amounts Schedule 6.19 Updated Financial Statements Schedule 8.2(b) Resignation Persons Schedule 8.2(h) Required Consents Schedule 10.2(a)(ii) Specified Matters

1 MEMBERSHIP INTEREST PURCHASE AND SALE AGREEMENT This MEMBERSHIP INTEREST PURCHASE AND SALE AGREEMENT, dated October 14, 2022 (the “Execution Date”) is entered into by and among Summit Midstream Holdings, LLC, a Delaware limited liability company (“Buyer”), Outrigger Energy II LLC, a Delaware limited liability company (“Seller”), and Outrigger DJ Midstream LLC, a Delaware limited liability company (the “Company”). Buyer, Seller and the Company are collectively referred to as the “Parties” and individually as a “Party.” RECITALS WHEREAS, Seller owns 100% of the issued and outstanding limited liability company interests in the Company (the “Membership Interests”); WHEREAS, the Company owns 100% of the issued and outstanding limited liability company interests in the Company Subsidiary (as defined below); and WHEREAS, subject to the terms and conditions of this Agreement (as defined below) and the other Transaction Documents (as defined below), the Parties desire that, at the closing of the transactions contemplated by this Agreement and the Transaction Documents, Seller will sell, and Buyer will purchase, the Membership Interests upon the terms set forth herein. NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows: ARTICLE 1 DEFINITIONS AND RULES OF CONSTRUCTION Section 1.1 Definitions. As used herein, the following terms will have the following meanings: “Accountant” has the meaning provided such term in Section 2.3(e). “Acquisition Proposal” has the meaning provided such term in Section 6.11. “Adjustment Amount” has the meaning provided in Exhibit A. “Adjustment Notice” has the meaning provided such term in Section 2.3(b). “Affiliate” means with respect to a Person, any other Person controlling, controlled by or under common control with such Person. As used in this definition, the term “control,” including the correlative terms “controlling,” “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through ownership of voting securities, by contract or otherwise. For the avoidance of doubt, the Company Group Members will be Affiliates of Seller only before the Closing, and will be Affiliates of Buyer only after the Closing. “Agreement” means this Membership Interest Purchase and Sale Agreement as amended from time to time in accordance with the terms hereof.

2 “Alternate Operating Scenario” means the scenario contemplated by section VII of the CDPHE General Construction Permit GP02 Version 2. “Antitrust Laws” means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other federal, state or foreign statutes, rules, regulations, Orders, decrees, administrative and judicial doctrines and other Laws, including without limitation any antitrust, competition or trade regulation Laws, that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening competition through merger or acquisition. “Assignment Agreement” has the meaning provided such term in Section 8.2(c). “Bayou Compressor Unit” means the Company Subsidiary’s 1,680 horsepower Waukesha compressor engine model 7044GSI located at its Bayou Compressor Station located near the Colorado- Wyoming border in Weld County, Colorado. “Base Consideration” has the meaning provided such term in Section 2.2. “Business Day” means any day that is not a Saturday, Sunday or legal holiday in the State of Colorado or the State of Texas and that is not otherwise a federal holiday in the United States. “Buyer” has the meaning provided such term in the Preamble. “Buyer Fundamental Representations and Warranties” means the representations and warranties contained in Sections 5.1 (Status of Buyer), 5.2 (Authorization; Enforceability), 5.3(b)(i) (No Conflict), 5.5 (Brokers’ Fees), and 5.8 (Solvency). “Buyer Indemnified Parties” has the meaning provided such term in Section 10.2(a). “Buyer Material Adverse Effect” means a change, effect, event, circumstance, development, condition or occurrence that, individually or in the aggregate with all other such changes, effects, events, circumstances, developments, conditions and occurrences, prevents or materially delays, or would reasonably be expected to prevent or materially delay, the ability of Buyer to consummate the transactions contemplated by this Agreement or pay the Purchase Price. “Buyer Required Governmental Authorizations” has the meaning provided such term in Section 5.3(a). “Cash” means all cash (including restricted cash) and cash equivalents (including marketable securities) of the Company Group and shall be calculated net of issued but uncleared checks and drafts and shall include checks, other wire transfers and drafts deposited or available for deposit for the account of the applicable Person. “Casualty Loss” has the meaning provided such term in Section 6.10(a). “Casualty Notice” has the meaning provided such term in Section 6.10(a). “CDPHE” means the Colorado Department of Public Health and Environment.

3 “Claim” means any demand, claim, action or Legal Proceeding. “Closing” has the meaning provided such term in Section 8.1. “Closing Amount” has the meaning provided such term in Section 2.2. “Closing Date” has the meaning provided such term in Section 8.1. “Code” means the Internal Revenue Code of 1986, as amended. “Company” has the meaning provided such term in Preamble. “Company and Seller Fundamental Representations and Warranties” means the representations and warranties contained in Sections 3.1 (Status of Seller), 3.2 (Authority; Enforceability), 3.3 (Ownership of Membership Interests), 3.4(b)(i) (No Conflict), 3.6 (Brokers’ Fees), 4.1 (Status of Company Group), 4.2 (Authority; Enforceability), 4.3 (Capitalization), 4.5(b)(i) (No Conflict) and 4.19 (Brokers’ Fees). “Company Assets” means all of the business, assets, properties, contractual rights, going concern values, and rights and claims, of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible and wherever situated), including the goodwill related thereto, operated, owned or leased by Company Group, including the crude oil and natural gas gathering pipelines, pumps, compressors, natural gas processing facilities and all other related facilities and equipment and other personal property interests owned by the Company Group and located primarily in Weld County, Colorado on, over or across the Real Property, but specifically excluding the Real Property itself. “Company Business” means the business and operations of the Company Group, including the ownership, operation and maintenance by the Company Group of the Company Assets and other activities conducted by the Company Group that are incidental thereto, in each case, as conducted over the twelve (12) months prior to the Execution Date. “Company Group” means, collectively, the Company and the Company Subsidiary. “Company Group Member” means the Company and Company Subsidiary, individually. “Company Plan” means any Plan established, maintained, contributed to, or required to be contributed to by a Company Group Member or any of their ERISA Affiliates to provide compensation or benefits to any current or former employee, co-employee, independent contractor, officer or director of a Company Group Member or any beneficiary or dependent thereof, or under which a Company Group Member or any of their ERISA Affiliates has any liability; provided, however, that a PEO Plan shall not be considered to be a Company Plan. “Company Required Governmental Authorizations” has the meaning provided such term in Section 4.5(a). “Company Service Providers” means the employees of Seller set forth on Schedule 1.1(a), whose primary duties relate entirely or almost entirely to the maintenance and operation of the Company Assets. “Company Subsidiary” means Outrigger DJ Operating LLC, a Delaware limited liability company.

4 “Company Transaction Expense Amount” has the meaning provided such term in Exhibit A. “Company Transaction Expenses Summary” has the meaning provided such term in Section 8.2(d). “Confidentiality Agreement” means the letter agreement dated May 11, 2022, between Seller and Summit Midstream Partners, LP. “Confidential Information” has the meaning provided such term in Section 6.9. “Consolidated Group” means any affiliated, combined, consolidated, unitary or similar group with respect to any Taxes, including any affiliated group within the meaning of Section 1504 of the Code electing to file consolidated U.S. federal income Tax Returns and any similar group under foreign, state or local Law. “Contract” means any agreement, lease, license, note, evidence of indebtedness, mortgage, security agreement, legally binding commitment or bid, instrument or other legally binding arrangement, whether written or oral. “Corporate Encumbrances” means (a) any transfer restrictions imposed by federal and state securities Laws, (b) any transfer restrictions contained in the Organizational Documents of any Company Group Member existing as of the Execution Date, or (c) Liens in connection with this Agreement arising by, through or under Buyer or any of its Affiliates. “Damages” has the meaning provided such term in Section 6.3(c). “Data Room” means the “Datasite” data site maintained by Seller and its Representatives in connection with the transactions contemplated by this Agreement. “Determination Date” has the meaning provided such term in Section 2.3(e). “Dollars” and “$” mean the lawful currency of the United States. “Due Diligence Information” means the information provided or made available by Seller and the Company Group to Buyer or its Affiliates or their respective Representatives, including any information, document or other material provided or made available, or statements made, to Buyer or its Affiliates or their respective Representatives during site or office visits, in the Data Room, during management presentations or in supplemental due diligence information provided to Buyer or its Affiliates or their respective Representatives in connection with discussions or access to management of Seller or the Company Group or in any other form in expectation of the transactions contemplated by this Agreement. “Engineering Firm” has the meaning provided such term in Section 6.10(a). “Environmental Law” means any and all Laws pertaining to or regulating pollution, environmental protection, natural resource damages, waste management, the use, storage, generation, treatment, Release, remediation, removal, disposal or transport of a Hazardous Substance, including: the Comprehensive Environmental Response Compensation and Liability Act, as amended, 42 U.S.C. Section 9601 et seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901 et seq.; the Toxic Substances Control Act, as amended, 15 U.S.C. Section 2601 et seq.; the Clean Air Act, as amended, 42 U.S.C. Section 7401 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251

5 et seq.; the Safe Drinking Water Act of 1974, as amended, 42 U.S.C. Section 300f et seq.; and any analogous state or local Laws, and the regulations promulgated pursuant thereto. “Environmental Permits” means any federal, state, local, provincial, foreign, or other permits, license, approval, consent or authorization issued or required by any Governmental Authority under or in connection with any Environmental Laws. “Equity Interest” means with respect to any Person: (a) capital stock, partnership interests, membership interests and any other similar equity interests of such Person; (b) any security or other interest convertible into or exchangeable or exercisable for any of the foregoing; and (c) any right (contingent or otherwise) to acquire any of the foregoing. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended. “ERISA Affiliate” means any Person that, together with any Seller or Company Group Member, would be deemed a “single employer” within the meaning of Section 4001(b)(1) of ERISA or Section 414 of the Code. “Estimated Adjustment Amount” has the meaning provided such term in Section 2.3. “Evaluation Material” has the meaning provided such term in Section 6.3(b). “Execution Date” has the meaning provided such term in the Preamble. “Expiration Date” has the meaning provided such term in Section 10.1(b). “Final Adjustment Amount” has the meaning provided such term in Section 2.3(b). “Final Allocation” has the meaning provided such term in Section 2.4. “Fraud” means actual and deliberate fraud by a Party in the making of the representations and warranties set forth in Articles 3, 4 and 5 of this Agreement (as modified by the Schedules, as applicable), which involves a knowing and intentional material misrepresentation by such Party of such representations and warranties or a knowing and intentional material concealment of relevant facts with respect to such representations and warranties, with the intent of inducing any other Party to enter into this Agreement and upon which such other Party has justifiably relied to its actual and material detriment with no prior actual knowledge of such misrepresentation or concealment (as opposed to any fraud claim based on constructive knowledge, recklessness, negligent misrepresentation or a similar theory, or any equitable fraud, promissory fraud or unfair dealing fraud under applicable Law). “Fully Operational” has the meaning provided such term in Section 6.20(a). “GAAP” means generally accepted accounting principles of the United States, consistently applied. “Governmental Authority” means any executive, legislative, judicial, regulatory or administrative agency, court, governmental department, commission, council, board, bureau, arbitration body or authority or other similar recognized organization or other instrumentality of the United States, any foreign jurisdiction, or any state, provincial, county, municipality or local governmental unit or subdivision thereof.

6 “Governmental Authorization” means any franchise, permit, license, authorization, Order, certificate, registration, plan, exemption, variance, decree, agreement, right or other consent or approval granted by, or subject to approval by, any Governmental Authority. “Guarantee Obligation” means, with respect to any Person, (a) any obligation, including a reimbursement, counterindemnity, or similar obligation, of the guaranteeing Person that guarantees or in effect guarantees, the payment or performance of, or any contingent obligation in respect of, any Indebtedness or other Liability of any other Person, and (b) any other arrangement whereby credit is extended to any obligor (other than such Person) on the basis of any written promise or written undertaking of such Person (i) to pay the Indebtedness or other Liability of such obligor, (ii) to purchase any obligation owed by such obligor, (iii) to purchase or lease assets under circumstances that are designed to enable such obligor to discharge one or more of its obligations, or (iv) to maintain the capital, working capital, solvency, or general financial condition of such obligor. “Hazardous Substance” means any substance that is listed, defined, or regulated as a “hazardous material,” “hazardous waste,” “hazardous substance,” “toxic substance,” “contaminant,” or “pollutant,” or that is otherwise regulated or a basis of liability under any Environmental Law (including asbestos, polychlorinated biphenyls, any crude petroleum and its fractions or derivatives thereof when Released into the environment). “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and any regulations promulgated thereunder. “Indebtedness” means, without duplication, regardless of whether contingent, all obligations, including all obligations in respect of principal, accrued interest, penalties, fees and premiums, termination fees or breakage fees, to any Person (a) for borrowed money, whether current or funded, secured or unsecured (including any obligation to reimburse any bank or other Person in respect of amounts paid or payable under any credit agreement or letter of credit), whether or not represented by bonds, debentures, notes or other securities (and whether or not convertible into any other security); (b) reimbursement and other obligations with respect to letters of credit and bankers’ acceptances and letters of guaranty or similar instruments, to the extent drawn upon; (c) liabilities in respect of the deferred purchase price for any asset, property, business or services with respect to which such Person is liable, contingently or otherwise, as obligor or otherwise for additional purchase price (including any earn-outs or vehicle loans and including obligations that are non-recourse to the credit of such Person but are secured by the assets of such Person, but excluding trade accounts payable included in Net Working Capital and taken into account in the Adjustment Amount procedures contemplated by Section 2.3 and Exhibit A (but including any such trade accounts payable that should have been included but were not included in Net Working Capital and therefore were not taken into account in such Adjustment Amount procedures)); (d) any other obligations of the Company Group that are evidenced by a note, bond or debenture, hedging, collar, and swap arrangements or other similar instruments or other debt instrument or debt security (and whether or not convertible into any other security); (e) all obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by any member of the Company Group or its Affiliates; (f) any obligation to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property that would be capitalized under GAAP; (g) any deferred revenue obligations arising from customer prepayments or deposits; and (h) all Guarantee Obligations of the Company Group or other Persons, including in respect of any of the foregoing items; provided, however, that Indebtedness expressly excludes (y) items included in the Net Working Capital calculation and (z) any obligations or liabilities incurred by Buyer and its Affiliates on the Closing Date to finance the transaction

7 contemplated hereby or post-Closing operations (and subsequently assumed by any member of the Company Group). “Indemnified Party” has the meaning provided such term in Section 10.3(a). “Indemnifying Party” has the meaning provided such term in Section 10.3(a). “Inspection Indemnitees” has the meaning provided such term in Section 6.3(c). “Intellectual Property Rights” means any and all intellectual property rights in any jurisdiction throughout the world, including: (a) trademarks, service marks and trade names and the goodwill connected with the use of and symbolized by the foregoing; (b) patents; (c) copyrights and works of authorship in any media (including computer programs, software, databases, compilations, files, applications, Internet site content and documentation and related items), whether or not registered; (d) internet domain names; (e) trade secrets and other proprietary or confidential information and confidential know-how, including all source code, know-how, processes, technology, formulae, customer lists, inventions and marketing information; (f) other intellectual property and related proprietary rights, interests and protections; and (g) any registrations or applications for registration for any of the foregoing. “Interim Period” has the meaning provided such term in Section 6.1. “Koki Station” means the compressor station in the Outrigger DJ System known as “Koki”. “Koki Unit #4” means Koki Compressor Unit No. 4. “Koki Unit #5” means Koki Compressor Unit No. 5. “Koki Unit #7” means Koki Compressor Unit No. 7. “Knowledge” means: (a) with respect to Seller, the actual knowledge of the natural Persons identified on Schedule 1.1(b) as “Seller’s Persons with Knowledge” and (b) with respect to Buyer, the actual knowledge of the natural Persons identified on Schedule 1.1(b) as “Buyer’s Persons with Knowledge,” in each case of (a) and (b), after reasonable due inquiry of the Persons immediately supervised and/or managed by each such identified Persons. “Koki Casualty Event” means a Casualty Loss at the Koki Station that (i) causes a loss of 9,000 Mcf per day or more of compression capacity at the Koki Station compared to the capacity of the Koki Station as of the Execution Date, (ii) is reasonably expected to take at least sixty (60) days to repair, remediate, or otherwise resolve in a manner that returns the Koki Station to a functionally equivalent operating condition as the operating condition the Koki Station was in immediately prior to the occurrence of such Casualty Loss, and (iii) after taking into account all relevant factors is reasonably expected to result in average daily pressure and temperature on the low pressure gathering system on the Outrigger DJ System described on Exhibit F attached hereto to exceed 110 psig and 100 degrees Fahrenheit, respectively, in each case at those certain well pads and meters described on Exhibit F for the duration of the period required to repair, remediate, or otherwise resolve the Casualty Loss at issue. “Law” means all applicable laws, statutes, rules, regulations, codes, ordinances, rule of common law, Permits, variances, Orders and licenses of a Governmental Authority having jurisdiction over the assets or the properties of any Party and the operations thereof.

8 “Leased Real Property” has the meaning provided such term in Section 4.10(b). “Legal Proceeding” means any judicial, administrative or arbitral action, suit, investigation or other proceeding (public or private) before any Governmental Authority. “Liabilities” shall mean any and all claims, Indebtedness, obligations, deficiencies, payments, charges, demands, judgments, assessments, liabilities (INCLUDING STRICT LIABILITIES), losses, damages, penalties, fines and costs and expenses, including any attorneys’ fees, legal or other expenses incurred in connection therewith, regardless of whether such matters would be required to be disclosed on a balance sheet prepared in accordance with GAAP, whether asserted or unasserted, accrued or fixed, known or unknown, absolute or contingent, matured or unmatured or determined or determinable and whether due or become due and regardless of when asserted. “Lien” means any charge, pledge, option, mortgage, deed of trust, assessment, hypothecation, encumbrance, security interest, option, encroachment, easement, defect in title, warranty, purchase right, lease, claim or other similar burden or other similar property interest or encumbrance in respect of any property or asset. “Loss” means any and all judgments, losses, Liabilities, amounts paid in settlement, damages, fines, penalties, deficiencies, costs and expenses (including interest, court costs, reasonable fees of attorneys, accountants and other experts and other reasonable expenses of litigation, investigation or defense or other proceedings or of any claim, default or assessment). “Marks” means trademarks, service marks, trade names, service names, trade dress, logos, internet domain names and other identifiers of source, including all applications for registration or issuance of any of the foregoing, whether domestic or foreign, and all goodwill associated with the foregoing. “Material Adverse Effect” means a change, effect, event, circumstance, development, condition or occurrence (whether or not foreseeable or known as of the date of the Closing or covered by insurance) that, individually or in the aggregate with all other such changes, effects, events, circumstances, developments, conditions or occurrences, has been or would reasonably be expected to be materially adverse to (a) the business, assets, properties, condition (financial or otherwise), liabilities or results of operations of the Company Group, taken as a whole, or (b) the validity or enforcement of this Agreement or which prevents, or materially impedes or delays, or would reasonably be expected to prevent, or materially impede or delay, the ability of Seller to consummate the transactions contemplated by this Agreement; provided, however, that in no event will any change, effect, event, circumstance, development, condition or occurrence, directly or indirectly, that arises out of or relates to any of the following in subsection (a) be deemed to constitute, or be taken into account in determining whether there has been, a Material Adverse Effect: (i) this Agreement or any actions taken in compliance with this Agreement or the transactions contemplated hereby, or the pendency or announcement thereof (including any loss of, or adverse change in, the relationship of any member of the Company Group with its respective customers, partners, employees, financing sources or suppliers caused by the pendency or announcement of the transactions contemplated by this Agreement), (ii) changes or conditions affecting the oil and gas industry (including changes in commodity prices, general market prices and regulatory changes affecting such industry generally and drilling, producing, gathering, processing, transportation, storing and marketing activity, costs or margins) generally or regionally, (iii) changes in general economic, capital markets, regulatory or political conditions in the United States or elsewhere (including interest rate fluctuations), (iv) changes in Law, GAAP or regulatory accounting requirements or interpretations thereof, (v) fluctuations in currency exchange rates, (vi) acts of war, insurrection, sabotage or terrorism, the outbreak or escalation of

9 hostilities involving the United States, the declaration by the United States of a national emergency or war or the occurrence of any natural disasters, (vii) any act or omission to act by Seller or any Company Group Member contemplated by this Agreement or necessary to consummate the transactions contemplated hereby, or taken (or omitted to be taken) at the request of Buyer or its Affiliates, or (viii) any failure of any Company Group Member to meet any budgets, projections, forecasts or predictions of financial performance or estimates of revenue, earnings, cash flow or cash position, for any period (provided that the underlying failure may be taken into consideration for determining whether there has been a Material Adverse Effect); provided, further, that any change, effect, event or occurrence referred to in the immediately preceding clauses (ii), (iii), (iv) or (vi) will be taken into account for purposes of determining whether there has been a Material Adverse Effect only to the extent such change, effect, event or occurrence adversely affects a Company Group Member in a disproportionately adverse manner relative to other companies operating in the industries in which the Company Group operates (in which case, only the incremental disproportionate effect or effects may be taken into account in determining whether there has been, or there would reasonably be expected to be, a Material Adverse Effect). “Material Contract” has the meaning provided such term in Section 4.15(a). “Material Permit” has the meaning provided such term in Section 4.11(a). “Mechanically Operational” has the meaning provided such term in Section 6.20(b). “Membership Interests” has the meaning provided such term in the Recitals. “Net Working Capital” has the meaning provided such term in Exhibit A hereto. “Order” means any order, ruling, judgment, injunction, award, edict, decree, pronouncement, writ sentence, subpoena, or verdict or other legally enforceable requirement entered, issued, made, enacted, promulgated, enforced, handed down, adopted or imposed by, including any consent decree, settlement agreement or similar written agreement with, any Governmental Authority or arbitrator; provided, however, that “Order” expressly excludes any Permit. “Organizational Documents” means any charters, articles of incorporation, certificates of incorporation, certificates of formation, articles of association, bylaws, operating agreements, certificates of limited partnership, partnership agreements, limited liability company agreements, regulations, and all other similar documents, instruments or certificates executed, adopted or filed in connection with the creation, formation or organization of any Person, including any amendments thereto. “Outrigger DJ System” means that certain natural gas gathering pipeline system and related gathering, compression, treating and processing facilities and equipment and crude oil gathering system and related facilities and equipment located in Denver-Julesburg Basin in Weld County, Colorado as depicted on Exhibit F. “Owned Real Property” has the meaning provided such term in Section 4.10(b). “Parties” has the meaning provided such term in the Preamble. “PEO” means CoAdvantage Corporation.

10 “PEO Agreement” means the Client Services Agreement between the Seller and PEO fully executed as of February 9, 2018. “PEO Employee” means a co-employee of the Seller and PEO who is a Company Service Provider who provides services to a Company Group Member pursuant to a contractual relationship among the Company Service Provider, the Seller and PEO. “PEO Plan” means any Plan sponsored, maintained, contributed to, or required to be contributed to, by PEO or an Affiliate of PEO to provide compensation or benefits to any current or former PEO Employee or any beneficiary or dependent thereof. “Permits” means all of the permits, licenses, registrations, variances, exemptions, franchises, certificates and approvals of or from all Governmental Authorities; provided, however, that “Permits” expressly excludes Orders. “Permitted Liens” means (i) statutory Liens for Taxes that are (1) not yet delinquent or (2) being contested in good faith by appropriate Legal Proceedings, and, in either case, for which adequate reserves have been established and recorded on the Financial Statements in accordance with GAAP, (ii) mechanic’s, carriers’, workers’, repairers’ and similar statutory Liens for amounts that are (1) not yet delinquent or (2) being contested in good faith by appropriate Legal Proceedings, and in either case, for which adequate reserves have been established and recorded on the Financial Statements in accordance with GAAP, (iii) zoning, entitlement, building and other land use regulations imposed by Governmental Authorities having jurisdiction over the Real Property and not violated by the current use and operation of the Real Property, (iv) covenants, conditions, restrictions, easements and other similar matters of record that are contained in any document filed or recorded in the appropriate county to reflect title thereto affecting the use of or title to the Real Property or that would be disclosed by an inspection or accurate survey of any parcel of Real Property, in each case that do not materially impair the current use or occupancy of the real property subject thereto, (v) public roads and highways, (vi) Liens arising under worker’s compensation, unemployment insurance, social security, retirement and similar legislation, (vii) Liens and other rights reserved by or in favor of (1) any landlord under a Real Property Lease or (2) any grantor under the instrument creating or vesting title in and to any Owned Real Property, and (viii) those matters identified on Schedule 1.1(c). “Person” means any natural person, corporation, limited partnership, general partnership, limited liability company, joint stock company, joint venture, association, company, estate, trust, bank trust company, land trust, business trust, or other organization, whether or not a legal entity, custodian, trustee- executor, administrator, nominee or entity in a representative capacity and any government or agency or political subdivision thereof. “Plan” means (a) each “employee benefit plan” as such term is defined in Section 3(3) of ERISA (whether or not tax-qualified, subject to ERISA or written), including each “employee pension Plan” (as defined in Section 3(2) of ERISA) and each “employee welfare benefit plan” (as defined in Section 3(1) of ERISA); and (b) any compensation arrangement, plan, policy, or program, whether written or unwritten or funded or unfunded; and/or any other pension, benefit, retirement, compensation, employment, profit- sharing, bonus, incentive compensation, performance award, deferred compensation, vacation, sick pay, paid time off, stock purchase, stock option, phantom equity, equity or equity-based award, plan or benefit, unemployment, hospitalization or other medical, life insurance, long- or short-term disability, change of control, retention, severance, or fringe benefit, including any employment agreements. “Post-Closing Statement” has the meaning provided such term in Section 2.3(b).

11 “Post-Signing Matter” has the meaning provided such term in Section 6.16. “Preliminary Settlement Statement” has the meaning provided such term in Section 2.3(a). “Purchase Price” means the Base Consideration, plus (if positive) or minus (if negative) the Estimated Adjustment Amount, as adjusted by the Final Adjustment Amount. “Purchase Price Allocation” has the meaning provided such term in Section 2.4. “Real Property” has the meaning provided such term in Section 4.10(b). “Real Property Leases” means all leases, subleases or licenses of real property by which any Company Group Member holds a leasehold interest in Leased Real Property. “Records” means all documents, instruments, papers, books and records, books of account, files and data pertaining to the Company Group, including all books of account, journals and ledgers, files, correspondence, memoranda, maps, plats, customer lists, suppliers lists, personnel records, catalogs, data processing programs and other computer software, building and machinery diagrams and plans, financial statements, ledgers, minute books, copies of Contracts and Permits, operating data, and all other land, title, engineering, environmental, regulatory, operating, accounting, business, marketing and other data files; provided that “Records” shall not include the following: (a) documents subject to attorney-client legal privilege; (b) Seller’s general corporate books, records and files, data processing programs and other computer software, even if containing references to the Company Business or the Company Group; (c) any Tax records (including Tax Returns) of Seller (excluding Tax records and Tax Returns solely in respect of the Company Group) and (d) records relating to the sale of the Company Group (the items contemplated by the foregoing causes (a) through (d), collectively, the “Retained Records”). “Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment (not including any of the foregoing types of release into designated containment areas or structures). “Repair” means to repair the damage, destruction or other casualty losses giving rise to a Casualty Loss such that the affected Company Assets are restored to substantially their condition immediately prior to the occurrence of such Casualty Loss. “Repair / Replacement Cost” means the aggregate cost required to Repair a Casualty Loss or replace an asset or property that is taken in condemnation or under the right of eminent domain, or that have become the subject of pending condemnation or eminent domain proceedings. “Representation and Warranty Insurance Policy” means an insurance policy to be issued by QBE Specialty Insurance Co. for coverage of any inaccuracy in or breach of any of Seller’s or the Company’s representations and warranties contained in Article 3 or Article 4, respectively. “Representation and Warranty Insurance Policy Conditional Binder” has the meaning provided such term in Section 6.14. “Representatives” means, with respect to any Person, such Person’s directors, managers, partners, officers, employees, duly authorized agents, or professional advisors (including attorneys, accountants, consultants, bankers, financial advisors and any representatives of such advisors).

12 “Removal Deadline” has the meaning given to it in Section 6.15. “Restricted Area” means Weld County, Colorado, Morgan County, Colorado and Laramie County, Wyoming. “Restricted Business” means the gathering, processing and transporting of natural gas, natural gas liquids, crude oil and produced water in the Restricted Area. “Responsible Officer” means, with respect to any Person, any vice-president or more senior officer of such Person. “Retained Records” has the meaning provided such term in the definition of “Records”. “Rights-of-Way” has the meaning provided such term in Section 4.10(c). “Schedules” means the schedules attached to this Agreement. “Seller” has the meaning provided such term in the Preamble. “Seller Acquiror” has the meaning provided such term in Section 6.6(b). “Seller Indemnified Parties” has the meaning provided such term in Section 10.2(b). “Seller Managers” has the meaning provided such term in Section 5.10(b)(iv). “Seller Marks” means any Marks used by the Seller, any of its Affiliates or any of the Company Group members, including, but not limited to: (i) the name “Outrigger”, “Outrigger Energy” or other confusingly similar variation thereof, or constituting an abbreviation, derivation or extension thereof and (ii) the Outrigger “sail” logo. “Seller Required Governmental Authorizations” has the meaning provided such term in Section 3.4(a). “Specified Matters” has the meaning provided such term in Section 10.2(a)(ii). “Submission” has the meaning provided such term in Section 2.3(e). “Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company or other legal entity of which such Person (either alone or together with any Affiliate of such Person) (i) owns, directly or indirectly, 50% or more of the stock or other equity or partnership interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity or (ii) controls the management. “Tax Proceeding” has the meaning provided such term in Section 6.7(a). “Tax Returns” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

13 “Taxes” means any taxes and similar assessments imposed by any Governmental Authority, including income, profits, gross receipts, net proceeds, alternative or add-on minimum, ad valorem, value added, sales, use, real property, personal property (tangible and intangible), environmental, stamp, leasing, lease, user, excise, duty, franchise, transfer, registration, withholding, social security (or similar), unemployment, disability, payroll, employment, occupational, premium, severance, actual or estimated, or other similar charge, including any interest, penalty, or addition thereto. “Termination Date” means the date that is 120 calendar days after the Execution Date; provided, that such date may be extended by any cure period contemplated by Section 9.1(c) and Section 9.1(d); provided, further, that if the applicable waiting periods (and any extensions thereof) under the HSR Act have not expired or otherwise been terminated on or prior to such date, then the Termination Date will be extended automatically for a total of up to 180 additional calendar days. “Third-Party Claim” has the meaning provided such term in Section 10.3(b). “Third Person” means any Person other than a Party or its Affiliates. “Transition Services Agreement” has the meaning provided such term in Section 8.2(e). “Transaction Documents” means this Agreement, the Confidentiality Agreement, the Assignment Agreement, the Transition Services Agreement and any other agreement or document that may be required to be executed to consummate the transactions contemplated hereby or thereby. “Transaction Expenses” has the meaning provided such term in Exhibit A. “Transfer Taxes” has the meaning provided such term in Section 6.7(b). “Transferred Employee” has the meaning provided such term in Section 6.12. “Treasury Regulations” means the final or temporary regulations promulgated by the U.S. Department of the Treasury under the Code. “WARN Act” has the meaning provided such term in Section 4.12(c). ARTICLE 2 PURCHASE AND SALE; PURCHASE PRICE; CLOSING; ADJUSTMENTS TO PURCHASE PRICE Section 2.1 Purchase and Sale of the Membership Interests. Upon the terms and subject to the conditions contained in this Agreement, at the Closing, (a) Seller will sell, assign, transfer, convey and deliver to Buyer, and (b) Buyer will purchase, acquire and accept from Seller, the Membership Interests, free and clear of all Liens, other than Corporate Encumbrances. Notwithstanding the foregoing, for the avoidance of doubt Seller shall retain all right, title and interest in and to the Retained Records. Section 2.2 Purchase Price. Subject to the other terms and conditions of this Agreement, as consideration for the sale, assignment, transfer and conveyance of the Membership Interests, at the Closing, Buyer will pay Seller, by wire transfer of immediately available funds in accordance with wire transfer instructions provided by Seller to Buyer at least two (2) Business Days prior to the Closing

14 Date, an amount in cash equal to the sum (the “Closing Amount”) of (i) $165,000,000 (the “Base Consideration”) plus (if positive) or minus (if negative) (ii) the Estimated Adjustment Amount. Section 2.3 Estimated Adjustment Amount and Post-Closing Final Adjustment Amount. (a) Not later than five (5) Business Days prior to the Closing Date, Seller will prepare and deliver to Buyer a preliminary settlement statement substantially in the form of Exhibit B attached hereto (the “Preliminary Settlement Statement”), which shall include a calculation and good faith estimate of the Adjustment Amount (which may be positive or negative) prepared in accordance with the principles set forth on Exhibit A (such estimated amount, the “Estimated Adjustment Amount”) and attaching reasonable supporting documentation to enable a review thereof by Buyer. If Buyer disputes any amounts or adjustments set forth in the Preliminary Settlement Statement, Buyer and Seller will reasonably negotiate in good faith to resolve any such dispute by the Closing Date. If the Parties cannot resolve the dispute by the Closing Date, then the Estimated Adjustment Amount initially proposed by Seller, or such other amount as the Parties may mutually agree, will be used for purposes of calculating the Closing Amount. Pursuant to Section 2.2, the Estimated Adjustment Amount will constitute part of the Closing Amount to be paid by Buyer to Seller at the Closing. For the avoidance of doubt, Buyer’s failure to object to the Preliminary Settlement Statement prior to the Closing shall in no event be deemed to constitute a final agreement on the items included therein, and Buyer shall in no event be precluded from disputing any such items following the Closing in accordance with this Agreement. (b) Not later than the eightieth (80th) day following the Closing Date, Buyer will prepare and deliver to Seller a statement substantially in the form of Exhibit B attached hereto (the “Post- Closing Statement”), and attaching reasonable supporting documentation to enable a review thereof by Seller, setting forth the calculation of the final Adjustment Amount prepared in accordance with the principles set forth on Exhibit A (the “Final Adjustment Amount”). If Buyer does not deliver to Seller the Post-Closing Statement within such eighty (80) day deadline, then Seller shall have the right to prepare and deliver the Post-Closing Statement within sixty (60) days following such deadline. If Seller elects to prepare the Post-Closing Statement, (i) Seller shall deliver written notice to Buyer of its intent to do so not later than ten (10) days following such eighty (80) day deadline, (ii) Buyer shall, and shall cause the Company Group to, provide Seller with reasonable access to the Records and such other documentation as may be reasonably necessary to prepare the Post-Closing Statement) and (iii) Buyer shall have the Seller’s dispute and objection rights pursuant to Section 2.3(c). If Buyer does not deliver to Seller the Post-Closing Statement within such eighty (80) day deadline (or, as applicable, Seller does not deliver to Buyer (x) notice of its intent to deliver the Post-Closing Statement with such ten (10) day deadline or (y) the Post-Closing Statement within such sixty (60) day deadline), then Buyer will be deemed to have irrevocably accepted and agreed to all items in the Preliminary Settlement Statement and the Estimated Adjustment Amount, which shall be final, conclusive and binding on the Parties. If Buyer does timely deliver to Seller a Post- Closing Statement, then Buyer will be deemed to have accepted and agreed to all items in the Preliminary Settlement Statement (as the same may be adjusted by mutual agreement as contemplated in Section 2.3(a) above), other than such matters that are specifically disputed in such Post-Closing Statement. Any items or changes not so specified in the Post-Closing Statement shall be deemed forever waived, and Seller’s determinations with respect to all such elements of the Preliminary Settlement Statement (as the same may be adjusted by mutual agreement as contemplated in Section 2.3(a) above) that are not addressed specifically in the Post-Closing Statement shall prevail and shall be final, conclusive and binding on the Parties.

15 (c) Not later than the thirtieth (30th) day following receipt of the Post-Closing Statement hereunder, Seller may deliver to Buyer a written notice (an “Adjustment Notice”) containing any changes Seller proposes to be made in the Post-Closing Statement, which shall include an explanation of any such changes, the reasons therefor and the supporting documents thereof in Seller’s possession. If Seller does not deliver to Buyer an Adjustment Notice within such thirty (30) day period, then Seller will be deemed to have irrevocably accepted and agreed to all items in the Post-Closing Statement, which shall be final, conclusive and binding on the Parties. If Seller does timely deliver to Buyer an Adjustment Notice, then Seller will be deemed to have accepted and agreed to all items in the Post-Closing Statement, other than such matters that are specifically disputed in such Adjustment Notice. Any items or changes not so specified in the Adjustment Notice shall be deemed forever waived, and Buyer’s determinations with respect to all such elements of the Post-Closing Statement that are not addressed specifically in the Adjustment Notice shall prevail and shall be final, conclusive and binding on the Parties. The Parties will use commercially reasonable efforts to undertake to agree on the Final Adjustment Amount no later than thirty (30) days after delivery of any Adjustment Notice in accordance with the foregoing. (d) If an Adjustment Notice is timely delivered to Buyer in accordance with Section 2.3 and the Final Adjustment Amount is mutually agreed upon in writing by Seller and Buyer during such thirty (30) day period, then the Final Adjustment Amount as so agreed will be considered conclusive and binding on the Parties. (e) If an Adjustment Notice is timely delivered to Buyer in accordance with Section 2.3 and the Final Adjustment Amount is not mutually agreed upon by Seller and Buyer during such thirty (30) day period, then PricewaterhouseCoopers LLP (the “Accountant”) will be engaged by the Parties to resolve any disagreements. If such accounting firm does not agree to serve as the Accountant within ten (10) days after written request from the Parties to serve, then the Parties will mutually select and engage an alternative internationally recognized accounting firm, or if the Parties are unable to agree upon such firm or such firm declines to serve as the Accountant, then any Party may request that the Denver office of the American Arbitration Association select the Accountant, and the Parties will engage such Accountant. In connection with the engagement of the Accountant, each Party will execute such engagement, indemnity and other agreements as the Accountant and the American Arbitration Association may reasonably require as a condition to such engagement. The Accountant will determine as promptly as practicable, but in any event within thirty (30) days after the selection of the Accountant, based solely on (A) a written submission provided by each of Buyer and Seller to the Accountant within ten (10) days following the Accountant’s selection (and without independent investigation on the part of the Accountant) and (B) the terms and provisions of this Agreement, whether Seller’s Post-Closing Statement requires adjustment. Specifically, within ten (10) days following the agreement of the Accountant to serve hereunder, (i) Buyer and Seller shall deliver to the Accountant and Buyer or Seller, as applicable, the Post-Closing Statement, the Adjustment Notice and such work papers, invoices and other reports and information relating to the disputed matters as the Accountant may reasonably request and (ii) each of Buyer and Seller shall (A) summarize its position with regard to the disputed matters in the Adjustment Notice in a written document of twenty (20) pages or less (exclusive of exhibits, schedules or other attachments) and (B) submit such summaries along with reasonable supporting detail (the foregoing items together forming Buyer’s or Seller’s, as applicable, “Submission”). Buyer and Seller shall be afforded the opportunity to discuss the disputed matters and both Submissions with the Accountant, but the Accountant shall not conduct a formal evidentiary hearing. The Parties shall, and shall cause their respective Affiliates and representatives to, cooperate in good faith with the Accountant, and shall give the Accountant access to all data and other information it reasonably requests for purposes of such resolution, other than any such data or information that is covered by attorney-client privilege, the attorney work-product doctrine or similar protections; provided, that no Party will disclose to the Accountant, and the Accountant will not consider

16 for any purpose, any settlement discussions or settlement offer made by any Party. Seller and Buyer will cooperate with the Accountant in all reasonable respects, but neither Party will have ex parte meetings, teleconferences or other correspondence with such Accountant, as it is intended for each of Seller and Buyer to be included in all discussions and correspondence with such Accountant. The Accountant shall act as an arbitrator for the limited purpose of determining the specific disputed matters submitted by either Seller or Buyer in their respective Submissions to the Accountant, and whether and to what extent, if any, the Final Adjustment Amount requires adjustment as a result of the resolution of those disputed matters; provided, however, that if any of the disputed matters relate to the interpretation of the Parties’ legal rights or obligations under this Agreement or the Transaction Documents rather than financial or accounting matters pertinent to the calculation of the Final Adjustment Amount, such disputed matter shall instead be resolved in the manner set forth in Section 11.7 (with any dispute as to whether a disputed matter is legal or financial, or accounting-related in nature to be resolved solely by the Accountant in its capacity as an arbitrator). The Accountant’s determination shall constitute an arbitral award upon which a judgment may be entered in any court having jurisdiction thereof. In determining the proper amount of the Adjusted Purchase Price, the Accountant shall not increase the Adjusted Purchase Price more than the increase proposed by Buyer or Seller nor decrease the Adjusted Purchase Price more than the decrease proposed by Buyer or Seller, as set forth in their respective Submissions, as applicable. The costs and expenses of the Accountant in connection with resolving such disputed matters will be borne by Buyer and Seller in such proportion as is appropriate to reflect the relative benefits received by Seller and Buyer from the resolution of such dispute. For instance, if Seller challenges the calculation of the Final Adjustment Amount in the Post-Closing Statement by an amount of $100,000, but the Accountant determines that Seller has a valid claim for only $40,000, Buyer shall bear 40% of the fees and expenses of the Accountant and Seller shall bear the other 60% of such fees and expenses. Except as provided in the immediately preceding two sentences, all other costs and expenses incurred by the Parties in connection with resolving any dispute hereunder before the Accountant shall be borne by the Party incurring such cost and expense. The determination of the Accountant with respect to such dispute will be final, conclusive and binding on the Parties, without right of appeal, absent manifest error. The date on which the Final Adjustment Amount is finally determined in accordance with Section 2.3 is referred to as the “Determination Date.” (f) Any difference between (i) the Estimated Adjustment Amount used to calculate the Closing Amount and (ii) the Final Adjustment Amount as determined on the Determination Date will be paid by the owing Party to the owed Party within five (5) Business Days of the Determination Date by wire transfer of immediately available funds in accordance with Section 2.3(g). For example, if the Final Adjustment Amount is greater than the Estimated Adjustment Amount, then Buyer (as the owing Party) will pay to Seller the difference in Dollars between the Final Adjustment Amount and the Estimated Adjustment Amount. If the Final Adjustment Amount is less than the Estimated Adjustment Amount, then Seller (as the owing Party) will pay to Buyer the difference in Dollars between the Estimated Adjustment Amount and the Final Adjustment Amount. (g) All payments made, or to be made, under this Agreement by one Party to any other Party will be made by electronic transfer of immediately available funds to the receiving Party’s bank and account as may be specified by the receiving Party in writing to the paying Party. Section 2.4 Purchase Price Allocation. Within thirty (30) days after the Determination Date, Buyer shall prepare and deliver to Seller a statement setting forth an allocation of (i) the Purchase Price, (ii) the assumed liabilities of the Company Group to extent treated as consideration for U.S. federal income Tax purposes and (iii) and any other items properly treated as consideration for U.S. federal income Tax purposes among the six categories of assets specified in Part II of IRS Form 8594 (Asset Acquisition Statement under Section 1060), in accordance with Section 1060 of the Code and the Treasury Regulations

17 promulgated thereunder (the “Purchase Price Allocation”). Buyer and Seller shall then use commercially reasonable efforts to agree on a final Purchase Price Allocation. If Seller and Buyer cannot agree on the Purchase Price Allocation within forty-five (45) days after Seller’s receipt of Buyer’s proposed Purchase Price Allocation (or such other time period mutually agreed to among the Parties), the Parties shall submit the dispute to the Accountant who shall make a final determination regarding the Purchase Price Allocation in a manner consistent with the procedure set forth in Section 2.3(e). The Purchase Price Allocation agreed to by the Parties or determined by the Accountant shall become the final allocation (the “Final Allocation”). Buyer and Seller shall use commercially reasonable efforts to update the Final Allocation in accordance with Section 1060 of the Code following any adjustment to the purchase consideration for Tax purposes pursuant to this Agreement, and Buyer and Seller shall, and shall cause their Affiliates to, report consistently with the Final Allocation, as adjusted, on all Tax Returns, including IRS Form 8594 (Asset Acquisition Statement under Section 1060), which Buyer and Seller shall timely file with the IRS, and neither Seller nor Buyer shall take any position on any Tax Return that is inconsistent with the Final Allocation, as adjusted, unless otherwise required by applicable Law; provided, however, that no Party shall be unreasonably impeded in its ability and discretion to negotiate, compromise and/or settle any Tax Proceedings in connection with such allocation. The Parties shall promptly inform one another of any challenge by any tax authority related to the Final Allocation. Section 2.5 Withholding. Notwithstanding any other provision in this Agreement to the contrary, Buyer and each Company Group Member, as applicable, shall be entitled to deduct and withhold from any amounts otherwise payable (directly or indirectly) pursuant to this Agreement such amounts as Buyer or such Company Group Member is required to deduct and withhold with respect to the making of such payment under applicable Law; provided, however, that Buyer will, prior to any such deduction or withholding, provide to Seller written notice of its intent to so deduct or withhold, along with a description of the legal basis therefor, reasonably in advance of such deduction or withholding, and reasonably cooperate with Seller to minimize the amount of any applicable deduction or withholding. To the extent that amounts are so withheld and paid over to the applicable Governmental Authority, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the applicable payee in respect of which such deduction or withholding was made. ARTICLE 3 REPRESENTATIONS AND WARRANTIES REGARDING SELLER Seller hereby represents and warrants to Buyer as follows: Section 3.1 Status of Seller. Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. Seller has all requisite limited liability company power and authority to own, lease and operate its properties (including the Membership Interests and, indirectly, the Company Assets) and to carry on its business as it is now being conducted. Seller is duly licensed or qualified to do business as a foreign limited liability company in all jurisdictions in which it carries on business or owns assets and such qualification is required by Law, except where the failure to be so duly qualified, registered or licensed and in good standing would not reasonably be expected to, prevent or materially delay the consummation of the transactions contemplated by this Agreement and the other Transaction Documents to which it is, or will be, a party or to materially impair its ability to perform its obligations hereunder and thereunder.

18 Section 3.2 Authority; Enforceability. (a) Seller has the requisite power and authority to enter into, execute and deliver this Agreement and the other Transaction Documents to which it is, or will be, a party and to perform its obligations hereunder and thereunder. The execution, delivery and performance by Seller of this Agreement and each of the other Transaction Documents to which Seller or its Affiliates (other than the Company Group) is, or at the Closing will be, a party have been, or in the case of the Transaction Documents to be entered into at the Closing, will be when executed and delivered, duly and validly authorized by all necessary action on the part of Seller or such Affiliate, as applicable, and no other proceedings on the part of Seller are necessary to authorize the execution, delivery or performance of this Agreement or the other Transaction Documents to which it is, or will be, a party or to consummate the transactions contemplated by this Agreement or the other Transaction Documents to which it is, or will be, a party. (b) This Agreement constitutes and, as of the Closing, each of the other Transaction Documents to which Seller or its Affiliates (other than the Company Group) will be a party will constitute, assuming the due authorization, execution and delivery of such Transaction Documents, as applicable, by the other Persons that are party thereto, the valid and binding obligations of Seller or such Affiliate (other than the Company Group), as applicable, enforceable against Seller or such Affiliate (other than the Company Group), as applicable, in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other Laws relating to or affecting creditors’ rights generally or by equitable principles (regardless of whether enforcement is sought at law or in equity). Section 3.3 Ownership of the Membership Interests. (a) Seller is the record and beneficial owner of the Membership Interests and has good and valid title to the Membership Interests, free and clear of all Liens, other than Corporate Encumbrances. The Membership Interests constitute all of the issued and outstanding Equity Interests in the Company. The Company owns all of the issued and outstanding Equity Interests of Company Subsidiary and holds such Equity Interests free and clear of all Liens, other than Corporate Encumbrances. The consummation of the sale of the Membership Interests hereunder will convey to Buyer good and valid title to the Membership Interests, free and clear of all Liens, except for Corporate Encumbrances, and immediately following such sale to Buyer, Buyer will be the sole owner, beneficially and of record, of all of such Membership Interests, free and clear of all Liens, other than Corporate Encumbrances. (b) Seller is not a party to any agreements, arrangements or commitments obligating Seller to grant, deliver or sell, or cause to be granted, delivered or sold, the Membership Interests, by sale, lease, license or otherwise, other than this Agreement. (c) There are no voting trusts, proxies or other agreements or understandings to which Seller is bound with respect to the voting of the Membership Interests. Section 3.4 No Conflict. (a) Except for those set forth on Schedule 3.4(a) (collectively, the “Seller Required Governmental Authorizations”), no Governmental Authorizations need to be obtained by Seller or are necessary in connection with the execution and delivery of this Agreement or the consummation by Seller of the transactions contemplated by this Agreement or the other Transaction Documents to which it is, or will be, a party, other than filings and expirations or terminations of the applicable waiting periods under

19 the HSR Act and such other declarations, filings, registrations, notices, authorizations, consents or approvals if not obtained or made, would not reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by the Transaction Documents to which Seller is, or will be, a party or to materially impair Seller’s ability to perform its obligations under the Transaction Documents to which it is, or will be, a party. (b) Except as set forth on Schedule 3.4(b), and assuming receipt of the Seller Required Governmental Authorizations, the execution and delivery of this Agreement and, as of the Closing, the other Transaction Documents by Seller and its Affiliates (other than the Company Group), as applicable, and the performance by Seller and such Affiliates of their respective obligations hereunder and thereunder, will not: (i) contravene, conflict with or result in any breach or violation of any provision of the Organizational Documents of Seller or any such Affiliate; (ii) conflict with, result in a violation of or constitute a default (or an event that with notice or passage of time or both would give rise to a default) under, or give rise to any right of termination, cancellation, amendment or acceleration or loss of any material benefit under, require consent, approval or waiver from, or require the giving of notice to any Person of the transactions contemplated by this Agreement (in any case, with or without the giving of notice, or the passage of time or both) under or in connection with any of the terms, conditions or provisions of any material Contract to which Seller or such Affiliate is a party or by which any property or asset of Seller or such Affiliate is bound or effected; or (iii) except for any Seller Required Governmental Authorizations, contravene, conflict with, violate or result in a default under any Law or Order to which Seller or such Affiliate is subject or by which any of Seller’s or such Affiliate’s properties or assets is bound, except, in the cases of clauses (ii) and (iii), as would not reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by the Transaction Documents to which Seller is, or will be, a party or to materially impair Seller’s ability to perform its obligations under the Transaction Documents to which it is, or will be, a party. Section 3.5 Legal Proceedings. There are no Legal Proceedings pending or, to the Knowledge of Seller, threatened in writing against Seller, any of Seller’s Affiliates that control or are controlled by Seller, or any Company Group Member (i) with respect to the Membership Interests or that otherwise (ii) (a) challenge the validity or enforceability of the obligations of Seller under this Agreement or the respective obligations of Seller or any of its Affiliates (other than the Company Group), as applicable, under the other Transaction Documents to which such Persons are or will be a party or (b) seek to prevent, delay or otherwise would reasonably be expected to adversely affect the consummation by Seller of the transactions contemplated herein or therein. Section 3.6 Brokers’ Fees. Except as set forth on Schedule 3.6, none of Seller, Seller’s Affiliates that control or are controlled by Seller, or any Company Group Member is a party to any agreement which might give rise to any valid Claim against Buyer or its Affiliates for any investment banking fee, finder’s fee, brokerage payment or other like payment in connection with the origination, negotiation or consummation of the transactions contemplated herein. The aggregate amount of all such payment obligations arising under the agreements set forth on Schedule 3.6 will be included in the Company Transaction Expense Amount and paid in full at the Closing. Section 3.7 Bankruptcy. There are no bankruptcy, insolvency, reorganization or receivership Legal Proceedings pending against, being contemplated by or, to the Knowledge of Seller, threatened against Seller, and Seller is not entering into this Agreement or any other Transaction Document to which it is, or will be, a party with an intent to hinder, delay or defraud any present or future creditors of Seller or its Affiliates.

20 ARTICLE 4 REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANY GROUP Seller hereby represents and warrants to Buyer as follows: Section 4.1 Status of the Company Group. Each Company Group Member is a limited liability company duly formed and validly existing under the laws of the state of Delaware. Each Company Group Member has the requisite limited liability company power and authority to carry on its business as now being conducted and is qualified to do business and in good standing in each jurisdiction in which it owns or leases Real Property or the conduct of its business requires such qualification, except where the failure to so qualify has not had, and would not reasonably be expected to have, individually or in the aggregate, a material impact on the Company Group, Company Business or Company Assets, taken as a whole. Schedule 4.1 sets forth a true, correct and complete list of each jurisdiction in which each Company Group Member is qualified or authorized to do business as a foreign company. Seller has made available to Buyer true, correct and complete copies of the Organizational Documents of each Company Group Member, as in effect and as amended on the Execution Date, and each as made available to Buyer is in full force and effect, and neither Seller nor any Company Group Member is in material violation of any of the provisions of such Organizational Documents. Section 4.2 Authority; Enforceability. (a) The execution, delivery and performance of this Agreement and each of the other Transaction Documents to which any Company Group Member is, or at the Closing will be, a party have been, or in the case of the Transaction Documents to be entered into at the Closing, will be when executed and delivered, duly and validly authorized by such Company Group Member by all necessary action on the part of the Company Group (and its board of directors (or equivalent), if applicable). (b) This Agreement constitutes, and, as of the Closing, each of the other Transaction Documents to which any Company Group Member will be a party will constitute, assuming the due authorization, execution and delivery of such Transaction Documents, as applicable, by the other Persons that are party thereto, the valid and binding obligations of such Company Group Member, as applicable, enforceable against such Company Group Member, as applicable, in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other Laws relating to or affecting creditors’ rights generally or by equitable principles (regardless of whether enforcement is sought at law or in equity). Section 4.3 Capitalization. (a) The current equity capitalization, including all of the issued and outstanding Equity Interests of each Company Group Member as of the Execution Date is set forth on Schedule 4.3(a). The Membership Interests constitute all of the issued and outstanding Equity Interests in the Company. The Company owns all of the issued and outstanding Equity Interests of Company Subsidiary and holds such Equity Interests free and clear of all Liens, other than Corporate Encumbrances. The Membership Interests have been duly authorized, validly issued and are fully paid and non-assessable, and were not issued in violation of, and are not subject to, any preemptive rights, rights of first refusal, rights of first offer, purchase options, call options or other similar rights of any Person, including any agreement, right, instrument or understanding with respect to any purchase, sale, issuance, transfer, repurchase, redemption or voting of any Equity Securities, other than as set forth in the Organizational Documents of any Company Group Member.

21 (b) There are no outstanding or authorized equity appreciation, phantom equity, profit participation or other rights to participate in the revenues, profits or equity (or the value thereof) or similar rights affecting the Equity Interests in any Company Group Member, including the Membership Interests. The Company Group has not granted to any Person any agreement or option, or any right or privilege capable of becoming an agreement or option, for the purchase, subscription, allotment or issue of any unissued interests, units or other securities (including convertible securities, warrants or convertible obligations of any nature) of any Company Group Member, other than as set forth in the Organizational Documents of any Company Group Member. There are no outstanding contractual obligations of any Company Group Member to repurchase, redeem or otherwise acquire any Equity Interest in any Company Group Member, including the Membership Interests, other than as set forth in the Organizational Documents of any Company Group Member. (c) Other than as expressly set forth in the Organizational Documents of any Company Group Member, there are no preemptive rights, rights of first refusal or first offer, option grants or exercise rights, voting or veto rights, voting trusts, change of control or similar rights, anti-dilution protections or other rights that any equity holder, officer, employee, manager or director of the Company Group either is or would be entitled to invoke as a result of the transactions contemplated by this Agreement. Except for this Agreement or as expressly provided in the applicable Company Group Member’s Organizational Documents, there are no outstanding obligations, options, warrants, calls, convertible securities or other rights, agreements, arrangements or commitments, including any appreciation rights, agreements, arrangements, subscription agreements, rights of first offer, rights of first refusal, tag along rights, drag along rights, subscription rights, or commitments or other rights or Contracts of any kind or character, contingent or not, obligating Seller or any Company Group Member to (i) issue, transfer, convey, assign, sell, pledge, dispose of or encumber any of the Equity Interests in any Company Group Member, including the Membership Interests, (ii) make any dividend or distribution of any kind with respect to any of the Equity Interests in any Company Group Member, including the Membership Interests, or (iii) to provide funds (in the form of a capital contribution) to, or make any investment (in the form of a capital contribution) in, any other Person or to register under federal or state securities Laws any of the Equity Interests in any Company Group Member, including the Membership Interests. (d) No Company Group Member, directly or indirectly, owns or has ever owned any Equity Interests in any other Person, other than the Company’s ownership of the Company Subsidiary. Section 4.4 Indebtedness. Except as set forth on Schedule 4.4, no Company Group Member has any outstanding Indebtedness as of the Execution Date. The Company Assets and Real Property are not mortgaged, pledged or subjected to any Lien (other than a Permitted Lien). Section 4.5 No Conflict. (a) Except for those set forth on Schedule 4.5(a) (collectively, the “Company Required Governmental Authorizations”), no Governmental Authorizations need to be obtained by the Company Group or is necessary in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement or the other Transaction Documents to which it is, or will be, a party, other than filings and expirations or terminations of the applicable waiting periods under the HSR Act and such other declarations, filings, registrations, notices, authorizations, consents or approvals that if not obtained or made, would not reasonably be expected to be material to the Company Group or the Company Business.

22 (b) Except as set forth on Schedule 4.5(b), and assuming receipt of the Company Required Governmental Authorizations, the execution and delivery of this Agreement and, as of the Closing, the other Transaction Documents by any Company Group Member, as applicable, and the performance by the Company Group Members, as applicable, of their respective obligations hereunder and thereunder, will not: (i) contravene, conflict with or result in any breach or violation of any provision of the Organizational Documents of the Company Group Members; (ii) conflict with, result in a violation of or constitute a default (or an event that with notice or passage of time or both would give rise to a default) under, or give rise to any right of termination, cancellation, amendment or acceleration or loss of any material benefit under, require consent, approval or waiver from, or require the giving of notice to any Person of the transactions contemplated by this Agreement (in any case, with or without the giving of notice, or the passage of time or both) under or in connection with any of the terms, conditions or provisions of any Material Contract or Material Permit; or (iii) except for any Company Required Governmental Authorizations, contravene, conflict with, violate or result in a default under any Law or Order to which any Company Group Member is subject or by which any such Company Group Member’s properties or assets, including the Company Assets, is bound, except, in the case of clauses (ii) and (iii), as would not reasonably be expected to be material to the Company Group or the Company Business. Section 4.6 Legal Proceedings. Except as set forth on Schedule 4.6, (a) there are no Legal Proceedings to which any Company Group Member is a party or to which any material Company Assets or material Real Property are subject that are pending, or to the Knowledge of Seller, threatened in writing against any Company Group Member and (b) there is no Order issued or entered by any Governmental Authority imposed upon any Company Group Member or to which any Company Assets or Real Property are subject. Section 4.7 Financial Matters. (a) Attached on Schedule 4.7(a) are true, correct and complete copies of the following financial statements (collectively, the “Financial Statements”): (i) the audited consolidated balance sheet of the Company Group as of December 31, 2021, and the related audited consolidated statements of operations and statements of cash flows of the Company Group for the year then ended; and (ii) the unaudited consolidated balance sheet of the Company Group as of August 31, 2022 (the “Most Recent Balance Sheet” and the date thereof, the “Most Recent Balance Sheet Date”), and the related unaudited consolidated statements of operations and statements of cash flows of the Company Group for the eight (8) month period then ended (the “Interim Financial Statements”). (b) Except as disclosed on Schedule 4.7(b), the Financial Statements (including any notes thereto) (i) have been prepared in accordance with the books and records of the Company Group, (ii) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except to the extent disclosed therein or required by changes in GAAP), subject, in the case of the Interim Financial Statements, to normal, recurring year-end and quarterly adjustments, and the absence of footnote disclosures required by GAAP and (iii) fairly present in all material respects the consolidated financial condition and operating results and cash flows of the Company Group at the respective dates and for the respective periods described above. The Financial Statements have been prepared from, and are in accordance with, the books and records of the Company Group, as applicable.

23 (c) Except as set forth on Schedule 4.7(c), all of the accounts receivable of the Company Group, including those shown on the most recent Financial Statements, are valid, bona fide obligations arising from sales actually made or services actually performed, were recorded in the ordinary course of business of the Company Group, and, to the Knowledge of Seller, are not subject to any valid set- off or counterclaim. The allowance for doubtful accounts stated in the most recent Financial Statements is adequate and reasonable based on the past history of the Company Group with respect to their business and customers. Set forth on Schedule 4.7(c) is a list of the accounts receivable and accounts payable of the Company Group that, as of the Execution Date, have been outstanding for more than sixty (60) days after the relevant invoice date; provided that any accounts receivable that have been re-issued or re-dated shall be deemed to have been outstanding since the original issuance of such accounts receivable. (d) All accounts payable of the Company Group, including those included in the Most Recent Balance Sheet Date, arose in bona fide arm’s-length transactions in the ordinary course of business of the Company Group. Since the Most Recent Balance Sheet Date, the Company Group Members have paid their accounts payable in the ordinary course of business and in a manner that is consistent with past practices of the Companies. Except as set forth on Schedule 4.7(d), the Company Group Members do not have any accounts payable owing to Seller or any Person that is affiliated with Seller or any managers, directors, officers or employees of the Company Group Members. (e) Since the Most Recent Balance Sheet Date, no Company Group Member has incurred any material Liability of any type (whether accrued, absolute, contingent or otherwise) other than any such (i) Liabilities that are accrued, expressly stated or adequately reserved against in the Financial Statements dated as of the Most Recent Balance Sheet; (ii) Liabilities that have arisen since the Most Recent Balance Sheet in the ordinary course of business; (iii) Liabilities which would not (individually or in the aggregate) reasonably be expected to be material to the Company Group or the Company Business or (iv) Liabilities described on Schedule 4.7(e). Section 4.8 Absence of Certain Changes. As of the Execution Date, and except as set forth on Schedule 4.8 or as contemplated by this Agreement and the Transaction Documents, since December 31, 2021, through the Execution Date each of the Company Group Members has carried on and operated its respective business in the ordinary course of business in all material respects and: (a) no fact, event, change, occurrence or circumstance has occurred that has had a Material Adverse Effect; (b) no Company Group Member has amended its Organizational Documents; (c) no Company Group Member has by repurchase, redemption or otherwise, acquired any Equity Interests from its equity holders or former equity holders; (d) no Company Group Member has issued, granted or sold any Equity Interests (or options or warrants) or any other securities or obligations convertible into or exchangeable for any of its Equity Interests; (e) except as may be required to meet the requirements of applicable Law or GAAP, no Company Group Member has changed any accounting method or practice;

24 (f) no Company Group Member has sold, transferred or disposed of any of the Company Assets, including any right under any lease or Contract or any proprietary right or other intangible asset, in each case having a value in excess of $200,000; (g) no Company Group Member has mortgaged, pledged or subjected to any Lien (other than a Permitted Lien) any of the material assets or properties of the Company; (h) no Company Group Member has liquidated, dissolved, recapitalized, reorganized or otherwise wound up the Company Business; (i) no Company Group Member has licensed, transferred, assigned, sold or otherwise disposed of any Intellectual Property Right, other than in the ordinary course of business; (j) no Company Group Member has purchased any securities of any Person, except for short-term investments made in the ordinary course of business; (k) no Company Group Member has acquired by merger, consolidation or otherwise any material assets or business of any corporation, partnership, association or other business organization or division thereof; (l) no Company Group Member has entered into, amended or modified, terminated or rescinded any Material Contract other than in the ordinary course of business or as required by Law or waived, released or assigned any of its material rights, claims or benefits with respect to any contractual obligation other than in the ordinary course of business or as required by Law; (m) no Company Group Member has (i) amended any material Tax Return, (ii) changed or revoked any material Tax election, (iii) changed in any material respect its accounting practices or principles except as required by GAAP, or (iv) compromised or settled any material Tax liability; (n) no Company Group Member has changed, in any material respect, its working capital practices including with respect to acceleration of sales, credit billing and collections with respect to customers, and purchases and deferring payments with respect to vendors; (o) no Company Group Member has suffered any damage, destruction, eminent domain taking or other casualty loss (whether or not covered by insurance) affecting the Company Business, the Company Assets or the Company Group Members in any material respect; (p) no Company Group Member has instituted, canceled, compromised, waived, released or settled any Indebtedness, Claim or Legal Proceeding; and (q) no Company Group Member has agreed to do any of the foregoing. Section 4.9 Intellectual Property Rights. (a) No material registrations or applications for registration are included in any Intellectual Property Rights held by any Company Group Member. The Company Group Members own, license or otherwise have a valid right to use, free and clear of all Liens (other than Permitted Liens), all material Intellectual Property Rights necessary to conduct the Company Business as currently conducted.

25 (b) To the Knowledge of Seller, the conduct of the Company Business as currently conducted has not infringed or misappropriated any Intellectual Property Right of any Third Person. (c) Except as set forth in Section 2.1 and Section 6.15, the consummation of the transactions contemplated hereby will not result in the loss or impairment of any material right of any Company Group Member to own, use, practice or exploit any Intellectual Property Rights held by or licensed to such Company Group Member (excluding licenses for commercially available, “off-the-shelf” software). (d) The Company Group Members have taken commercially reasonable measures to protect and maintain their trade secrets, and there has been no disclosure of any such trade secret to any Third Person except pursuant to a written Contract entered into in the ordinary course of business providing for the nondisclosure by such Third Person of any trade secrets of the Company Group Members. Section 4.10 Title to Company Assets; Real Property. (a) The Company Group Members have good and valid title to, or a valid leasehold or other contractual interest in or right to use, as applicable, all buildings, fixtures, machinery, equipment, tools, vehicles, furniture, improvements and other properties and assets used in connection with or otherwise necessary for the operation of the Company Business, including the tangible Company Assets, in each case, free and clear of all Liens (except for Permitted Liens). Except as set forth on Schedule 4.10(a), the Company Assets constitute, in all material respects all of the assets, properties and rights necessary to conduct the operations of the Company Business. Except as set forth in Schedule 4.10(a), each such item of tangible Company Assets (including the building and other structures on the Real Property) is in good working order and repair (normal wear and tear excepted), has been operated and maintained in the ordinary course of business and remains in suitable and adequate condition for use consistent with past practices of the Company Group. There are no outstanding agreements or options to sell, rights of first offer or rights of first refusal which grant to any Person, other than Buyer, the right to the use, benefit and/or enjoyment of, or to purchase or otherwise acquire, any of the Company Assets, or any portion thereof or interest therein. The Company Assets, Permits, Contracts and rights, tangible and intangible, of any nature whatsoever owned, leased, or held by the Company Group comprise all of the Company Assets, Permits, Contracts and rights, tangible and intangible, of any nature whatsoever, sufficient and necessary to permit Buyer to conduct the Company Business immediately following the Closing in the same form and manner as conducted immediately prior to the Execution Date, in all material respects. Maintenance has not been intentionally deferred on any of the foregoing assets in contemplation of the transactions contemplated herein. (b) The Company Subsidiary (i) owns and has good, valid and indefeasible title to all of its real property owned in fee, a true, correct and complete list, including the address and legal description, of which is set forth on listed on Schedule 4.10(b)(i) (the “Owned Real Property”) and (ii) has valid, enforceable and binding leasehold interests in all of its leased real properties (a true, correct and complete list, including the address and description of the applicable leases, subleases or licenses of real property, of which is set forth on Schedule 4.10(b)(ii) (the “Leased Real Property”; together with the Owned Real Property, collectively, “Real Property”), in each case, free and clear of all Liens, except for Permitted Liens. The Company does not own or lease, and has never owned or leased any real property. For the avoidance of doubt, the representations contained in this Section 4.10(b) are not intended, and shall not apply, to Rights-of-Way, which are the subject of Section 4.10(c). Except as specifically set forth on Schedule 4.10(b)(ii), (i) all leases under which the Company Subsidiary leases any Leased Real Property are valid, in full force and effect and effective against the Company Subsidiary and, to the Knowledge of

26 Seller, the counterparties thereto, in accordance with their respective terms and (ii) there is not, under any of such leases, any existing default by the Company Subsidiary, or, to the Knowledge of Seller, the counterparties thereto, or, to the Knowledge of Seller, any event which, with notice or lapse of time or both, would become a default by the Company Subsidiary, or, to the Knowledge of Seller, the counterparties thereto. The Company Subsidiary is currently in possession of the Leased Real Property and neither Seller nor any Company Group Member has subleased, assigned, or otherwise granted to any Person the right to use or occupy such Leased Real Property or any portion thereof other than such customary easements and rights of access (e.g., power line easements and access for compressor services), none of which materially impairs or obstructs the Company Group’s use of the Leased Real Property. With respect to each lease of the Leased Real Property, all rents and additional rents due on each such lease has been paid and, to the Knowledge of Seller, there exists no default or event, occurrence, condition or act (including the transactions contemplated hereunder) in respect of or on the part of Seller or the Company Group which, with the giving of notice, the lapse of time or the happening of any other event or condition, would become a default or event of default under any such lease. True, correct and complete copies of all such leases for Leased Real Property, including any amendments thereof, have been provided to Buyer. Neither Seller nor any Company Group Member has (x) entered into any Contract or agreement to sell, or which grants an option or other right to any Third Person to purchase; or (y) leased or otherwise granted to any Person the right to use or occupy, any of the Owned Real Property other than such customary easements and rights of access (e.g., power line easements and access for compressor services), none of which materially impairs or obstructs the Company Group’s use of the Owned Real Property. (c) The Company Assets include all of the easements, rights-of-way, licenses or authorizations (such easements, rights-of-way, licenses or authorizations which are a part of the Company Assets, the “Rights-of-Way”) necessary to access and operate the Company Assets as currently owned and operated, in all material respects. Schedule 4.10(c) contains a true, correct and complete list of all material Rights-of-Way and similar non-possessory interests which the Company Subsidiary owns or has an interest in and which are necessary to the operation of the Company Group’s businesses and assets as of the date hereof, including the Company Assets. Except as set forth on Schedule 4.10(c), (i) all Rights-of-Way are valid, in full force and effect and effective against the Company Subsidiary and, to the Knowledge of Seller, the counterparties thereto, in accordance with their respective terms and (ii) there is not, under any Rights- of-Way, any existing default by the Company Subsidiary, or, to the Knowledge of Seller, the counterparties thereto, or, the Knowledge of Seller, any event which, with notice or lapse of time or both, would become a default by the Company Subsidiary, or, to the Knowledge of Seller, the counterparties thereto. To the Knowledge of Seller, no counterparty to any Rights-of-Way or any successor to the interest of such counterparty has threatened in writing to file any action to terminate, cancel, rescind or procure judicial reformation of any Rights-of-Way, which such proposed action remains unresolved. True, correct and complete copies of all Rights-of-Way have been made available to Buyer. (d) The Real Property and Rights-of-Way constitute all of the real property used for the conduct of the Company Business, in all material respects, on the date hereof. (e) There is no pending or, to the Knowledge of Seller, threatened condemnation of any Real Property by any Governmental Authority. No Company Group Member has received any written notice of any eminent domain proceeding or taking, nor, to the Knowledge of Seller, is any such proceeding or taking contemplated with respect to all or any material portion of the Real Property. (f) Seller has made available to Buyer true, correct, and complete copies of all of Seller’s prior and existing title insurance policies in the possession of Seller insuring title to the Owned Real Property, including copies of any exceptions thereto in the possession of Seller relating to the Owned

27 Real Property, all surveys of the Owned Real Property which are in the possession of Seller, and such other inspection reports, appraisals, information, data, reports, notices, Contracts, agreements and other documents in Seller’s possession relating to the Owned Real Property. Section 4.11 Compliance with Law; Permits. (a) A complete list of all material Permits is set forth on Schedule 4.11(a) (the “Material Permits”). (b) Except as otherwise set forth on Schedule 4.11(b): (i) each Company Group Member is, and since such Company Group Member’s date of formation has been, in material compliance with all Laws (and has not received any written notice or allegation of material violation, default or noncompliance from any Governmental Authority with respect to any Laws) applicable to such Company Group Member and the operation of the Company Business, as applicable; (ii) each Company Group Member holds, and has validly held when required, all material Permits necessary for the lawful conduct and the ownership and operation of its business, including the Company Assets, as applicable, and has made all material declarations and filings with Governmental Authorities necessary for the lawful conduct of its business; (iii) all Material Permits are in full force and effect and will not be affected by, or require any transfer or re-issuance as a result of, the transactions contemplated by this Agreement; (iv) the Company Group is, and has been, in compliance, in all material respects, with each such Material Permit and no Legal Proceeding is pending or, to the Knowledge of Seller, threatened in writing, to suspend, revoke, withdraw, modify or limit any such Material Permit in a manner that has had or would reasonably be expected to have a material impact on the ability of the Company Group to use such Material Permit or conduct its operations in compliance with Law or that would result in the termination, revocation, suspension, withdrawal or restriction of any such Material Permit, or the imposition of any fine, penalty or other sanctions for violation of any requirements relating to any such Material Permits, in any material respect; (v) neither Seller nor any Company Group Member has received any written notice of any default under, cancellation, suspension, revocation, invalidation or non-renewal of any Material Permit; (vi) no event has occurred that constitutes, or that with the giving of notice or the passage of time or both would constitute, a material default by the Company Group or any other Person under any of the Material Permits; (vii) applications for the renewal of each such Material Permit have been timely filed and all fees and charges with respect to the Material Permits as of the date hereof have been paid in full, except where such failure to do so would not be material to the Company Group or the Company Business; and

28 (viii) true, correct and complete copies of all Material Permits have been provided to Buyer. Section 4.12 Labor Matters. (a) The Company Group does not have, nor has the Company Group ever had, any employees on its payroll. Seller has made available to Buyer a true and accurate list setting forth, for each Company Service Provider, his or her name, work location, job title, date of hire, classification by Seller or its Affiliate as exempt or non-exempt under applicable wage and hour laws and leave of absence status (with details about how long such leave has been ongoing, if applicable) and copies of any employment agreement, termination agreement or severance agreement, applicable to such Company Service Providers, in each case, whether written or oral. (b) Except as otherwise set forth on Schedule 4.12(b), there are no, and during the past five years there have been no, strikes, material labor disputes, unfair labor practice charges, slow-downs or work stoppages pending or, to the Knowledge of Seller, threatened in writing against any Company Group Member. No Company Group Member is a party or subject to any collective bargaining agreement, nor is any such agreement presently being negotiated. No Company Service Provider is represented by a labor union with respect to his or her employment with the Seller and, to the Knowledge of Seller, there has not been any effort by a labor union to organize any of the Company Service Providers in the five years immediately preceding the Closing Date. (c) Except as otherwise set forth on Schedule 4.12(c), there are no Legal Proceedings currently pending, or to the Knowledge of Seller, threatened in writing, against any Company Group Member, pursuant to which any Company Service Provider (or any former employee who, if still employed, would qualify as a Company Service Provider) alleges breach of any labor or employment laws by any Company Group Member. The Company Group Members and, with respect to all Company Service Providers, Seller, are, and during the past five years have been, in compliance in all material respects with all applicable Laws respecting employment, including discrimination or harassment in employment, terms and conditions of employment, termination of employment, wages, employee leave requirements, overtime classification, hours, occupational safety and health, employee whistle-blowing, immigration, employee privacy, employment practices, classification of employees, consultants and independent contractors, COVID-19, plant closures, furloughs and layoffs (including the Worker Adjustment and Retraining Notification Act of 1988, as amended, or any similar Laws (“WARN Act”)). No Company Group Member has, during the last five years, engaged in any unfair labor practice, as defined in the National Labor Relations Act. Other than as set forth on Schedule 4.12(c), no unfair labor practice or labor charge or complaint is currently pending or, to the Knowledge of Seller, threatened against any Company Group Member before the National Labor Relations Board, the Equal Employment Opportunity Commission or any other Governmental Authority. (d) No Company Group Member is a party to, or otherwise bound by, any judgment, order, consent decree, or finding, as applicable, with or issued by, any Governmental Authority relating to the Company Service Providers or its employees or employment practices. Neither Seller nor any Company Group Member has received within the past five years any notice of intent by any Governmental Authority responsible for the enforcement of labor or employment laws to conduct an investigation relating to such Person and, to the Knowledge of Seller, no such investigation is in progress.

29 (e) Seller or its Affiliate has properly completed and retained a Form I-9 with respect to each Company Service Provider employed by Seller, and to the Knowledge of Seller, all Company Service Providers are legally eligible to work in the United States. Section 4.13 Taxes. Except as set forth on Schedule 4.13: (a) all Tax Returns required to be filed by any Company Group Member have been duly and timely filed, and all such Tax Returns are correct and complete in all material respects; (b) all Taxes required to have been paid by any Company Group Member (whether or not shown on any Tax Returns) have been duly and timely paid except for amounts that are not yet delinquent or that are being contested in good faith in appropriate Legal Proceedings; (c) all withholding and deposit Tax requirements imposed on any Company Group Member have been satisfied in all material respects, including all required withholding for employees, independent contractor, consultants, note holders, equityholders and others, and all such amounts have been remitted to the appropriate Governmental Authority; and all such amounts have been remitted to the appropriate Governmental Authority; (d) each Company Group Member has properly received and maintained any and all certificates, forms and other documents required by Law for any exemption from withholding and remitting any Taxes; (e) there are no Liens (other than Permitted Liens) on any of the Company Group’s assets that arose in connection with any failure to pay any material Tax; (f) (i) there is no claim against any Company Group Member for any material amount of Taxes, and, to the Knowledge of Seller, no assessment, deficiency, or adjustment has been asserted, proposed, or threatened in writing with respect to any material Taxes or material Tax Returns of any Company Group Member that has not been resolved, (ii) no actions, suits, proceedings, audits or investigations are pending or, to the Knowledge of Seller, have been threatened in writing by any Governmental Authority with respect to any Company Group Member, and (iii) no written claim has been made by a Governmental Authority in the past five (5) years in a jurisdiction where a Company Group Member does not file Tax Returns that such Company Group Member is or may be subject to taxation in that jurisdiction; (g) none of the Company Assets (i) secures any debt, the interest on which is tax exempt under Section 103(a) of the Code, (ii) is “tax-exempt use property” within the meaning of Section 168(h) of the Code, (iii) is “tax-exempt bond financed property” within the meaning of Section 168(g)(5) of the Code, (iv) is “limited use property” within the meaning of Revenue Procedure 2001-28 or (v) will be treated as owned by any other Person pursuant to the provisions of Section 168(f)(8) of the Code; (h) no Company Group Member is subject to Tax in any non-U.S. country by virtue of having a permanent establishment, place of business or source of income in that country. (i) no Company Group Member is a party to or bound by any Tax sharing, allocation or indemnity agreement (excluding, for the avoidance of doubt, any commercial agreements that are not primarily related to Taxes);

30 (j) Seller is not a “foreign person” within the meaning of Section 1445(f) of the Code and related Treasury Regulations; (k) each Company Group Member is disregarded as an entity separate from Seller for U.S. federal income tax purposes; and (l) no Company Group Member (i) is a member of a Consolidated Group, other than a Consolidated Group of which the common parent is the Seller or another Company Group Member, or (ii) has any liability for the material Taxes of any Person (other than another Company Group Member) under Treasury Regulation Section 1.1502-6 (or any comparable or similar provision of federal, state, local or foreign Tax Law). Section 4.14 Environmental Matters. Except as set forth on Schedule 4.14: (a) each Company Group Member possesses and, when necessary, has timely filed applications for renewal of all Environmental Permits required under Environmental Laws for the operation of the Company Business as currently conducted and is in compliance with the terms of such Permits in all material respects; (b) no Environmental Permit is subject to any pending or, to the Knowledge of Seller, threatened Legal Proceeding seeking or that could result in the termination, suspension, revocation or material adverse modification of such Environmental Permit; (c) each Company Group Member is in and, for the past five (5) years has been in, compliance with all Environmental Laws in all material respects; (d) no Company Group Member (nor Seller in connection with Company Group Member or the Company Assets) has received any written notice or other Claim alleging a violation of, non-compliance with or liability or potential or alleged liability pursuant to any Environmental Laws; (e) none of the Company Group Members or, to the Knowledge of Seller, the Real Property, is subject to any outstanding governmental Order, consent decree or agreement concerning or resolving alleged non-compliance with or liability under Environmental Laws or any Release of Hazardous Substances; (f) there has been no Release of Hazardous Substances at any Real Property by either Company Group Member, or to the Knowledge of Seller, by any other Person, in a manner that would reasonably be expected to give rise to a material remedial or corrective action obligation or other material liability pursuant to Environmental Laws, and neither Company Group Member has received any written notice alleging that such Company Group Member is liable or potentially liable for a Release of Hazardous Substances at any other location as a result of the operation of the Company Business; (g) excluding customary indemnities entered into in the ordinary course of business and that are not associated with specific or discrete Releases of Hazardous Substances or violations of Environmental Laws, there are no material obligations, undertakings or liabilities of a Third Person arising out of or relating to Environmental Laws which any Company Group Member has agreed to, assumed or retained, by Contract or otherwise; and

31 (h) Seller has provided Buyer with true and correct copies of all Environmental Permits, material environmental reports, audits, assessments, and plans, and all documents regarding actual or potential material liabilities or unresolved material violations under Environmental Laws, in each case regarding the Company Assets or Real Property in the possession or control of the Seller or the Company Group Members. Section 4.15 Material Contracts (a) Schedule 4.15 contains a true, correct and complete list of each of the following Contracts to which any Company Group Member is a party or by which any of the Company Assets are bound as of the Execution Date (the Contracts listed on Schedule 4.15, the “Material Contracts”): (i) each hydrocarbon purchase and sale, gathering, transportation, treating, dehydration, processing or similar Contract and any Contract for the provision of services relating to gathering, compression, collection, processing, treating or transportation of natural gas or other hydrocarbons involving annual expenditures or gross margin by or to any Company Group Member in excess of $50,000; (ii) each Contract that constitutes a pipeline interconnect, facility operating, operational balancing, facility reimbursement, or contribution in aid of construction agreement; (iii) all operation, maintenance and management Contracts that are material to the operation of the Company Assets; (iv) any contract for the supply of goods or services by or to any Company Group Member that will not be terminated prior to the Closing, or that cannot be terminated on ninety (90) or fewer days’ notice, and that provides for future payments by or to any member of the Company Group of more than $200,000 per annum (other than purchase orders or service orders entered into in the ordinary course of business or bids or quotes that have been submitted in the ordinary course of business); (v) any contract for the sale or purchase of any material asset that cannot be terminated on ninety (90) or fewer days’ notice, and that provides for the future payment by or to any member of the Company Group of more than $200,000 per annum; (vi) any Contract that grants to any Person a right to purchase (including rights of first refusal, options or similar rights) any material assets of the Company Group; (vii) Contracts for lease of personal property; (viii) Real Property Leases; (ix) any Contract that contains any covenant that purports to (A) limit the ability of any Company Group Member to compete or engage in any line of business or with any Person in any geographic area or (B) grant exclusive rights either in favor of any Company Group Member or in favor of the counterparty thereto; (x) any commitment to make any capital expenditure or to purchase a capital asset in excess of $200,000 per annum;

32 (xi) any agreement between a Company Group Member on the one hand, and Seller or any Affiliate controlling or controlled by Seller (other than a Company Group Member), on the other hand; (xii) any Contract entered into or assumed by any Company Group Member providing for indemnification of any Person, other than those Contracts that were entered into or assumed in the ordinary course of business; (xiii) any Contract which relates to Indebtedness of any Company Group Member whether secured or unsecured, including all loan agreements, guarantees, line of credit agreements, indentures, mortgages, promissory notes, agreements concerning long and short-term debt, together with all security agreements or other lien documents related to or binding on the Company Assets; (xiv) any Contract under which any Company Group Member has directly or indirectly guaranteed any liabilities or obligations of a Third Person; (xv) any Contract relating to the acquisition or disposition by any Company Group Member of (A) any business (whether by merger, consolidation or other business combination, sale of securities, sale of assets or otherwise) or (B) all or substantially all of the assets of any operating business or Person or any of the capital stock, Equity Interests or other interest of any other Person; (xvi) any partnership, limited liability company, joint venture or substantially similar Contracts (other than the Organizational Documents of the Company Group Members); (xvii) any Contract with a supplier, vendor or service provider or other Person granting such supplier, vendor or service provider or other Person exclusive rights, including to provide a product or service; (xviii) any Contract that contains a “most favored nation” provision or a material limitation on price increases; (xix) any Contract that requires any Company Group Member to provide any funds to or make any investment in (in each case, in the form of a loan, investment, capital contribution or similar transaction) any Person; (xx) any Contract that provides for any change of control, severance or any post-termination payments or benefits including any that could become payable as a result of the transactions contemplated hereby; (xxi) any Contract to which any Company Group Member is a party with respect to any swap, forward, put, call, floor, cap, collar, future or derivative transaction or option or similar hedge transaction; (xxii) each Contract with a Governmental Authority;

33 (xxiii) all Contracts providing for commissions or other similar payments to or by any Person, including sales agents and purchasing agents, based on sales, purchases or profits, other than direct payments for goods; and (xxiv) any other Contract not otherwise described in clauses (i) through (xxiv) above which is material to the Company Business or the Company Group, taken as a whole. (b) Each Material Contract is in full force and effect and constitutes a legal, valid and binding agreement of the applicable Company Group Member, enforceable against the applicable Company Group Member in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws affecting the enforcement of creditors’ rights generally or by general equitable principles). No Company Group Member or, to the Knowledge of Seller, any other party thereto has materially breached its obligations thereunder, and, to the Knowledge of Seller, no event has occurred that (with or without notice or lapse of time) would reasonably be expected to result in a material breach or violation of, or a material default under, the terms of any Material Contract. None of Seller or the Company Group Members is currently participating in any active discussions or negotiations regarding modification of or amendment to any Material Contract. Section 4.16 Insurance. Set forth on Schedule 4.16 is a true, complete and accurate list of all material property, general liability, automobile liability, workers’ compensation and employers’ liability, umbrella/excess liability and directors’ and officers’ liability insurance (including the coverage amounts and the names of the insurers) in force as of the Execution Date currently held by the Company Group or maintained by or on behalf of any Company Group Member, including with respect to the Company Assets. As of the Execution Date, no written notice has been received by Seller or the Company Group that would reasonably be expected to be followed by a written notice of cancellation, alteration of coverage or non-renewal of any insurance policy set forth on Schedule 4.16. Seller has made available to Buyer true, complete and correct copies of all such insurance policies. All such policies and contracts of insurance are in full force and effect, all premiums due thereon (covering all periods up to and including the Closing Date) have been paid in full by the applicable Company Group Member and each Company Group Member, as applicable, is otherwise in compliance with the terms and provisions of its respective policies and is not in default in any material respect under any such insurance policy. Except as set forth on Schedule 4.16, there are no outstanding claims under any such insurance policy. There are no claims pending under any such policies as to which coverage has been questioned, denied or disputed or in respect of which there is an outstanding reservation of rights. Such policies are sufficient for compliance with the minimum stated requirements under all Material Contracts. The Company Group has not been denied coverage under any such insurance policy or any other insurance policy during the prior two-year period. Section 4.17 Employee Benefits. (a) None of the Company Group Members currently maintains or contributes to, or has ever maintained or contributed to any Company Plan. Seller has disclosed to Buyer an accurate, current, and complete copy of the PEO Agreement. Except for PEO Plans maintained in connection with the PEO Agreement, neither the Seller nor any ERISA Affiliate maintains, sponsors, contributes to, or has any outstanding liability (or has ever maintained, sponsored, contributed to, or had any outstanding liability) under any: (i) “defined benefit plan” as defined in Section 3(35) of ERISA or any other plan that is or was subject to the funding requirements of Section 412 of the Code or Section 302 or Title IV of ERISA, (ii) multiemployer plan as defined in Section 3(37) or Section 4001(a)(3) of ERISA, (iii) multiple employer plan as defined in Section 413(c) of the Code, or any plan that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063(a) of ERISA, or (iv)

34 multiple employer welfare arrangement as defined in Section 3(40) of ERISA. There does not now exist, nor do any circumstances exist that could result in, any “plan liability” of the Seller or its ERISA Affiliates that would be, or could become, a liability following the Closing of Buyer or any of its Affiliates. As used in the preceding sentence, the term “plan liability” means any and all liabilities (a) under Title IV of ERISA, (b) under Sections 206(g), 302 or 303 of ERISA, and (c) under Sections 412, 430, 431, 436 or 4971 of the Code. (b) Except for continuing coverage through the end of the month of termination, neither Seller nor its ERISA Affiliates sponsors an employee welfare benefit plan (as defined under ERISA) that provides benefits, including death or medical benefits (whether or not insured), with respect to the Company Service Providers beyond their retirement or other termination of service (other than coverage mandated by applicable Laws), and neither Seller nor any of its ERISA Affiliates has any binding obligation to provide any employee or group of employees with any such benefits upon their retirement or termination of employment. (c) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby or thereby, either alone or in combination with any other event, will (i) entitle any current or former Company Service Provider to any compensation or benefit under any Plan, (ii) entitle any current employee or former Company Service Provider to severance pay, benefits or any other payment or any increase in severance pay, benefits or any other compensation, payment or award; (iii) accelerate the time of payment or vesting, or trigger any payment or funding, of any compensation or benefits for any Company Service Provider or (iv) result in any payment of any amount, individually or in the aggregate, that would constitute an “excess parachute payment” (as such term is defined in Section 280G of the Code). No Seller has any obligation (current or otherwise) to pay, reimburse, gross up, or otherwise indemnify any Company Service Provider for any taxes, penalties or interest imposed under Section 409A or Section 4999 of the Code. Section 4.18 Related Party Transactions. Except as set forth on Schedule 4.18 and other than the Organizational Documents of any Company Group Member, neither Seller nor any Affiliate controlling or controlled by Seller (other than the Company Group) nor any stockholder, officer, member, director or manager of Seller or any Affiliate controlling or controlled by Seller (a) is presently a party to any agreement with any Company Group Member or (b) owns any direct interest in any assets of any Company Group Member. Except as set forth on Schedule 4.18, no Company Group Member is a creditor of any of its directors, officers, managers or equity holders. Section 4.19 Brokers’ Fees. Except as set forth on Schedule 4.19, no Company Group Member is a party to any agreement which might give rise to any valid Claim against Buyer or its Affiliates for any investment banking fee, finder’s fee, brokerage payment or other like payment in connection with the origination, negotiation or consummation of the transactions contemplated herein. The aggregate amount of all such payment obligations arising under the agreements set forth on Schedule 4.19 will be included in the Company Transaction Expense Amount and paid in full at the Closing. Section 4.20 Bankruptcy. There are no bankruptcy, insolvency, reorganization or receivership Legal Proceedings pending against, being contemplated by or, to the Knowledge of Seller, threatened against any Company Group Member or the Company Assets. Section 4.21 Certain Payments. None of the Company Group Members nor Seller nor anyone acting on their behalf, including any officer, director, employee, independent contractor, consultant or agent, has directly or indirectly, authorized, paid or delivered or agreed to pay or deliver any fee,

35 commission or other sum of money or item of property, however characterized, to any foreign, federal, state, provincial or local government official, including any political party or official thereof or candidate for political office, that is in any manner related to the Company Group, the Company Business or the Company Assets that is illegal or improper under any Law. Section 4.22 Imbalances. As of the Execution Date, the Company Group does not have any hydrocarbon imbalances (gathering, processing, transportation or otherwise) that are associated with the Company Assets (a) in excess of $200,000, individually, other than as set forth on Schedule 4.22 or (b)(i) that would require a material payment to any Person under any Material Contracts or (ii) for which any Company Group Member has received a quantity of hydrocarbons prior to the date hereof for which such Company Group Member will have a duty to deliver an equivalent quantity of hydrocarbons after the Closing (excluding line fill return requirements that are included in the Material Contracts). No gas imbalances (gathering, processing, transportation or otherwise) that are associated with the Company Assets have arisen other than in the ordinary course of business consistent with past practices. Section 4.23 Bank Accounts. Set forth on Schedule 4.23 is an accurate and complete list showing (a) the name and address of each bank in which any Company Group Member has an account or safe deposit box, the number of any such account or any such box and the names of all Persons authorized to draw thereon or to have access thereto and (b) the names of all Persons, if any, holding powers of attorney from such Company Group Member and a summary statement of the terms thereof. Section 4.24 Throughput Data. Schedule 4.24 sets forth historical throughput data and information for the calendar year 2021 and for the year to date to August 31, 2022, relating to the Company Business. Such throughput data and information is accurate and complete in all material respects with respect to the information for each applicable period. Section 4.25 Capital Commitments; Capital Expenditures. Except for each Company Group Member’s obligations under the Material Contracts or commitments listed on Schedule 4.25, such Company Group Member has no obligations for capital commitments or expenditures in excess of $200,000 as of the date hereof. Section 4.26 Preferential Rights. No Person has a preferential right to purchase with respect to any of the Company Assets owned by, or Equity Interests in, the Company Group as a result of the consummation of the transactions contemplated by this Agreement and the other Transaction Documents. Section 4.27 Records. All Records (a) are complete and correct in all material respects, (b) represent actual, bona fide transactions, (c) have been maintained in all material respects in accordance with sound business practices and GAAP where applicable, including the maintenance of an adequate system of internal controls and (d) have been kept with reasonable detail so that such books, records and files accurately and fairly reflect the transactions, acquisitions and dispositions of the Company Group and all actions taken by the Company Group’s members, officers, board of managers or directors, and committees thereof, in accordance with good business practices and applicable Law. All Records have been maintained substantially in accordance with applicable Law and comprise all of the Records relating to the ownership and operation of the Company Group, the Company Assets and the Company Business. At the Closing, Seller will deliver, or cause to be delivered, to Buyer or its designee all of the minute books of the Company Group and any other Records in its possession.

36 Section 4.28 Disclaimer. (a) Notwithstanding anything to the contrary in this Agreement, Seller makes no representation or warranty in any provision of this Agreement, the Schedules or otherwise, other than those expressly set forth in Article 3 and Article 4. (b) THE REPRESENTATIONS AND WARRANTIES OF SELLER CONTAINED IN ARTICLE 3 AND THIS ARTICLE 4, INCLUDING THE SCHEDULES, CONSTITUTE THE SOLE AND EXCLUSIVE REPRESENTATIONS AND WARRANTIES OF SELLER TO BUYER IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EXCEPT FOR SUCH REPRESENTATIONS AND WARRANTIES, INCLUDING THE SCHEDULES, NO PARTY OR ANY OTHER PERSON MAKES ANY OTHER EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY WITH RESPECT TO SELLER OR THE COMPANY GROUP, THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR THE COMPANY GROUP’S BUSINESS, ASSETS, LIABILITIES, OPERATIONS, PROSPECTS OR CONDITION, AND BUYER DISCLAIMS ANY OTHER REPRESENTATIONS OR WARRANTIES, WHETHER MADE BY THE COMPANY GROUP, SELLER OR ANY OF THEIR RESPECTIVE AFFILIATES, STOCKHOLDERS, PARTNERS, MEMBERS, OFFICERS, DIRECTORS, MANAGERS, EMPLOYEES, AGENTS OR REPRESENTATIVES (INCLUDING WITH RESPECT TO MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE, THE NATURE OR EXTENT OF ANY LIABILITIES, THE BUSINESS OR FINANCIAL PROSPECTS, OR THE EFFECTIVENESS OR SUCCESS OF ANY OPERATIONS OF THE COMPANY GROUP, THE DISTRIBUTION OF, OR ANY PERSON’S RELIANCE ON, ANY INFORMATION, DISCLOSURE OR OTHER DOCUMENT OR OTHER MATERIAL MADE AVAILABLE TO ANY PARTY IN ANY DATA ROOM, ELECTRONIC DATA ROOM, MANAGEMENT PRESENTATION OR IN ANY OTHER FORM IN EXPECTATION OF, OR IN CONNECTION WITH, THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT). EXCEPT FOR SUCH REPRESENTATIONS AND WARRANTIES, INCLUDING THE SCHEDULES, SELLER DISCLAIMS ALL LIABILITY AND RESPONSIBILITY FOR ANY REPRESENTATION, WARRANTY, PROJECTION, FORECAST, STATEMENT, OR INFORMATION MADE, COMMUNICATED, OR FURNISHED (ORALLY OR IN WRITING) TO ANY OTHER PARTY OR ITS AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES (INCLUDING OPINION, INFORMATION, PROJECTION OR ADVICE THAT MAY HAVE BEEN OR MAY BE PROVIDED TO ANY PARTY OR ANY OFFICER, DIRECTOR, EMPLOYEE, AGENT OR REPRESENTATIVE OF SUCH PARTY OR ANY OF ITS AFFILIATES). ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF BUYER Buyer hereby represents and warrants to Seller and the Company as follows: Section 5.1 Status of Buyer. Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of Delaware. Buyer has all requisite limited liability company power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is or will be a party as of the Closing and to perform its obligations hereunder and thereunder. Section 5.2 Authorization; Enforceability. (a) Buyer has the requisite power and authority to enter into, execute and deliver this Agreement and the other Transaction Documents to which it is, or will be, a party and to perform its

37 obligations hereunder and thereunder. The execution, delivery and performance by Buyer of this Agreement and each of the other Transaction Documents to which Buyer or its Affiliates is, or at the Closing will be, a party have been, or in the case of the Transaction Documents to be entered into at the Closing, will be when executed and delivered, duly and validly authorized by Buyer or such Affiliate, as applicable, and no other proceedings on the part of Buyer are necessary to authorize the execution, delivery or performance of this Agreement or the other Transaction Documents to which it is, or will be, a party or to consummate the transactions contemplated by this Agreement or the other Transaction Documents to which it is, or will be, a party. (b) This Agreement constitutes, and, as of the Closing, each of the other Transaction Documents to which Buyer or its Affiliates, will be a party will constitute, assuming the due authorization, execution and delivery of such Transaction Documents, as applicable, by the other Persons that are party thereto, the valid and binding obligations of Buyer and such Affiliates, as applicable, enforceable against Buyer or such Affiliate, as applicable, in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other Laws relating to or affecting creditors’ rights generally or by equitable principles (regardless of whether enforcement is sought at law or in equity). Section 5.3 No Conflict. (a) Except as set forth on Schedule 5.3(a) (collectively, the “Buyer Required Governmental Authorizations”), no Governmental Authorizations need to be obtained by Buyer or is necessary in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement or the other Transaction Documents to which it is, or will be, a party, other than filings and expirations or terminations of the applicable waiting periods under the HSR Act and such other declarations, filings, registrations, notices, authorizations, consents or approvals if not obtained or made, would not reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by the Transaction Documents to which Buyer is, or will be, a party or to materially impair Buyer’s ability to perform its obligations under the Transaction Documents to which it is, or will be, a party. (b) Assuming receipt of the Buyer Required Governmental Authorizations, the execution and delivery of this Agreement and, as of the Closing, the other Transaction Documents by Buyer and the performance by Buyer of its obligations hereunder and thereunder, will not: (i) contravene, conflict with or result in any breach or violation of any provision of the Organizational Documents of Buyer; (ii) conflict with, result in a violation of or constitute a default (or an event that with notice or passage of time or both would give rise to a default) under, or give rise to any right of termination, cancellation, amendment or acceleration or loss of any material benefit under, require consent, approval or waiver from, or require the giving of notice to any Person of the transactions contemplated by this Agreement (in any case, with or without the giving of notice, or the passage of time or both) under or in connection with any of the terms, conditions or provisions of any material Contract to which Buyer is a party or by which any property or asset of Buyer is bound or effected; (iii) except for any Buyer Required Governmental Authorizations, contravene, conflict with, violate or result in a default under any Law or Order to which Buyer is subject or by which any of Buyer’s properties or assets is bound, except cases of clauses (ii) and (iii), as would not reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by the Transaction Documents to which Buyer is, or will be, a party or to materially impair Buyer’s ability to perform its obligations under the Transaction Documents to which it is, or will be, a party.

38 Section 5.4 Legal Proceedings. There are no Legal Proceedings pending or, to the Knowledge of Buyer, threatened in writing against Buyer that (i) challenge the validity or enforceability of the obligations of Buyer under this Agreement or the respective obligations of Buyer or any of its Affiliates, as applicable, under the other Transaction Documents to which such Persons are or will be a party or (ii) seek to prevent, delay or otherwise would reasonably be expected to adversely affect the consummation by Buyer of the transactions contemplated herein or therein. Section 5.5 Brokers’ Fees. Buyer is not a party to any agreement which might give rise to any valid Claim against Seller or its Affiliates for any investment banking fee, finder’s fee, brokerage payment or other like payment in connection with the origination, negotiation or consummation of the transactions contemplated herein. Section 5.6 Investment Representation. Buyer is an “accredited investor” as such term is defined in Rule 501 promulgated under the Securities Act of 1933, as amended. Buyer is acquiring the Membership Interests for its own account with the present intention of holding the Membership Interests for investment purposes and not with a view to, or for sale in connection with, any distribution. Buyer has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Membership Interests to be acquired hereby. Buyer acknowledges that the Membership Interests have not been registered under applicable federal and state securities Laws and that the Membership Interests may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of except in accordance with such Laws. Section 5.7 Financial Ability. As of the Closing, Buyer shall have sufficient funding to consummate the transactions contemplated by this Agreement and the Transaction Documents and satisfy all other costs and expenses arising in connection herewith and therewith. Section 5.8 Solvency. Upon consummation of the transactions contemplated hereby, Buyer will not (a) be insolvent or (b) have incurred debts beyond its ability to pay such debts as they mature. Section 5.9 Defense Production Act. Buyer is not a foreign person and the transaction contemplated by this Agreement is not a covered transaction as those terms are defined in Section 721 of the Defense Production Act of 1950, as amended, 50 U.S.C. § 4565 and the regulations promulgated thereunder, 31 C.F.R. Part 800. Section 5.10 Independent Investigation; No Other Representations or Warranties. (a) BUYER IS KNOWLEDGEABLE OF THE OIL AND GAS GATHERING AND PROCESSING BUSINESS AND THE USUAL PRACTICES OF COMPANIES ENGAGED IN OIL AND GAS GATHERING AND PROCESSING, INCLUDING IN THOSE AREAS WHERE THE COMPANY BUSINESS IS CONDUCTED. BUYER IS CAPABLE OF MAKING SUCH INVESTIGATION, INSPECTION, REVIEW, AND EVALUATION OF THE COMPANY GROUP AND THE COMPANY ASSETS, MATERIAL CONTRACTS, REAL PROPERTY, RIGHTS-OF-WAY AND COMPANY BUSINESS AS A PRUDENT PURCHASER WOULD DEEM APPROPRIATE UNDER THE CIRCUMSTANCES, INCLUDING WITH RESPECT TO ALL MATTERS RELATING TO THE COMPANY GROUP, THE COMPANY ASSETS, AND THE COMPANY BUSINESS AND THEIR VALUE, OPERATION, AND SUITABILITY. BUYER ACKNOWLEDGES THAT IN MAKING THE DECISION TO ENTER INTO THIS AGREEMENT AND TO CONSUMMATE THE TRANSACTIONS, BUYER HAS RELIED SOLELY ON (I) ITS OWN INDEPENDENT INVESTIGATION OF THE COMPANY GROUP AND THE COMPANY ASSETS, MATERIAL CONTRACTS, REAL PROPERTY,

39 RIGHTS-OF-WAY AND COMPANY BUSINESS, INCLUDING ITS COMPONENTS AND THE RISKS RELATED THERETO, AND (II) THE EXPRESS WRITTEN REPRESENTATIONS, WARRANTIES, AND COVENANTS OF SELLER IN THIS AGREEMENT (AND NOTHING ELSE). EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS ARTICLE 5, NONE OF BUYER, ANY OF ITS AFFILIATES OR ANY OF THEIR RESPECTIVE REPRESENTATIVES HAS MADE OR IS MAKING ANY OTHER REPRESENTATION OR WARRANTY OF ANY KIND OR NATURE WHATSOEVER, ORAL OR WRITTEN, EXPRESS OR IMPLIED, WITH RESPECT TO BUYER. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS ARTICLE 5, BUYER DISCLAIMS, ON BEHALF OF ITSELF AND ITS AFFILIATES, ALL LIABILITY AND RESPONSIBILITY FOR ANY OTHER REPRESENTATION, WARRANTY, OPINION, PROJECTION, FORECAST, ADVICE, STATEMENT OR INFORMATION MADE, COMMUNICATED OR FURNISHED (ORALLY OR IN WRITING) TO SELLER OR ITS AFFILIATES. (b) IN ENTERING INTO THIS AGREEMENT, BUYER HAS RELIED UPON, AMONG OTHER THINGS, ITS DUE DILIGENCE INVESTIGATION AND ANALYSIS OF THE COMPANY GROUP, THE COMPANY ASSETS AND THE REAL PROPERTY. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, BUYER: (i) ACKNOWLEDGES AND AGREES THAT IT HAS NOT BEEN INDUCED BY AND HAS NOT RELIED UPON ANY REPRESENTATIONS OR WARRANTIES, WHETHER EXPRESS OR IMPLIED, MADE BY SELLER, ITS AFFILIATES OR ANY OF THEIR RESPECTIVE DIRECTORS, MANAGERS, OFFICERS, EQUITY HOLDERS, EMPLOYEES, CONTROLLING PERSONS, AGENTS, ADVISORS OR REPRESENTATIVES THAT ARE NOT EXPRESSLY SET FORTH IN ARTICLE 3 OR ARTICLE 4, WHETHER OR NOT SUCH REPRESENTATIONS, WARRANTIES OR STATEMENTS WERE MADE IN WRITING OR ORALLY; (ii) ACKNOWLEDGES AND AGREES THAT, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN (INCLUDING IN THE REPRESENTATIONS AND WARRANTIES SET FORTH IN ARTICLE 3 OR ARTICLE 4), SELLER, ON BEHALF OF ITSELF AND ITS AFFILIATES, EXPRESSLY DISCLAIMS ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE, EXPRESS OR IMPLIED, AS TO (1) THE COMPANY GROUP AND THE COMPANY ASSETS, MATERIAL CONTRACTS, REAL PROPERTY, RIGHTS-OF-WAY AND COMPANY BUSINESS, (2) THE CONTENTS, CHARACTER OR NATURE OF ANY DESCRIPTIVE MEMORANDUM RELATING TO THE COMPANY BUSINESS, THE MEMBERSHIP INTERESTS OR ASSETS OF THE COMPANY GROUP, INCLUDING THE COMPANY ASSETS, MATERIAL CONTRACTS, REAL PROPERTY AND RIGHTS-OF-WAY, (3) ANY ESTIMATES OF THE VALUE OF THE COMPANY BUSINESS, THE MEMBERSHIP INTERESTS OR ASSETS OF THE COMPANY GROUP, INCLUDING THE COMPANY ASSETS, MATERIAL CONTRACTS, REAL PROPERTY AND RIGHTS-OF-WAY, OR FUTURE REVENUES GENERATED THEREBY, (4) THE MAINTENANCE, REPAIR, CONDITION, QUALITY, SUITABILITY, DESIGN, MARKETABILITY, PROSPECTS (FINANCIAL OR OTHERWISE) OR RISKS AND OTHER INCIDENTS OF THE COMPANY BUSINESS, THE MEMBERSHIP INTERESTS OR ASSETS OF THE COMPANY GROUP, INCLUDING THE COMPANY ASSETS, MATERIAL CONTRACTS, REAL PROPERTY AND RIGHTS-OF-WAY, OR (5) ANY OTHER DUE DILIGENCE INFORMATION; AND

40 (iii) ACKNOWLEDGES AND AGREES THAT (A) THE DUE DILIGENCE INFORMATION INCLUDES CERTAIN PROJECTIONS, ESTIMATES AND OTHER FORECASTS (INCLUDING RESERVE, DRILLING, COMPLETION, PRODUCTION, VOLUME, REVENUE AND OTHER SIMILAR FORECASTS, IN EACH CASE WHETHER PREPARED BY SELLER, THE COMPANY GROUP MEMBERS, THEIR RESPECTIVE PRODUCER CUSTOMERS, OR ANYONE ELSE), AND CERTAIN BUDGETS AND BUSINESS PLAN INFORMATION, INCLUDING THOSE ATTACHED AS EXHIBITS OR SCHEDULES TO THE TRANSACTION DOCUMENTS, (B) THERE ARE UNCERTAINTIES INHERENT IN ATTEMPTING TO MAKE SUCH PROJECTIONS, ESTIMATES AND OTHER FORECASTS AND THERE IS NO CERTAINTY THAT SUCH PROJECTIONS, ESTIMATES AND OTHER FORECASTS WILL BE ACHIEVED, AND (C) IT IS TAKING FULL RESPONSIBILITY FOR MAKING ITS OWN EVALUATIONS OF THE ADEQUACY AND ACCURACY OF ALL PROJECTIONS, ESTIMATES AND OTHER FORECASTS, BUDGETS AND PLANS SO FURNISHED TO IT, AND ANY USE OF OR RELIANCE BY IT ON SUCH PROJECTIONS, ESTIMATES AND OTHER FORECASTS, BUDGETS AND PLANS SHALL BE AT ITS SOLE RISK. (iv) ACKNOWLEDGES AND AGREES THAT (A) CERTAIN MEMBERS OF THE BOARD OF MANAGERS OF SELLER (THE “SELLER MANAGERS”) ALSO SERVE AS DIRECTORS, MANAGERS OR IN OTHER CAPACITIES OF OTHER ENTITIES, INCLUDING OTHER PORTFOLIO COMPANIES OR INVESTMENTS OF THE EQUITYHOLDERS OF SELLER, (B) THE SELLER MANAGERS MAY HAVE DUTIES TO SUCH OTHER ENTITIES, INCLUDING FIDUCIARY DUTIES AND DUTIES OF CONFIDENTIALITY, IN RESPECT OF THE CONFIDENTIAL INFORMATION OF SUCH OTHER ENTITIES, (C) THE SELLER MANAGERS HAVE NO OBLIGATION TO SHARE SUCH CONFIDENTIAL INFORMATION OF SUCH OTHER ENTITIES WITH SELLER OR THE COMPANY GROUP, EVEN IF SUCH CONFIDENTIAL INFORMATION MAY BE RELEVANT, USEFUL OR OTHERWISE OF INTEREST TO SELLER OR THE COMPANY GROUP, AND (D) THE CONFIDENTIAL INFORMATION OF SUCH OTHER ENTITIES SHALL NOT BE IMPUTED TO SELLER OR ANY COMPANY GROUP MEMBER FOR ANY PURPOSE, AND NEITHER SELLER NOR ANY COMPANY GROUP MEMBER SHALL BE DEEMED TO BE IN POSSESSION OF SUCH CONFIDENTIAL INFORMATION FOR ANY PURPOSE, EXCEPT TO THE EXTENT THAT A SELLER MANAGER HAS PROVIDED ANY OF SUCH CONFIDENTIAL INFORMATION TO SELLER OR A COMPANY GROUP MEMBER. ARTICLE 6 COVENANTS Section 6.1 Covenants Regarding Conduct of the Company Group. (a) From the Execution Date through the earlier of the termination of this Agreement pursuant to Article 9 and the Closing (the “Interim Period”), except as expressly permitted or required by the other terms of this Agreement or the Transaction Documents, described on Schedule 6.1, or consented to or approved by Buyer, which consent or approval will not be unreasonably withheld, conditioned, or delayed, or required by applicable Law, the Company will, and Seller will cause the Company Group to (i) conduct the Company Business in the ordinary course of business, (ii) use commercially reasonable efforts to preserve intact its material relationships with Third Parties, including the Company Service Providers and key customers, suppliers and creditors, and (iii) keep and maintain the Records in the usual and ordinary

41 course of business consistent with past practice. Without limiting the foregoing, without the consent or approval of Buyer, which consent or approval will not be unreasonably withheld, conditioned, or delayed, except as set forth on Schedule 6.1, or otherwise expressly permitted or required by the other terms of this Agreement or the Transaction Documents, or required by applicable Law, the Company will not, and Seller will not cause or permit the Company Group to, take any of the following actions during the Interim Period: (i) amend the Organizational Documents of any Company Group Member; (ii) repurchase, redeem or otherwise acquire any Equity Interests from the equity holders of any Company Group Member; (iii) split, combine or reclassify any Equity Interests of any Company Group Member; (iv) liquidate, dissolve, recapitalize, reorganize or otherwise wind up all or any portion of the Company Business; (v) issue, grant or sell any Equity Interests (or options or warrants) or any other securities or obligations convertible into or exchangeable for any of the Equity Interests of any Company Group Member; (vi) enter into, adopt, terminate, modify, amend or renew any Contract that would constitute a Material Contract (other than any renewal, extension or expiration in accordance with the terms thereof as such terms exist on the Execution Date) or enter into, adopt, terminate, modify, amend or renew any Contract with Mallard Exploration, LLC, DPOC, LLC, Migration Midstream, LLC or any of their controlled Affiliates (including any waiver of any material rights with respect to Mallard Exploration, LLC, Migration Midstream, LLC or any of their controlled Affiliates); (vii) terminate, amend, fail to renew or fail to pay any amounts due with respect to any Material Permit; (viii) terminate, fail to renew or fail to pay any premiums when due with respect to any insurance policies set forth on Schedule 4.16; (ix) transfer, assign, sell or otherwise dispose of or create any Lien (other than a Permitted Lien) on any material assets of the Company Group; (x) make any regulatory filing other than in the ordinary course of business; (xi) declare or pay any (A) non-cash dividend or other distribution or payment in respect of the Equity Interests of any Company Group Member or (B) cash dividend or other distribution or payment in respect of the Equity Interests of any Company Group Member; (xii) mortgage, pledge or subject to any Lien (other than a Permitted Lien) any of the material assets or properties of the Company Group;

42 (xiii) guarantee, incur, assume or otherwise become liable for any Indebtedness (except for Indebtedness entered into in the ordinary course of business in which case such Indebtedness shall in no event exceed $100,000); (xiv) waive, cancel or assign any claims or rights of substantial value other than in the ordinary course of business; (xv) settle or compromise any action, suit, investigation or proceeding against any Company Group Member that could be reasonably expected (due to the nature of the claims involved or the scope of their applicability to such Company Group Member’s business or operations) to involve amounts of $100,000 or more in value, except for any cases in which the amount paid in settlement does not exceed the amount reserved against such matter in the Financial Statements (or the notes thereto); (xvi) (A) fail to maintain its limited liability company existence, (B) consolidate with any other Person or acquire (by merger, consolidation, acquisition or otherwise), directly or indirectly, any material assets or business of, or Equity Interests in, or make an investment in, any Person, other than the Company Group Members; (xvii) make any loan, advance or capital contribution to, acquire any Equity Interest in, or otherwise make any investment in, any Person (other than capital contributions to the Company Subsidiary); (xviii) make any capital expenditures not required by a Material Contract that are in the aggregate in excess of $200,000; (xix) adopt, amend or modify any Plan covering any Company Service Providers, except for any changes required by Law; (xx) hire any employees or make any change in the rate of compensation, commission, bonus or other direct or indirect remuneration payable, or agree to pay, conditionally or otherwise, any bonus, incentive, retention or other compensation, retirement, welfare, fringe or severance benefit or vacation pay, to or in respect of any Company Service Provider, other than increases and payments in the ordinary course of business and in a manner consistent with past practice in the compensation, commission, bonus or other direct or indirect remuneration payable to non-officer employees; (xxi) enter into any collective bargaining agreement or other Contract with a labor union; (xxii) (A) amend any material Tax Return, (B) make, change or revoke any material Tax election (including the U.S. federal income tax classification of the Company), (C) change in any material respect its accounting practices or principles except as required by GAAP, or (D) compromise or settle any material Tax liability; or (xxiii) agree to do any of the foregoing. (b) In addition, during the Interim Period, Seller will not take, nor will it cause or permit an Affiliate to take, any of the following actions during the Interim Period:

43 (i) except as necessary to replace on a comparable basis a Company Service Provider whose employment relationship with the Seller has been terminated for any reason, hire any employees who would be Company Service Providers or make any change in the rate of compensation, commission, bonus or other direct or indirect remuneration payable, or agree to pay, conditionally or otherwise, any bonus, incentive, retention or other compensation, retirement, welfare, fringe or severance benefit or vacation pay, to or in respect of any Company Service Provider, other than increases and payments in the ordinary course of business and in a manner consistent with past practice in the compensation, commission, bonus or other direct or indirect remuneration payable to non-officer employees; (ii) adopt, amend or modify any Plan covering any Company Service Providers, except for any changes required by Law; or (iii) agree to do any of the foregoing. (c) In addition to the foregoing, during the Interim Period, Seller shall promptly notify Buyer in writing of: (i) any written notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement or the Transaction Documents; (ii) any written notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement or the Transaction Documents; and (iii) any actions commenced or, to the Knowledge of Seller, threatened against, relating to or involving or otherwise affecting any Company Group Member that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 4.6 or that relate to the consummation of the Transactions contemplated by this Agreement. Buyer’s receipt of information pursuant to this Section 6.1 shall not operate as a waiver or otherwise affect any representation, warranty, covenant or agreement given or made by Seller in this Agreement and shall not be deemed to amend or supplement the Schedules. (d) The Company may, and Seller may cause the Company Group Members to, distribute Cash from the Company Group Members to Seller prior to the Closing; provided, however, that notwithstanding the foregoing to the contrary, the Company Group Members shall, and Seller shall cause the Company Group Members to, retain such minimum Cash amounts as set forth on Schedule 6.1(d) so that such Cash amounts are available as of the Closing. (e) In addition to the foregoing, during the Interim Period, Seller shall (i) use commercially reasonable efforts to protect the integrity of the existing low-pressure pipeline in the Outrigger DJ System upstream of Koki Station, by attempting to maintain average daily pressure on the low pressure gathering system on the Outrigger DJ System described on Exhibit F attached hereto at or below 110 psig and at or below 100 degrees Fahrenheit, in each case at those certain well pads and meters described on Exhibit F, and (ii) provide Buyer with weekly pressure and temperature reports, in form and substance reasonably satisfactory to Buyer, at each such well pad or meter on or before 9:00 am Mountain Time on each Monday during such period.

44 Section 6.2 Governmental Approvals; HSR Act. (a) Subject to the provisions of this Section 6.2, the Parties will use commercially reasonable efforts to obtain from any Governmental Authorities any consents, Permits or Orders required to be obtained and to make any filings with or notifications or submissions to any Governmental Authority that are necessary in order to consummate the transactions contemplated by this Agreement and the other Transaction Documents and shall diligently and expeditiously prosecute, and shall cooperate fully with each other in the prosecution of, such matters. (b) Buyer and Seller will use commercially reasonable efforts to make such filings as may be required by the HSR Act as soon as reasonably practicable after the Execution Date but in no event later than ten (10) Business Days after the Execution Date. Thereafter, Buyer and Seller will use commercially reasonable efforts to respond to any requests for additional information from any Governmental Authority concerning such transactions and the Parties shall file as promptly as reasonably practicable all reports or other documents required or requested by any relevant Governmental Authority pursuant to the HSR Act, including requests for additional information and documentary material concerning such transactions, so that the waiting period specified in the HSR Act will expire or be terminated as soon as reasonably possible after the Execution Date, but in no event later than the Termination Date. (c) Buyer and Seller shall each pay 50% of the statutory filing fee associated with filings under the HSR Act, which such obligation shall survive termination of this Agreement notwithstanding anything to the contrary herein. Buyer and Seller shall otherwise each bear their respective fees and expenses associated with obtaining any approval, clearance, or expiration of any waiting period under the HSR Act. (d) Buyer and Seller shall or shall cause their respective counsel to furnish the other Party such necessary information and reasonable assistance as the other Party may reasonably request in connection with its preparation of necessary filings or submissions under the provisions of the HSR Act. Each Party shall permit the other Party to review and discuss in advance, and shall consider in good faith the views of the other Party in connection with, any analyses, appearances, presentations, memoranda, briefs, arguments, opinions, proposals or other materials to be submitted or made to any Governmental Authority with respect to such filings, with the exception of the initial HSR filings, which shall not be shared in draft form except to the extent necessary to enable Buyer and Seller to prepare their respective filings. Buyer and Seller shall or shall cause their respective counsel to supply to the other Party copies of all correspondence, filings or written communications by such Party or its Affiliates with any Governmental Authority or staff members thereof, with respect to the transactions contemplated by this Agreement and the other Transaction Documents, except for documents or information submitted in response to any request for additional information or documents pursuant to the HSR Act that reveal any Party’s negotiating objectives, strategies or purchase price expectations or a Party’s communications containing information covered by the attorney client or work product privilege, unless the Parties enter into a mutually acceptable joint defense agreement. Each Party shall provide prompt notification to the other Party when it becomes aware that any consent or approval referred to in this Section 6.2 is obtained, taken, made, given or denied, as applicable. To the extent not prohibited by such Governmental Authority, Buyer and Seller will (i) give each other reasonable advance notice of all meetings and communications with any Governmental Authority relating to the Antitrust Laws, (ii) not participate independently in any such meeting or communication without first giving the other Party (or the other Party’s outside counsel) an opportunity to attend and participate in such meeting or communication, (iii) give the other Party reasonable advance notice of all oral communications with any Governmental Authority relating to Antitrust Laws, (iv) if any

45 Governmental Authority initiates an oral communication regarding the Antitrust Laws, provide an opportunity for the other Party to participate in such communication to the extent practicable and, if such Party cannot participate, promptly notify the other Party of the substance of such communication, and (v) provide each other with a reasonable advance opportunity to review and comment upon and consider in good faith the views of the other in connection with all written communications (including any analyses, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any Party relating to proceedings under the Antitrust Laws) with a Governmental Authority regarding the Antitrust Laws; provided, however, that each Party will be solely responsible for the final content of any substantive oral or written communications of that Party with any applicable antitrust Governmental Authority. Buyer and Seller shall jointly determine all tactics and strategies relating to their compliance with this Section 6.2 and obtaining the termination or expiration of any applicable HSR Act waiting period, subject to each Party undertaking good faith consultations and taking the view of the other Party into account. Section 6.3 Information, Access and Assistance. (a) Upon receipt of reasonable advance notice, during the Interim Period, Seller will afford Buyer and its authorized Representatives reasonable access during normal business hours, if reasonably related to Buyer’s obligations, rights and compliance with this Agreement, to confirm the satisfaction of the conditions to Closing or in furtherance of the transition of the ownership of the Company Group and the Company Assets and the engagement or employment of the Company Service Providers to Buyer or its Affiliates, to Seller’s and the Company Group’s offices, properties, books and records, and officers, and will furnish Buyer with such additional information concerning the Company Business, Company Assets, Real Property and personnel as may reasonably be requested in connection therewith. Notwithstanding the foregoing, (i) Buyer shall be permitted to perform a non-invasive environmental site assessment of the Company Assets and Real Property, but shall not be entitled to conduct environmental sampling or testing without the prior written consent of Seller (such consent to be withheld, conditioned or delayed solely within in Seller’s discretion), Buyer being limited to visual inspections and assessments of the properties and facilities of the Company Group and the review of their records and any other publicly available materials or information with regard to these matters; (ii) Buyer will have no right of access to, and Seller and the Company will have no obligation to provide to Buyer, (A) information relating to bids received from others in connection with the transactions contemplated by this Agreement and information and analysis (including financial analysis) relating to such bids, (B) any information the disclosure of which would jeopardize attorney-client privilege (or constitute a waiver of rights as to attorney work product) available to Seller or the Company Group or any of their Affiliates, (C) any information the disclosure of which would cause Seller, any Company Group Member or their respective Affiliates to breach a confidentiality obligation for which a consent or waiver cannot be secured by Seller or the applicable Company Group member after exercising commercially reasonable efforts, or (D) any information the disclosure of which would result in a violation of Law; and (iii) without the prior written consent of Seller, which may not be unreasonably withheld, conditioned or delayed, Buyer will not contact any suppliers to, or customers of, the Company Group with respect to the transactions contemplated hereby and in any event with the participation of one or more Representatives of Seller or its Affiliates designated in advance by Seller (unless otherwise waived by Seller). Notwithstanding the foregoing, the Parties acknowledge and agree that Buyer may contact any suppliers, vendors, distributors, customers or sales team Company Group Members or Seller in the ordinary course of business regarding matters unrelated to the transactions contemplated by this Agreement. Additionally, notwithstanding the foregoing to the contrary, with respect to any privileged documents or communications or any documents or communications subject to confidentiality obligations that Seller elects not to disclose in accordance with this Section 6.3(a), Seller

46 shall notify Buyer that it is so withholding information and provide a general description of the nature of the information being withheld or otherwise provide reasonable substitute arrangements for Buyer. (b) Any inspection or investigation conducted by Buyer or its Representatives prior to the Closing will be conducted in accordance with applicable Laws in all material respects, including any applicable Environmental Laws, and in such manner as not to interfere unreasonably with the business or operations of the Company Group. Seller (and its Affiliates) makes no representation or warranty as to the accuracy of any information (if any) provided pursuant to this Section 6.3, and Buyer may not rely on the accuracy of any such information, in each case other than as expressly set forth in Seller’s representations and warranties contained in Article 4 (subject to the limitations in Section 4.20). All information obtained pursuant to this Section 6.3 will be “Evaluation Material” as such term is used in the Confidentiality Agreement and will be subject to the terms thereof. Notwithstanding any provision to the contrary contained in this Agreement, the provisions of this Section 6.3(b) will survive the termination of this Agreement pursuant to Article 9 and the Closing. (c) If Buyer exercises rights of access under this Section 6.3 or otherwise, or conducts examinations or inspections under this Section 6.3 or otherwise, then (i) such access, examination and inspection will be at Buyer’s sole risk, cost and expense and Buyer waives and releases all Claims against Seller, the Company Group and their respective partners and members and their Affiliates and the respective employees, directors, officers, attorneys, contractors and agents of such parties (collectively the “Inspection Indemnitees”) arising in any way therefrom or in any way related thereto or arising in connection with the conduct of the Inspection Indemnitees and (ii) Buyer will indemnify, defend and hold harmless the Inspection Indemnitees from and against any and all Claims, liabilities, losses, damages, fines, penalties, costs or expenses (including, court costs, costs of suit, consultants’ and attorneys’ fees) of any kind or character (collectively, “Damages”) arising in any way therefrom or in any way related thereto or arising in connection with the conduct of the Inspection Indemnitees except to the extent that such Damages are caused by or result from the gross negligence or willful misconduct of Seller or the Company Group. Section 6.4 Public Announcements. The Parties agree that, except to the extent necessary to comply with the requirements of (a) applicable Laws, (b) any listing agreements with, or rules and regulations of, securities exchanges or (c) the rules, regulations or Orders of any other Governmental Authority, the Parties will maintain the confidentiality of this Agreement and its terms except that any Party may disclose this Agreement to any direct and indirect holders of Equity Interests in such Party or any Affiliate of such Party if advised of the confidentiality obligations of such information. The Parties further agree that, except to the extent necessary to comply with the requirements of (a) applicable Laws, (b) any listing agreements with, or rules and regulations of, securities exchanges or (c) the rules, regulations or Orders of any other Governmental Authority, no press release or similar public announcement or communication will, whether prior to or subsequent to the Closing, be made or caused to be made concerning the existence or subject matter of this Agreement unless approved in advance in writing by Buyer and Seller; provided that with respect to any press release or similar public announcement or communication for which advance approval is not required in accordance with the foregoing, to the extent practicable, reasonable notice and a copy of such release, announcement or communication will be provided to Buyer or Seller, as applicable, prior to issuing the same and the issuing Party will use commercially reasonable efforts to incorporate any reasonable comments received from the other Party into the final press release or other similar public announcement. Section 6.5 Commercially Reasonable Efforts. Subject to the terms and conditions of this Agreement, each of Buyer and Seller will use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable to consummate the

47 transactions contemplated by this Agreement and the other Transaction Documents and to ensure the satisfaction of its conditions to Closing set forth herein. Section 6.6 Non-Competition. Seller agrees that it shall not, on its own behalf or on behalf of any other Person, and shall cause its controlled Affiliates to not, at any time during the period commencing on the Closing Date and ending on the date that is eighteen (18) months after the Closing Date, directly or indirectly, engage in any Restricted Business in the Restricted Area, including by owning, managing, operating or controlling any Person engaged in any business that is the same as, similar to, or the functional equivalent of, and, in each case, competitive with, the Restricted Business, or providing services as a consultant or independent contractor to, any Person engaged in any business that is the same as, similar to or the functional equivalent of, and, in each case, competitive with, the Restricted Business, in all cases within the Restricted Area. For the purposes of this provision, “engaging in any business that is the same as, similar to or the functional equivalent of, and, in each case, competitive with the Restricted Business” includes any acts of preparing to form a competitive business, such as soliciting potential customers for future work, securing financing, raising capital investment, hiring employees, purchasing equipment, purchasing or leasing office space, and any related preparations. (b) Seller acknowledges and agrees that, for purposes of this Section 6.6, indirect acts by Seller shall include an act by any Person directly or indirectly controlled by Seller. For the avoidance of doubt, in the event of a transaction that results in the equity or assets of Seller being directly or indirectly acquired by a Third Person (such Third Person, a “Seller Acquiror”), this Section 6.6 shall not restrict such Seller Acquiror or any of its Affiliates (other than Seller) from engaging in any Restricted Business so long as such Seller Acquiror does not conduct Restricted Business in the Restricted Area through Seller or otherwise cause Seller to engage in the Restricted Business in violation of Section 6.6(a) above. (c) Seller acknowledges that (i) the confidential and proprietary information and the goodwill associated with the Company Business and its customers, suppliers, vendors and employees is an integral component of the value of the Company Group being acquired by Buyer and that the obligations of Seller under Section 6.9 and this Section 6.6 are a material inducement to Buyer’s execution and performance of this Agreement, (ii) at the time that these restrictive covenants are made, to the extent applicable to Seller, the limitations as to time, geographic scope and activity to be restrained, as described in this Section 6.6 are reasonable and do not impose a greater restraint than necessary to protect the Company Group’s and Buyer’s legitimate business interests and the value of the transaction to Buyer, including, without limitation, confidential information, client, customer, vendor and/or employee relationships, and client and/or customer goodwill and business productivity, (iii) Seller has carefully read this Agreement and has given careful consideration to the restraints imposed upon Seller by this Section 6.6 and consents to the terms of the restrictive covenants in this Section 6.6 imposed upon it and (iv) the restrictions set forth in this Section 6.6 are fair and reasonable in light of the nature and geographic scope of the operations of the Company Group in the Restricted Area. (d) Notwithstanding anything to the contrary in this Section 6.6, Seller may own or hold, solely as passive investments, securities of other persons engaged in the Company Business, as long as each such investment the securities held by Seller does not exceed five percent (5%) of the outstanding securities of such Person; provided, however, that Seller shall not be permitted to, directly or indirectly, participate in, or attempt to influence, the management, direction or policies of (other than through the exercise of any voting rights held by Seller in connection with such securities), or lend Seller’s name to, any such Persons.

48 (e) Seller acknowledges that the breach or threatened breach of any of the non-competition and non-solicitation covenants or other agreements applicable to it contained in this Section 6.6, Section 6.8 and/or Section 6.9 could give rise to irreparable injury to the Company Group and Buyer and that the value of the transaction contemplated hereby to Buyer would be diminished, each of which might be inadequately compensable in monetary damages. Accordingly, Buyer may seek (i) equitable relief, including injunctive relief and specific performance, and (ii) any other legal remedies which may be available under the terms of this Agreement, including, without limitation, recovery of all attorneys’ fees and costs incurred by Buyer in obtaining relief from Seller’s breach or threatened breach, and Buyer may pursue any remedy available hereunder concurrently or consecutively in any order as to any breach, violation, or threatened breach or violation, and the pursuit of one such remedy at any time will not be deemed an election of remedies or waiver of the right to pursue any other remedy. Section 6.7 Tax Matters. (a) Tax Cooperation. The Parties will cooperate fully, as and to the extent reasonably requested by any other Party, in connection with the filing of Tax Returns and any audit, litigation or other proceeding (each a “Tax Proceeding”) with respect to Taxes imposed on or with respect to the assets, operations or activities of the Company Group. Such cooperation will include the retention and (upon any other Party’s request) the provision of records and information that are relevant to any such Tax Return or Tax Proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided under this Agreement. (b) Transfer Taxes. All transfer, documentary, sales, use, stamp, registration, value added and other similar Taxes and fees (including any penalties and interest related thereto) incurred or imposed with respect to the transactions contemplated by this Agreement and the other Transaction Documents (“Transfer Taxes”) shall be borne and paid fifty percent (50%) by Buyer and fifty percent (50%) by Seller. Buyer shall, at its own expense, timely file any Tax Return or other document with respect to such Transfer Taxes (and Seller shall cooperate with respect thereto as necessary) and pay all of such Transfer Taxes when due, if any, and fifty percent 50% the amount of such Transfer Taxes shall be paid by Seller to Buyer at least five (5) Business Days prior to the due date (including any extensions that have been obtained) of such Tax Returns. The Parties shall reasonably cooperate in good faith to minimize, to the extent permissible under applicable law and the Transaction Documents, the amount of any such Transfer Taxes. (c) Tax Refunds. Seller shall be entitled to any and all refunds of Taxes attributable to any Tax period (or portion thereof) ending on or before the Closing Date, and Buyer shall be entitled to any and all refunds of Taxes attributable to any Tax period (or portion thereof) beginning after the Closing Date. If a Party or its Affiliate receives a refund of Taxes to which another Party is entitled pursuant to this Section 6.7(c), such recipient Party shall forward to the entitled Party the amount of such refund within thirty (30) days after such refund is received, net of any reasonable costs or expenses incurred by such recipient Party in procuring such refund. Section 6.8 Non-Solicitation. Buyer covenants and agrees that, as an express incentive to induce Seller to enter into this Agreement, during the period commencing on the date of this Agreement and ending on the date that is eighteen (18) months after the Closing Date, Buyer will not, and will cause its controlled Affiliates not to, directly or indirectly, solicit, canvass, approach, entice or induce any employee of Seller or any of its Affiliates (other than the Company Service Providers) to alter, lessen or terminate his or her employment, engagement or relationship with Seller or any of its Affiliates; provided, however, that any advertisement or solicitation for employment made in a trade or industry publication or

49 otherwise made to the general public and not directed at or targeting any such officer, director, manager, employee, consultant or agent of Seller or any of its Affiliates shall not constitute a violation of this Section 6.8. Seller covenants and agrees that, as an express incentive to induce Buyer to enter into this Agreement, during the period commencing on the date of this Agreement and ending on the date that is eighteen (18) months after the Closing Date, Seller will not, and will cause its controlled Affiliates not to, directly or indirectly, solicit, canvass, approach, entice or induce any employee of Buyer or any of its Affiliates (including the Transferred Employees) to alter, lessen or terminate his or her employment, engagement or relationship with Buyer or any of its Affiliates; provided, however, that any advertisement or solicitation for employment made in a trade or industry publication or otherwise made to the general public and not directed at or targeting any such officer, director, manager, employee, consultant or agent of Buyer or any of its Affiliates shall not constitute a violation of this Section 6.8. Buyer and Seller each agrees and acknowledges that, in the event of a breach or threatened breach of this Section 6.8, the other Party and its Affiliates (as third party beneficiaries) will, individually or collectively, be entitled to seek injunctive relief, as any such breach would cause the other Party and its Affiliates irreparable injury for which they would have no adequate remedy at law. Buyer and Seller each also agrees to waive any requirement for the security or posting of any bond in connection with any such remedy. Nothing herein will be construed so as to prohibit Seller or its Affiliates, or Buyer and its Affiliates, collectively or individually, from pursuing or obtaining any other remedies available hereunder, at law or in equity, for any such breach or threatened breach. The Parties agree that the foregoing restrictions in this Section 6.8 are reasonable in all respects and that any breach of the covenants contained in this Section 6.8 would cause irreparable injury to the non- breaching Party and its Affiliates. Nevertheless, if any of the aforesaid restrictions are found by a court or arbitrator of competent jurisdiction to be unreasonable, or overly broad as to scope or time, or otherwise unenforceable, the Parties intend for the restrictions set forth in this Section 6.8 to be modified by the court or arbitrator making such determination so as to be reasonable and enforceable and, as so modified, to be fully enforced. By agreeing to this contractual modification prospectively at this time, the Parties intend to make this provision enforceable under the Laws of all applicable states and other jurisdictions so that the entire Section 6.8 as prospectively modified will remain in full force and effect and will not be rendered void or illegal. Section 6.9 Confidentiality. Seller acknowledges that any non-public information about the Company Group, the Company Business or the Company Assets other than the Retained Records (the “Confidential Information”) is the property of the Company Group and from and after the Closing, it will be the property of Buyer and its Affiliates (including after the Closing, the Company Group). From the Closing Date through the second anniversary of the Closing Date, Seller shall, and shall cause its Affiliates to, maintain all Confidential Information in strict confidence and secrecy, and shall not, directly or indirectly, disclose any Confidential Information to any Person other than Buyer or its Affiliates, except to the extent that such information (through no fault of Seller or its respective Affiliates) (i) is generally available to the public, (ii) is acquired on a non-confidential basis by Seller or its Affiliates or their respective Representatives from and after the Closing from sources that are not known to Seller to be prohibited from disclosing such information by a legal or contractual obligation, or (iii) is required to be disclosed under applicable Law or is requested by a Governmental Authority (by oral questions, interrogatories, requests for information or documents in legal Proceedings, subpoena, civil investigative demand or other similar process); provided that if Seller or any of its Affiliates or their respective Representatives is so compelled to disclose any such Confidential Information, then Seller shall promptly notify Buyer in writing and shall disclose only that portion of such information which Seller believes that it is legally required to disclose; provided, further, that Seller shall use its commercially reasonable efforts to cooperate with Buyer to obtain an appropriate protective order upon Buyer’s request and at Buyer’s sole expense or other reasonable assurance that confidential treatment will be accorded such information, (iv) is disclosed in connection with a routine audit, supervisory examinations, regulatory sweeps or other

50 regulatory inquiries not specifically targeted at Buyer, the Company Group, the Company Interests or the Company Assets, or (v) is disclosed or used as necessary to enforce this Agreement or any Transaction Document or perform any obligation hereunder or thereunder. This Section 6.9 shall not prohibit disclosure of any Confidential Information to any Representatives of Seller or its Affiliates who agree to keep such Confidential Information confidential and are informed of the terms of this Section 6.9; provided that such Seller shall be responsible for any breach of this Section 6.9 by such Representatives to which it disclosed such Confidential Information. Section 6.10 Casualty Loss; Condemnation. (a) If, after the Execution Date but prior to the Closing, all or any portion of the Company Assets are destroyed or damaged by fire, flood, earthquake, storm, theft, vandalism, explosion, blowout, riot, sabotage, accident or other casualty of a similar nature or are taken in condemnation or under the right of eminent domain or have become the subject of pending condemnation or eminent domain proceedings, and the aggregate amount of the reasonably estimated Repair / Replacement Costs exceeds $200,000 (such damage in excess of such amount, a “Casualty Loss”), Seller will promptly send written notice to Buyer of the occurrence of such event (a “Casualty Notice”) and provide Buyer with all reasonably requested information with respect thereto, including allowing Buyer and its representatives to visit and survey the damage resulting therefrom (as applicable). If any Party believes in good faith that the amount of the aggregate Repair / Replacement Cost for such Casualty Loss is equal to or exceeds $1,000,000, the Parties will together promptly select an independent third-party construction and engineering or consulting firm (as applicable depending on whether such Casualty Loss is caused by casualty or a condemnation or eminent domain taking) skilled in designing and/or constructing assets of the type that suffered the Casualty Loss (an “Engineering Firm”) who will be engaged to determine the amount of Repair / Replacement Cost for such Casualty Loss. If the Parties are unable to agree upon an Engineering Firm by the expiration of fifteen (15) days following the delivery of the Casualty Notice, each of Seller, on the one hand, and Buyer, on the other hand, will select a separate Engineering Firm to determine the Repair / Replacement Cost. If the two Engineering Firms so selected do not agree on the Repair / Replacement Cost, then the two Engineering Firms will select a third Engineering Firm to determine the Repair / Replacement Cost. The final Repair / Replacement Cost will be the average of the two Repair / Replacement Cost estimates that are the closest in amount relative to each other. Each Party will use its commercially reasonable efforts to cause any Engineering Firm engaged by such party in accordance with this Section 6.10(a) to return its determination of the Repair / Replacement Cost within thirty (30) days after the date of such appraiser’s engagement by such Party; provided that no Party may delay the Closing for the time periods set forth in this Section 6.10(a) for the determination of the Repair / Replacement Cost unless such Party, upon delivery of a Casualty Notice, believes in good faith that the amount of the aggregate Repair / Replacement Cost for such Casualty Loss is equal to or exceeds $1,000,000. (b) Subject to Section 6.10(c) and Section 6.10(d), in the event of any such Casualty Loss, at the Closing, the applicable Company Group Members and Seller will enter into customary agreements pursuant to which Seller will deliver to Buyer all sums paid to Seller or its Affiliates by any insurance company for the Repair of the applicable Company Assets or in respect of such Casualty Loss. (c) In the event of a Casualty Loss after the Execution Date but prior to the Closing involving an aggregate Repair / Replacement Cost that is greater than $1,000,000 but less than $20,000,000 as established in accordance with Section 6.10(a), Seller and Buyer will proceed with the Closing but the Base Consideration will be adjusted downward by the estimated Repair / Replacement Cost for such Casualty Loss; provided that, in such case, to the extent that the Base Consideration is so reduced, all insurance proceeds received by Seller, any Company Group Member or their respective Affiliates for the

51 Repair of such Company Assets or in respect of such Casualty Loss, whether before or after the Closing, will be retained by or promptly paid to Seller upon receipt, notwithstanding anything to the contrary in Section 6.10(a). (d) In the event of (i) a Casualty Loss after the Execution Date but prior to the Closing involving an aggregate Repair / Replacement Cost that is greater than $20,000,000 as established in accordance with Section 6.10(a), either Seller or Buyer may elect to terminate this Agreement or (ii) a Koki Casualty Event, Buyer may elect to terminate this Agreement, in either case, by giving five (5) days prior written notice to the other Party. If no Party exercises such right to terminate, then Buyer and Seller will proceed with the Closing notwithstanding any such Casualty Loss (without reduction of the Base Consideration), and the applicable Company Group Members and Seller will enter into customary agreements pursuant to which Seller will deliver to Buyer all sums paid to Seller or its Affiliates by any insurance company for the Repair of the applicable Company Assets or in respect of such Casualty Loss. (e) The occurrence of a Casualty Loss after the Execution Date but prior to the Closing will not, in and of itself, be deemed a breach of Seller’s representations and warranties, covenants or other obligations under this Agreement absent some other breach of Seller’s representations and warranties, covenants or other obligations under this Agreement. An election by any Party to exercise its right pursuant to Section 6.10(d) to terminate this Agreement will not, in and of itself, result in any breach of any representation, warranty or covenant of such Party under this Agreement. (f) In the event of any Casualty Loss, Seller and Buyer agree, as applicable, to use commercially reasonable efforts and, if applicable, to cause the applicable Company Group Members to use commercially reasonable efforts, to pursue claims and collect any amounts to which Seller, Buyer or such Company Group Member, as applicable, may be entitled under the applicable insurance policies in respect of such Casualty Loss. Section 6.11 No Solicitation of Other Bids. Seller will not, and will not authorize or permit any of its Affiliates (including the Company Group) or any of its or their Representatives to, directly or indirectly, (i) encourage, solicit, initiate, facilitate, consider, submit or continue inquiries regarding an Acquisition Proposal or participate in any negotiations or discussions with, or furnish any assistance or non- public information to, any Person or group of Persons regarding any Acquisition Proposal; (ii) enter into discussions or negotiations with any Person concerning a possible Acquisition Proposal; or (iii) enter into any agreements, understandings or other instruments, whether written or oral, to effect an Acquisition Proposal. Seller will immediately cease and cause to be terminated, and will cause its Affiliates and all of its and their Representatives to immediately cease and cause to be terminated, all existing discussions or negotiations with any Persons conducted heretofore with respect to, or that could lead to, an Acquisition Proposal. For purposes hereof, “Acquisition Proposal” will mean any inquiry, proposal or offer from any Person (other than Buyer or any of its Affiliates) concerning (i) a merger, consolidation, liquidation, recapitalization, membership interest exchange or other business combination transaction involving any Company Group Member; (ii) a sale, disposition or transfer of all or any Equity Interests in any Company Group Member, including the Membership Interests, or the issuance or acquisition of membership interests or other equity securities in any Company Group Member; (iii) the sale, lease, exchange or other disposition of any material portion of the assets or properties of the Company Group, including the Company Assets, (iv) any financing transaction of any kind, other than routine lending arrangements in the ordinary course of business or as otherwise expressly required under the terms of this Agreement in connection with the consummation of the transactions contemplated herein or (v) any other transaction that would require the Parties to abandon the transactions contemplated by this Agreement. Seller acknowledges that the breach or threatened breach of any of the agreements applicable to it contained in this Section 6.11 could give rise

52 to irreparable injury to the Company Group and Buyer and that the value of the transaction contemplated hereby to Buyer would be diminished, each of which might be inadequately compensable in monetary damages. Accordingly, Buyer may seek (i) equitable relief, including injunctive relief and specific performance, and (ii) any other legal remedies which may be available under the terms of this Agreement, including, without limitation, recovery of all attorneys’ fees and costs incurred by Buyer in obtaining relief from Seller’s breach or threatened breach, and Buyer may pursue any remedy available hereunder concurrently or consecutively in any order as to any breach, violation, or threatened breach or violation, and the pursuit of one such remedy at any time will not be deemed an election of remedies or waiver of the right to pursue any other remedy. Section 6.12 Transferred Employees. No later than fifteen (15) Business Days following the Execution Date, Buyer or its Affiliate shall make offers to each of the Company Service Providers, which offer: (i) shall be for employment with Buyer or its Affiliate effective as of the Closing, and on terms of employment that include (a) an annual base salary or wage level, as applicable, and annual bonus opportunities, at least equal to those provided to Buyer’s or its applicable Affiliate’s similarly situated employees, and (b) employee benefits that are no less favorable to those provided to Buyer’s or its applicable Affiliate’s similarly situated employees, and (ii) may be subject to such Company Service Provider’s satisfaction of Buyer’s or its Affiliate’s lawful pre-hire background check and drug testing requirements that are also applicable to (and applied in the same manner as applied to) Buyer’s or its Affiliate’s similarly situated new hires. No later than ten (10) days prior to the Closing Date, Buyer shall inform Seller which of the Company Service Providers have accepted, and which of the Company Service Providers have declined, such offers. As of the Closing Date, each Company Service Provider who accepts his or her employment offer from Buyer or its Affiliate and assumes employment with Buyer or its Affiliate (each, a “Transferred Employee”) will cease to be employed by Seller or its Affiliate, as well as the PEO, and will assume employment with Buyer or its Affiliate. Section 6.13 Access to Information. After the Closing Date, Buyer will grant to Seller (or its Representatives) access at reasonable times to all of the Records, and will afford such Party the right to take extracts therefrom and to make copies thereof, at Seller’s sole cost and expense, to the extent reasonably necessary to prepare such Party’s financial statements or Tax Returns, implement the provisions of this Agreement, or to investigate or defend any Claims among the Parties and/or their Affiliates arising under this Agreement. Buyer will maintain such Records until the seventh anniversary of the Closing Date (or for such longer period of time as Seller may reasonably determine is necessary in order to have the Records available with respect to Tax matters), or if any of the Records pertain to any Claim or dispute pending on the seventh anniversary of the Closing Date, Buyer will maintain any of the Records designated by Seller or its Representatives until such Claim or dispute is finally resolved and the time for all appeals has been exhausted. Notwithstanding anything to the contrary herein, Seller will be entitled to retain a copy of the Company Group’s Records after the Closing, which shall be subject to the restrictions in Section 6.9. Section 6.14 Representation and Warranty Insurance Policy. The Parties acknowledge and agree that, as of or prior to the Execution Date, Buyer has procured the Representation and Warranty Insurance Policy Conditional Binder, attached hereto as Exhibit B (the “Representation and Warranty Insurance Policy Conditional Binder”). Following the execution of this Agreement, Buyer shall use commercially reasonable efforts to satisfy the conditions set forth in the Representation and Warranty Insurance Policy Conditional Binder to cause the Representation and Warranty Insurance Policy to be issued on terms and in the form set forth in the Representation and Warranty Insurance Policy Conditional Binder as soon as practicable and Seller shall reasonably cooperate with Buyer in connection therewith. Buyer shall cause the Representation and Warranty Insurance Policy to expressly provide that the insurer(s) issuing the Representation and Warranty Insurance Policy shall waive or otherwise not pursue any

53 subrogation, contribution, or other rights against Seller or any of its Affiliates and/or any of their respective Representatives, except in the case of Fraud by such Person, the Fraud of any Person(s) shall not be imputed to any other Person(s), and Seller, its Affiliates, and their respective Representatives are express third-party beneficiaries of the foregoing waiver of subrogation. Following the execution of this Agreement, Buyer shall not, and Buyer shall cause its Affiliates not to, amend, modify, or otherwise change the Representation and Warranty Insurance Policy in a manner materially adverse to Seller or any of its Affiliates and/or any of their respective Representatives without the prior written consent of Seller, which may be withheld, conditioned, or delayed in Seller’s sole discretion. Notwithstanding the foregoing, for the avoidance of doubt, the Parties acknowledge and agree that the obtaining of the Representation and Warranty Insurance Policy is not a condition to Buyer’s obligation to consummate the Closing, and Buyer shall remain obligated, subject only to the satisfaction or waiver of the conditions set forth in Section 7.1, to consummate the transactions contemplated by this Agreement. Buyer shall be responsible for and timely pay, or cause to be paid, all costs and expenses related to the Representation and Warranty Insurance Policy, including the total premium, underwriting costs, Taxes, brokerage commission, and other fees and expenses of the Representation and Warranty Insurance Policy. From and after the Closing, Buyer may notify Seller in connection with any claim made by Buyer or its Affiliates under the Representation and Warranty Insurance Policy and to the extent reasonably requested, Seller shall, and shall use commercially reasonable efforts to cause its Affiliates to, at Buyer’s sole cost and expense, reasonably cooperate with Buyer and its Affiliates in connection with any claim made by such Person under the Representation and Warranty Insurance Policy. Section 6.15 Seller Marks. Notwithstanding anything to the contrary in this Agreement, Buyer shall not acquire or otherwise be entitled to, and no Company Group Member shall retain, any right, title, interest, license or any other right whatsoever to use any of the Seller Marks. Buyer shall, as promptly as practicable, but in any event within one hundred twenty (120) days after the Closing Date (the “Removal Deadline”), eliminate and remove (or cause to be eliminated and removed) any and all of the Seller Marks from the Company Group’s assets and properties (including the Company Assets) and Buyer shall amend the Company Group’s Organizational Documents and make the necessary filings with the Secretary of State of the State of Delaware and the State of Colorado, as applicable, to change the legal or business name of each Company Group members to a name that does not include “Outrigger” or other similar identifiers or any abbreviation, derivation or extension thereof. From and after the Removal Deadline, Buyer shall not, and Buyer shall cause its Affiliates not to, use any of the Seller Marks in connection with the Company Business, the Company Group’s assets or properties (including the Company Assets) or otherwise; provided, however, that from and after the Closing Date, Buyer shall not, and shall cause its Affiliates not to, send or cause to be sent to any Person any correspondence or other materials containing any of the Seller Marks. Section 6.16 Interim Information. During the Interim Period, Seller shall promptly notify Buyer in writing with respect to any matter first arising or occurring after the Execution Date which, if such matter had arisen or occurred prior to or on the Execution Date, would have been required to be set forth or described in the Seller’s Schedules (a “Post-Signing Matter”) only if Seller expressly acknowledges in writing that such Post-Signing Matter causes the conditions to Closing set forth in Article 7 to fail to be satisfied, in which case Buyer shall have the right to terminate this Agreement pursuant to Section 9.1(e) or, subject to the satisfaction (or waiver) of the other conditions set forth in Article 7 proceed with the Closing. For avoidance of doubt, Seller shall not, and shall cause its Affiliates that are involved in the negotiation of the Transaction Documents and Representatives not to, notify Buyer of any other Post- Signing Matter except as otherwise contemplated in Section 6.1. Notwithstanding anything to the contrary in this Agreement, Buyer acknowledges and agrees that failure of Seller to notify Buyer of any Post-Signing Matter in compliance with this Section 6.16 shall not be considered in any Claim for Fraud.

54 Section 6.17 Records. To the extent not already in the possession of the Company Group as of the Closing, Seller shall, and shall use commercially reasonable efforts to cause any of its Affiliates or Representatives to, make available to Buyer promptly following Closing, originals, or to the extent not available, copies of all of the Records of the Company Group in the Seller’s or such Affiliates’ or Representatives’ possession; provided that neither Seller nor any of its Affiliates or Representatives shall have any obligation to provide (a) information that, if disclosed, would (i) violate an attorney-client privilege available to Seller, its Affiliates or any of their Representatives, or would constitute a waiver of rights as to attorney work product or attorney-client privileged communications, cause Seller, its Affiliates or their Representatives to breach any fiduciary duty or contract, or (ii) result in a violation of Law or (b) information relating to the process conducted for the sale of the Company Group, including bids received from other Third Persons in connection with the transactions contemplated by this Agreement and information and analysis (including financial analysis) relating to such bids. Section 6.18 Data Room. From and after the Execution Date until the earlier of the Closing Date and termination of this Agreement, Seller shall continue to provide continuous access to Buyer and its Representatives to the Data Room in accordance with Section 6.3. Seller shall deliver or cause to be delivered, within ten (10) Business Days following the Closing Date, to Buyer, two electronic discs or flash drives containing copies of the documents uploaded as of the Closing Date to the Data Room. Section 6.19 Updated Financial Statements. As soon as reasonably practicable following the Execution Date, Seller shall prepare, or cause to be prepared, and provide to Buyer true, correct and complete copies of the financial statements and information described on Schedule 6.19. Buyer shall be responsible for and/or reimburse Seller for any third party, out-of-pocket expenses incurred by Seller in connection with the preparation of the financial statements and information required under this Section 6.19 that Seller would not otherwise have incurred in the ordinary course of business. Section 6.20 Compressors. The Parties acknowledge and agree as follows: (a) With respect to Koki #4, to the extent that Koki #4 is not fully operational as of the Closing Date consistent with the Company Group’s past practice with respect to the Company Group’s same or similar model compressor units (“Fully Operational”), Seller shall, and shall cause its Affiliates to, continue to use commercially reasonable efforts to repair, restore or replace Koki #4 as soon as practicable following the Closing until Koki #4 is Fully Operational, as determined in good faith by Seller and Buyer. Notwithstanding anything to the contrary herein, Seller shall be responsible for any and all costs and expenses associated with such repair, restoration or replacement work, which such responsibility shall survive this Agreement; provided that Seller shall not be responsible for any costs or expenses associated with Koki #4 that relate to or arise from any period after Koki #4 becomes Fully Operational, as determined in good faith by Seller and Buyer. Any insurance proceeds received by Seller, any Company Group Member or their respective Affiliates in connection with such repair, restoration or replacement of Koki #4, whether before or after the Closing, will be retained by or promptly paid to Seller upon receipt. From and after the Closing, Buyer shall, and shall cause its Affiliates (including the Company Group) to, reasonably cooperate with Seller as necessary to enable Seller to obtain any such insurance proceeds. (b) With respect to Koki #5, during the Interim Period and from and after Closing, Seller shall, and shall cause its Affiliates to, continue to use commercially reasonable efforts to repair, restore or replace Koki #5 as necessary to make Koki #5 mechanically operational such that it is ready to be installed and placed into commercial service at the Koki Station, as determined by Koki #5 passing a no-load run test (at which such test Representatives of Buyer are present or were provided a reasonable opportunity to be present with no less than five (5) Business Days prior written notice) prior to its delivery

55 to the Koki Station (“Mechanically Operational”) as soon as practicable following the Execution Date. Seller agrees to conduct weekly meetings with Buyer to provide Buyer with updates on the repair, restoration or replacement work and shall consider in good faith any reasonable comments provided by Buyer in connection therewith; provided that (i) the Parties currently anticipate that the scope of work will involve removing Koki #5 from the Koki Station and transporting Koki #5 off-site for repair; and (ii) Seller shall use commercially reasonable efforts to obtain for the benefit of Company Group warranties for such repair, restoration or replacement work consistent with the Company Group’s past practice with respect to similar work on the Company Group’s same or similar model compressor units. Notwithstanding anything to the contrary, Seller shall be responsible for any and all costs and expenses associated with making Koki #5 Mechanically Operational, whether prior to or after the Closing, including the repair, restoration or replacement thereof, which such responsibility shall survive this Agreement; provided that Seller shall not be responsible for any costs or expenses associated with Koki #5 that relate to or arise from any period after Koki #5 becomes Mechanical Operational, as determined in good faith by Seller and Buyer. After the no- load test is successfully completed in accordance with this Section 6.20(b), Seller will deliver to Buyer, and Buyer will accept, Koki #5 at the Koki Station. Any insurance proceeds received by Seller, any Company Group Member or their respective Affiliates in connection with such repair, restoration or replacement of Koki #5, whether before or after the Closing, will be retained by or promptly paid to Seller upon receipt. From and after the Closing, Buyer shall, and shall cause its Affiliates (including the Company Group) to, reasonably cooperate with Seller as necessary to enable Seller to obtain any such insurance proceeds. (c) As soon as reasonably practicable following the Execution Date: (i) Subject to Sections 6.20(c)(ii) and (iii), Seller shall, and shall cause its Affiliates to, use commercially reasonable efforts to relocate and install (and if installed prior to the Closing Date, operate for the remaining duration of the Interim Period) the Bayou Compressor Unit to the same location where Koki #5 was previously located, in each case, at the sole cost and expense of Seller; provided that as a result of such transportation and installation, the Bayou Compressor Unit shall be in the same operating condition (normal wear and tear excepted) as it was immediately prior to such removal, transportation and installation; (ii) Seller shall use commercially reasonable efforts to obtain all Governmental Authorization necessary to perform its obligations in Section 6.20(c)(i), including submitting a CDPHE general permit to be effective immediately upon submittal and by no later than October 31, 2022 and rescinding the existing general permit for Koki Compressor Unit No. 6; provided that if Seller has not submitted such general permit or if the general permit is not effective on or before October 31, 2022, or for any reason, Seller believes that the general permit will be rejected or delayed for any reason, Seller shall immediately notify Buyer and, if requested by Buyer, take all necessary steps to install the Bayou Compressor Unit at the Koki Station as a temporary replacement for Koki #5 in the Alternate Operating Scenario in any case at the sole cost and expense of Seller; and (iii) During the Interim Period, Seller shall cause Company Subsidiary to use commercially reasonable efforts to attempt to expedite the issuance of an individual permit from CDPHE with respect to Koki #7. (d) Notwithstanding anything to the contrary in this Agreement, Buyer will indemnify, defend and hold harmless the Inspection Indemnitees as provided in Schedule 6.20(d).

56 ARTICLE 7 CONDITIONS TO CLOSING Section 7.1 Buyer’s Closing Conditions. Buyer’s obligations to consummate the transactions contemplated by this Agreement are subject to the satisfaction (or to the extent permitted by applicable Laws, waiver by Buyer), at or prior to the Closing, of each of the following conditions: (a) All Seller Required Governmental Authorizations and Company Required Governmental Authorizations will have been obtained and will be in full force and effect, and all applicable waiting periods (and any extensions thereof) under the HSR Act will have expired or otherwise been terminated. (b) Seller and Company will have performed and complied, or caused each Company Group Member to have performed and complied, in all material respects with all the other covenants required by this Agreement to be performed or complied with by it or them on or prior to the Closing Date. (c) (i) The representations and warranties in Article 3 and Article 4, other than the Company and Seller Fundamental Representations and Warranties, shall be true and correct in all respects (without giving effect to any “materiality”, “Material Adverse Effect” or similar qualifications therein (except that the word “Material” in the defined term “Material Contract” and “Material Permit” shall not be disregarded for any of such purposes)) as of the Execution Date and as of the Closing as if made as of the Closing, except in each case (A) to the extent such representations and warranties expressly relate to an earlier specified date, in which case such representations shall be so true and correct as of such earlier date and (B) to the extent the failure of such representations and warranties to be so true and correct has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and (ii) each of the Company and Seller Fundamental Representations and Warranties shall be true and correct in all respects as of the Execution Date and as of the Closing as if made as of the Closing, except in each case to the extent such representations and warranties expressly relate to an earlier specified date, in which case such representations shall be so true and correct as of such earlier date. (d) There will not be any action or proceeding before any Governmental Authority of competent jurisdiction with respect to which an unfavorable Order would prohibit the consummation of the transactions contemplated by this Agreement or declare the consummation of the transactions unlawful or require the consummation of the transactions to be rescinded, and no Law shall have been enacted, promulgated, issued, entered, enforced or adopted by any Governmental Authority of competent jurisdiction that enjoins, restrains, prevents, prohibits or makes illegal the consummation of the transactions contemplated by the Transaction Documents. (e) No Material Adverse Effect shall have occurred since the Most Recent Balance Sheet Date. (f) Seller shall have delivered, caused to be delivered, or be ready, willing and able to deliver, to Buyer or the applicable required Person, all of the closing deliveries set forth in Section 8.2 and in the other Transaction Documents. Notwithstanding anything to the contrary in this Agreement, Buyer may not rely on the failure of any condition set forth in Section 7.1 to be satisfied if such failure was caused primarily by the failure of Buyer to perform any of its obligations under this Agreement. If the Closing occurs, all closing conditions set forth in this Article 7 that have not been fully satisfied as of the Closing shall be deemed to have been waived by Buyer solely for purposes of this Article 7 (and, for the avoidance of doubt, such

57 waiver shall not apply to or limit the rights of the Parties under this Agreement or the Transaction Documents after the Closing). Section 7.2 Seller’s and the Company’s Closing Conditions. The obligations of Seller and the Company to consummate the transactions contemplated by this Agreement are subject to the satisfaction (or to the extent permitted by applicable Laws, waiver by Seller and the Company), at or prior to the Closing, of each of the following conditions: (a) The Buyer Required Governmental Authorizations will have been obtained and will be in full force and effect, and all applicable waiting periods (and any extensions thereof) under the HSR Act will have expired or otherwise been terminated. (b) Buyer will have performed and complied in all material respects with all the other covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date. (c) (i) The representations and warranties in Article 5, other than the Buyer Fundamental Representations and Warranties, will be true and correct in all respects as of the Execution Date and as of the Closing as if made as of the Closing, except (A) in each case to the extent such representations and warranties speak to an earlier date, in which case as of such earlier date and (B) to the extent the failure of such representations and warranties to be so true and correct has not had and would not reasonably be expected to have, individually or in the aggregate, a Buyer Material Adverse Effect; and (ii) the Buyer Fundamental Representations and Warranties will be true and correct in all respects as of the Execution Date and as of the Closing as if made as of the Closing, except in each case to the extent such representations and warranties expressly relate to an earlier specified date, in which case such representations shall be so true and correct as of such earlier date. (d) There will not be any action or proceeding before any Governmental Authority of competent jurisdiction with respect to which an unfavorable Order would prohibit the consummation of the transactions contemplated by this Agreement or declare the consummation of the transactions unlawful or require the consummation of the transactions to be rescinded, and no Law shall have been enacted, promulgated, issued, entered, enforced or adopted by any Governmental Authority of competent jurisdiction that enjoins, restrains, prevents, prohibits or makes illegal the consummation of the transactions contemplated by the Transaction Documents. (e) Buyer shall have delivered, caused to be delivered, or be ready, willing and able to deliver, to Seller or the applicable required Person, all of the closing deliveries set forth in Section 8.3 and in the other Transaction Documents. Notwithstanding anything to the contrary in this Agreement, Seller may not rely on the failure of any condition set forth in Section 7.2 to be satisfied if such failure was caused primarily by the failure of Seller to perform any of its obligations under this Agreement. If the Closing occurs, all closing conditions set forth in this Article 7 that have not been fully satisfied as of the Closing shall be deemed to have been waived by Seller solely for purposes of this Article 7 (and, for the avoidance of doubt, such waiver shall not apply to or limit the rights of the Parties under this Agreement or the Transaction Documents after the Closing).

58 ARTICLE 8 CLOSING Section 8.1 Closing. The “Closing” will be held at the offices of Vinson & Elkins LLP, 845 Texas Avenue, Suite 4700, Houston, Texas, or remotely via the exchange of documents and signatures by facsimile or electronic transmission on the third (3rd) Business Day following the satisfaction or waiver of all conditions to the obligations of the Parties set forth in Article 7 (other than those conditions that, by their nature, are to be satisfied only at the Closing Date, but subject to the satisfaction or waiver of such conditions at Closing in accordance with this Agreement) or such other date as Buyer and Seller may mutually agree in writing (the date on which the Closing occurs is referred to herein as the “Closing Date”). All actions to be taken and all documents and instruments to be executed and delivered at Closing shall be deemed to have been taken, executed, and delivered simultaneously and, except as permitted hereunder, no actions shall be deemed taken nor any document and instruments executed or delivered until all actions have been taken and all documents and instruments have been executed and delivered. Section 8.2 Seller’s Deliverables. Subject to the terms and conditions of this Agreement, at the Closing, Seller will execute and deliver (or cause to be executed and delivered) to Buyer each of the following documents (where the execution and delivery of the documents is contemplated), deliver (or cause to be delivered) to Buyer each of the following items (where the delivery of the items is contemplated) and take (or cause to be taken) each of the following actions (where the taking of action is contemplated), in each case in form and substance as reasonably acceptable to Buyer, as applicable: (a) a certificate, dated as of the Closing Date, signed by a Responsible Officer of Seller, certifying that the conditions set forth in Section 7.1(b), Section 7.1(c) and Section 7.1(e) have been satisfied; (b) to the extent applicable, written resignations of each of the individuals who serves as an officer or director of any Company Group Member in his or her capacity as such, including those listed on Schedule 8.2(b); (c) a counterpart of an Assignment and Assumption Agreement (the “Assignment Agreement”) in substantially the form attached hereto as Exhibit C, evidencing the assignment and transfer to Buyer of the Membership Interests, duly executed by Seller; (d) a summary of all of the Transaction Expenses listing the amounts to be paid and each recipient to whom such amounts will be paid (the “Company Transaction Expenses Summary”), together with accompanying payment instructions, which shall be delivered by Seller to Buyer no less than two (2) Business Days prior to the Closing Date; (e) a counterpart of a transition services agreement in substantially the form of Exhibit E (the “Transition Services Agreement”), duly executed by Seller; (f) copies of duly executed, customary payoff letters and other instruments evidencing the termination, repayment and release of all Closing Debt (if any), which shall reflect the amount (including all principal, interest, fees, prepayment premiums and penalties, if any) necessary to satisfy in full such Closing Debt, and any Liens granted with respect thereto, the effectiveness of which is conditioned only on the occurrence of the Closing hereunder, including (a) Releases of all Liens on all assets and properties of the Company Group, including the Company Assets, and equity interests of the Company

59 Group, including the Membership Interests, in each case securing such Closing Debt and (b) authorizations to file UCC-3 termination statements in all applicable jurisdictions to evidence the release of such Liens; (g) a duly completed and executed IRS Form W-9 of Seller; (h) duly executed copies of all consents and approvals required for the consummation of the transactions contemplated by this Agreement and the Transaction Documents and set forth on Schedule 8.2(h); (i) good standing certificates or the equivalent for Seller and each Company Group Member from the applicable Secretaries of State of each of their respective jurisdictions of formation and, with respect to the Company Group, any jurisdictions in which they are qualified to do business, in each case, dated within ten (10) days of the Closing Date; and (j) a certificate from a duly authorized officer of Seller certifying to and providing (A) copies of the Company Group’s Organizational Documents as in effect at the Closing (including all amendments thereto); and (B) resolutions from the board of managers, members, managing member or similar governing body of Seller duly authorizing and approving the execution and delivery of this Agreement and the other Transactions Documents and the consummation of the transactions contemplated herein and therein. Section 8.3 Buyer’s Deliverables. Subject to the terms and conditions of this Agreement, at the Closing, Buyer will execute and deliver (or cause to be executed and delivered) each of the following documents (where the execution and delivery of the documents is contemplated), deliver (or cause to be delivered) each of the following items (where the delivery of the items is contemplated) and take (or cause to be taken) each of the following actions (where the taking of action is contemplated), in each case in form and substance as reasonably acceptable to Seller, as applicable: (a) payment of the Closing Amount (as adjusted pursuant to Section 2.3(a)) by wire transfer as contemplated by Section 2.2; (b) payment of the Transaction Expenses on behalf of Seller to the applicable recipients, as set forth on the Company Transaction Expenses Summary, by wire transfer of immediately available funds pursuant to the delivery instructions delivered by Seller to Buyer, as contemplated by Section 8.2(d); (c) on behalf of Seller, payment of the Closing Debt by wire transfer of immediately available funds to the accounts designated by the Persons to whom any portion of the Closing Debt is owed in accordance with the payoff letters provided by Seller pursuant to Section 8.2(g) and wire instructions set forth therein; (d) a certificate, dated as of the Closing Date, signed by a Responsible Officer of Buyer, certifying that the conditions set forth in Section 7.2(b) and Section 7.2(c) have been satisfied; (e) a counterpart of the Transition Services Agreement, duly executed by Buyer; (f) a counterpart of the Assignment Agreement, duly executed by Buyer;

60 (g) good standing certificates or the equivalent Buyer from the Secretary of State of its jurisdiction of formation, dated within ten (10) days of the Closing Date; and (h) a certificate from a duly authorized officer of Buyer certifying to and providing resolutions from the board of managers, members, managing member or similar governing body of Buyer duly authorizing and approving the execution and delivery of this Agreement and the other Transactions Documents and the consummation of the transactions contemplated herein and therein. ARTICLE 9 TERMINATION RIGHTS Section 9.1 Termination Rights. This Agreement and the transactions contemplated herein may be terminated at any time prior to the Closing as follows: (a) by mutual written consent of Buyer and Seller; (b) by either Party, if any Governmental Authority of competent jurisdiction has enacted, promulgated, issued, entered, enforced or adopted any Law or issued any Order enjoining, restraining, preventing, prohibiting or otherwise making illegal the consummation of the transactions contemplated by this Agreement and the other Transaction Documents; provided, however, that the right to terminate this Agreement under this Section 9.1(b) shall not be available to a Party if the enactment, promulgation, issuance, entry, enforcement or adoption of such Law or issuance of such Order was primarily due to the failure of such Party to perform or comply with any of its obligations under this Agreement; (c) by Seller in the event that there will have been a breach or inaccuracy of Buyer’s representations and warranties in this Agreement or a failure by Buyer to perform its covenants in this Agreement, in any such case in a manner that the conditions to the Closing set forth in Section 7.2(b) or Section 7.2(c) would not be satisfied (provided that at such time (i) none of the representations and warranties of Seller will have become and continue to be untrue in a manner that would cause the condition set forth in Section 7.1(c) not to be satisfied and (ii) there has been no failure by Seller to perform its covenants in such a manner as would cause the condition set forth in Section 7.1(b) not to be satisfied); provided, however, that Seller will provide notice to Buyer as soon as practicable after becoming aware of any such breach, inaccuracy or failure of Buyer; and provided, further, that if such breach, inaccuracy or failure is curable by Buyer through the exercise of its commercially reasonable efforts then, for up to thirty (30) days from the date Buyer receives notice of such breach, inaccuracy or failure from Seller, as long as Buyer continues to exercise such commercially reasonable efforts, Seller may not terminate this Agreement under this Section 9.1(c) prior to the later of (x) the Termination Date or (y) the end of such thirty (30) day period; (d) by Buyer in the event that there has been a breach or inaccuracy of Seller’s or the Company’s representations and warranties in this Agreement or a failure by Seller or the Company to perform its covenants in this Agreement, in any such case in a manner that the conditions to the Closing set forth in Section 7.1(b) or Section 7.1(c) would not be satisfied (provided that at such time (i) none of the representations and warranties of the Buyer will have become and continue to be untrue in a manner that would cause the condition set forth in Section 7.2(c) not to be satisfied and (ii) there has been no failure by Buyer to perform its covenants in such a manner as would cause the condition set forth in Section 7.2(b) not to be satisfied); provided, however, that Buyer will provide notice to Seller as soon as practicable after becoming aware of any such breach or inaccuracy of Seller or the Company; and provided, further, that if

61 such breach or inaccuracy is curable by Seller or the Company through the exercise of its commercially reasonable efforts then, for up to thirty (30) days from the date Seller receives notice of such breach or inaccuracy from Buyer, as long as Seller or the Company continues to exercise such commercially reasonable efforts, Buyer may not terminate this Agreement under this Section 9.1(d) prior to the later of (x) the Termination Date or (y) the end of such thirty (30) day period; (e) by either Buyer or Seller following the Termination Date (as extended); provided that the right to terminate this Agreement under this Section 9.1(e) will not be available to any Party whose breach of any representation, warranty or covenant contained in this Agreement will have been the cause of, or will have resulted in, the failure of the Closing to occur on or before the Termination Date; or (f) by either Buyer or Seller in accordance with Section 6.10; or (g) by Buyer in accordance with Section 6.16. Section 9.2 Effect of Termination. (a) In the event of the valid termination of this Agreement pursuant to Section 9.1, the terminating Party shall give written notice thereof to the other Party or Parties specified in Section 9.1, and the transactions contemplated by this Agreement shall be abandoned, without further action by any of the Parties, but subject to the rights and remedies of the Parties hereunder. (b) In the event of the valid termination of this Agreement pursuant to Section 9.1, this Agreement shall become null and void, each of the Parties will be relieved of its duties hereunder, all obligations of the Parties hereto will terminate and no Party shall have any liabilities hereunder; provided, however, that (i) the provisions of this Section 9.2, Section 6.3(b), Section 6.3(c), Section 6.4, Section 6.20(c), Section 6.20(d), Section 9.3, Article 10 and any other Section or Article or definition that is required to survive in order to give appropriate effect to the foregoing provisions shall remain in full force and effect and survive such termination indefinitely; and (ii) nothing in this Agreement will prejudice the ability of the non-breaching Party from seeking damages from the other Party or Parties for Fraud or any knowing and intentional breach of this Agreement prior to termination; provided, further, that the Confidentiality Agreement will remain in full force and effect following any termination of this Agreement pursuant to this Article 9. Section 9.3 Remedies. (a) Seller’s Remedies. Notwithstanding anything herein to the contrary, upon Buyer’s breach of any representation, warranty or covenant contained in this Agreement such that Seller would be entitled to terminate this Agreement pursuant to Section 9.1(c), Seller may terminate this Agreement and pursue or assert any of its rights, counterclaims, other remedies to which Seller or the Company is or may be entitled arising from or out of this Agreement or as otherwise provided by Law. (b) Buyer’s Remedies. Notwithstanding anything herein to the contrary, upon the Seller’s or the Company’s breach of any representation, warranty or covenant contained in this Agreement such that Buyer would be entitled to terminate this Agreement pursuant to Section 9.1(d), Buyer may terminate this Agreement without any obligation to pay the Purchase Price and pursue or assert any of its rights, counterclaims, other remedies to which Buyer is or may be entitled arising from or out of this Agreement or as otherwise provided by Law.

62 (c) Buyer’s and Seller’s Remedy. Upon termination of this Agreement by a Party other than as contemplated by Section 9.3(a) or Section 9.3(b), all obligations and liabilities of the Parties under this Agreement shall terminate and become void, subject to Section 9.2. ARTICLE 10 SURVIVAL; INDEMNIFICATION Section 10.1 Survival. (a) Except as set forth in Section 9.2 and Section 10.1(b), none of the representations, or warranties in this Agreement or in any certificate delivered in respect hereof or any Schedule, certificate or other similar instrument delivered pursuant to this Agreement shall survive the Closing and all rights, claims and causes of action (whether under any contract, misrepresentation, tort or strict liability theory, or under applicable Law, and whether in law or in equity, including rights to contribution under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended) with respect thereto are hereby waived and released by Buyer and shall terminate at the Closing. The covenants and other agreements of the Parties set forth in this Agreement to be performed on or before Closing shall expire sixty (60) days after the Closing Date and the covenants and other agreements of the Parties set forth in this Agreement to be performed after the Closing shall survive until the expiration by their terms of the obligations of the applicable Party under such covenant, including when such covenant has been fully performed. The indemnification obligation in Section 10.2(a)(ii) below shall survive indefinitely. (b) Notwithstanding anything to the contrary in this Agreement, the indemnities contained in Section 10.2 shall survive the Closing and shall remain in full force and effect until the applicable Expiration Date. In no event shall any Buyer Indemnified Parties be permitted to make any Claim under Section 10.2 unless such Claim is first made on or prior to the earlier of (i) the second (2nd) annual anniversary of the Closing Date and (ii) sixty (60) days following the date that performance of such covenant or agreement by Seller is no longer required in accordance with this Agreement; provided, further, that Claims arising from a breach of a covenant in Section 6.7 shall survive until sixty (60) days following the expiration of the applicable statute of limitations (the date, if any, on which a Claim under this Article 10 herein so expires, the “Expiration Date”). Section 10.2 Indemnification of Buyer by Seller and of Seller by Buyer. (a) Subject to the terms of this Article 10, from and after the Closing, Seller will indemnify, defend and hold harmless Buyer and its Affiliates and their respective Representatives, successors and assigns (collectively, the “Buyer Indemnified Parties”), to the fullest extent permitted by Law, from and against any Claims or Losses incurred, suffered or sustained, arising out of, in connection with or relating to (i) any breach by Seller of any of the Seller’s covenants or agreements contained in this Agreement or in any of the other Transaction Documents or (ii) the matters set forth on Schedule 10.2(a)(ii) (the “Specified Matters”). (b) Subject to the terms of this Article 10, from and after the Closing, Buyer will indemnify, defend and hold harmless Seller and its Affiliates and their respective Representatives, successors and assigns (collectively, the “Seller Indemnified Parties”), to the fullest extent permitted by Law, from and against any Claims or Losses incurred, suffered or sustained, arising out of, in connection with or relating to any breach by Buyer of any of the Buyer’s covenants or agreements contained in this Agreement or in any of the other Transaction Documents.

63 Section 10.3 Indemnification Procedures. (a) A Buyer Indemnified Party or Seller Indemnified Party seeking indemnification (the “Indemnified Party”) shall give prompt written notice to the Party against whom indemnity is sought (the “Indemnifying Party”) of any matter which the Indemnified Party has determined has given or would reasonably be expected to give rise to a right of indemnification under this Agreement, stating the amount of the Loss, if known, and method of computation thereof, and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises; provided that the failure to provide, or delay in providing, such notice shall not release the Indemnifying Party from its obligations under this Article 10 except to the extent the Indemnifying Party is actually and materially prejudiced by such failure or delay. (b) If any Person other than Seller, Buyer or any of their respective Affiliates shall notify any Indemnified Party with respect to any matter (a “Third-Party Claim”) that may give rise to a Claim for indemnification against an Indemnifying Party under this Article 10, then such Indemnified Party shall promptly (and in any event within ten (10) Business Days after receiving notice of the Third-Party Claim) notify the Indemnifying Party thereof in writing; provided that the failure to provide, or delay in providing, such notice shall not release the Indemnifying Party from its obligations under this Section 10.3 except to the extent the Indemnifying Party is actually and materially prejudiced by such failure or delay. (c) The Indemnifying Party will have the right to assume and thereafter conduct the defense of the Third-Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party; provided that, prior to the Indemnifying Party assuming control of such defense, the Indemnifying Party shall first verify to the Indemnified Party in writing that the Indemnifying Party shall be fully responsible for all Losses relating to such Claim for indemnification pursuant to and subject to the terms and conditions of this Section 10.3 and agree in writing to provide full indemnification to the Indemnified Party with respect to such proceeding or other Claim giving rise to such Claim for indemnification hereunder to the extent indemnifiable under this Agreement (with such referenced writing to be in form and substance reasonably acceptable to the Indemnified Party); provided, further, that the Indemnified Party shall be entitled to participate in the defense of such claim and to employ counsel of its choice for such purpose at its own cost and expense unless the Indemnified Party has been advised by counsel that there could be a material conflict of interest in the case of joint representation or that there may be a legal defense available to the Indemnified Party that is different (in a non de minimis way) from those available to the Indemnifying Party in which case the Indemnified Party shall be entitled to one separate counsel of the Indemnified Party’s own choosing at the Indemnifying Party’s expense; and provided further that the Indemnifying Party shall not be permitted to assume the defense if the Indemnifying Party is also a party to such proceeding and the Indemnified Party determines in good faith upon the advice of outside counsel that joint representation would present conflicts of interest, or the Indemnifying Party fails to provide reasonable assurance to the Indemnified Party of its financial capacity to defend such proceeding and provide indemnification with respect to such proceeding. Notwithstanding anything to the contrary in this Agreement, the Indemnifying Party shall not be entitled to assume or continue control of the defense of any such proceeding if (A) such proceeding relates to or arises in connection with any criminal proceeding, action, indictment, allegation or investigation, (B) such proceeding seeks an injunction or equitable relief against any Indemnified Party, (C) such proceeding involves or includes any customers or suppliers of the Company Business, or (D) the Indemnifying Party has failed or is failing to defend in good faith such proceeding. If the Indemnifying Party assumes the defense of a proceeding, the Indemnifying Party will not, without the prior written consent of the Indemnified Party, consent to the entry of any judgment or enter into any settlement with respect to the Third-Party Claim if, in either case, it would (A) include the finding or admission of any liability or responsibility on behalf of the Indemnified Party, including any

64 violation of Law or other wrongdoing, (B) include any financial or other liability (including equitable relief) to be paid or satisfied by the Indemnified Party, (C) include or be reasonably be expected to have any material sanction, material restriction or material adverse effect on or change to the business, properties, financial condition or results of operations of the Indemnified Party, and (D) not result in a final resolution of the Indemnified Party’s liability with respect to the Third-Party Claim, including, in the case of a settlement, an unconditional written release of the Indemnified Party from all further liability with respect to the Third-Party Claim. If the Indemnifying Party does not notify the Indemnified Party that the Indemnifying Party elects to defend the Indemnified Party pursuant to this Section 10.3, then the Indemnified Party shall have the right to defend, and be reimbursed for its reasonable costs and expenses (if the Indemnified Party is entitled to indemnification hereunder) in regard to the Third-Party Claim with counsel selected by the Indemnified Party by all appropriate Legal Proceedings. (d) Unless and until the Indemnifying Party assumes the defense of the Third-Party Claim as provided in Section 10.3(c), the Indemnified Party may defend against the Third-Party Claim in any manner it may reasonably deem appropriate. The Indemnifying Party shall be liable for the reasonable fees and expenses of counsel employed by the Indemnified Party for any period during which the Indemnifying Party has not assumed the defense thereof or assumes the defense but asserts any limitation on its obligation to indemnify or defend which reduces its indemnification actions (in each case provided that the Indemnifying Party is ultimately required to indemnify the Indemnified Party with respect to such Third-Party Claim and subject to the applicable limitations set forth in this Article 10)); provided that the Indemnifying Party shall not be required to pay for more than one such counsel (plus any appropriate local counsel) for all Indemnified Parties in connection with any Third-Party Claim. (e) If the Indemnified Party has assumed the defense of a Third-Party Claim as provided in Section 10.3(c), the Indemnified Party shall send written notice to the Indemnifying Party of any proposed settlement thereof, and in no event shall the Indemnified Party consent to the entry of any judgement or enter into settlement with respect to such Third-Party Claim without the prior written consent of the Indemnifying Party (which consent may not be unreasonably withheld, conditioned or delayed). Section 10.4 Duty to Mitigate. An Indemnified Party shall use commercially reasonable efforts to (i) mitigate any Losses upon becoming aware of any event which would reasonably be expected to, or does, give rise thereto and (ii) pursue all legal rights and remedies available (including insurance recoveries and third-party indemnification) in order to minimize the Losses to which it may be entitled to indemnification under this Article 10. Section 10.5 Limits on Indemnification. (a) An Indemnifying Party shall not be required to indemnify any Indemnified Parties to the extent of any Losses that a court of competent jurisdiction shall have determined by final judgment to have resulted from any bad faith, gross negligence or willful misconduct to the extent occurring after the Closing of any Indemnified Parties. (b) The amount of any Losses subject to indemnification under this Article 10 shall be reduced by the amounts of any insurance proceeds actually received by the Indemnified Parties in connection therewith (net of any collection costs, including any reasonable out of pocket expenses incurred in obtaining such recovery, any deductible under any insurance policy and any costs or expenses attributable to increases in insurance premiums resulting from such claims, including retroactive premium adjustments and all other costs resulting therefrom or arising in connection therewith), and any actual prior or subsequent contribution or other payments or recoveries of a like nature by the Indemnified Parties from any Third

65 Person (other than the Indemnifying Party) with respect to such Losses; provided that no Buyer Indemnified Party shall be required to have collected any such amounts (or have been denied payment) under its insurance policies or from Third Parties prior to making a claim under this Agreement. In the event that an insurance or other recovery is made by any Indemnified Party with respect to any Losses for which such Indemnified Party has been indemnified hereunder, then such Indemnified Party shall promptly pay to the Indemnifying Party a refund for any indemnification amount previously paid by such Indemnifying Party that such Indemnifying Party would not have been required to pay pursuant to Section 10.2 had such net insurance proceeds been received prior to the making of such indemnification payment by such Indemnifying Party, up to the amount of such net insurance proceeds so received with respect to such Losses. Any liability for indemnification under this Article 10 shall be determined without duplication of recovery by reason of the state of facts giving rise to such liability constituting a breach of more than one covenant or agreement. (c) An Indemnified Party shall not be entitled under this Agreement to multiple recoveries for the same Losses against all or any other parties. (d) NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, NO INDEMNIFIED PARTY SHALL BE ENTITLED UNDER THIS ARTICLE 10 TO RECOVER FROM THE INDEMNIFYING PARTY FOR ANY SPECIAL, PUNITIVE, EXEMPLARY, INCIDENTAL, CONSEQUENTIAL OR INDIRECT DAMAGES, INCLUDING ANY DAMAGES ON ACCOUNT OF DIMINUTION IN VALUE, LOST PROFITS OR OPPORTUNITIES OR LOST OR DELAYED BUSINESS BASED ON VALUATION METHODOLOGIES ASCRIBING A DECREASE IN VALUE TO THE COMPANY GROUP, ON THE BASIS OF A MULTIPLE OF A REDUCTION IN A MULTIPLE-BASED OR YIELD-BASED MEASURE OF FINANCIAL PERFORMANCE, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, AT LAW, IN EQUITY OR OTHERWISE, AND WHETHER OR NOT ARISING FROM A PARTY’S OR ANY OF ITS AFFILIATES’ SOLE, JOINT OR CONCURRENT NEGLIGENCE, STRICT LIABILITY OR OTHER FAULT, EXCEPT IN EACH CASE TO THE EXTENT ANY OF THE FOREGOING ARE DETERMINED BY A JUDGE OF COMPETENT JURISDICTION TO (X) ARISE IN CONNECTION WITH A BREACH OF SECTION 6.6 OR (Y) BE DIRECT OR FORESEEABLE DAMAGES OR LOSSES AND ARE PAYABLE TO A THIRD PERSON WITH RESPECT TO A THIRD-PARTY CLAIM, IN WHICH CASE ANY SUCH DAMAGES SHALL BE CONSIDERED PART OF LOSSES AND BE COVERED BY THE INDEMNIFICATION PROVISIONS SET FORTH IN THIS ARTICLE 10, AS APPLICABLE; PROVIDED THAT, FOR THE AVOIDANCE OF DOUBT, THE FOREGOING LIMITATIONS ON DAMAGES SHALL BE SOLELY APPLICABLE TO CLAIMS OR LOSSES FOR WHICH AN INDEMNIFIED PARTY IS ENTITLED TO RECOVERY FROM AN INDEMNIFYING PARTY UNDER SECTION 10.2 AND SHALL NOT LIMIT (i) ANY RIGHT OF RECOVERY TO WHICH AN INDEMNIFIED PARTY IS ENTITLED UNDER THE REPRESENTATION AND WARRANTY INSURANCE POLICY OR (ii) ANY CLAIM FOR FRAUD. (e) NOTWITHSTANDING ANYTHING IN THIS AGREEMENT OR ANY APPLICABLE LAW TO THE CONTRARY, IT IS UNDERSTOOD AND AGREED BY EACH OF THE PARTIES THAT EACH PARTY’S AFFILIATES, AND THE REPRESENTATIVES OF EACH PARTY AND EACH PARTY’S AFFILIATES, SHALL NOT HAVE (A) ANY PERSONAL LIABILITY TO ANY BUYER INDEMNIFIED PARTY OR SELLER INDEMNIFIED PARTY OR ANY OTHER PERSON UNDER OR IN CONNECTION WITH THIS AGREEMENT, ANY TRANSACTION DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, WHETHER OR NOT AS A RESULT OF THE BREACH OF ANY REPRESENTATION,

66 WARRANTY, COVENANT OR AGREEMENT CONTAINED IN THIS AGREEMENT OR IN ANY TRANSACTION DOCUMENT, AND WHETHER PURSUANT TO ARTICLE 10 OR OTHERWISE, AND (B) ANY PERSONAL OBLIGATION TO INDEMNIFY ANY BUYER INDEMNIFIED PARTY OR ANY SELLER INDEMNIFIED PARTY FOR ANY CLAIMS PURSUANT TO ARTICLE 10, AND EACH OF BUYER, FOR ITSELF AND ALL OTHER BUYER INDEMNIFIED PARTIES, AND SELLER, FOR ITSELF AND ALL OTHER SELLER INDEMNIFIED PARTIES, HEREBY WAIVES AND RELEASES AND SHALL HAVE NO RECOURSE AGAINST ANY OF SUCH PERSONS DESCRIBED IN THIS SECTION 10.5(e) AS A RESULT OF THE BREACH OF ANY REPRESENTATION, WARRANTY, COVENANT OR AGREEMENT CONTAINED HEREIN OR IN ANY CERTIFICATE DELIVERED HEREUNDER OR OTHERWISE ARISING OUT OF OR IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY. (f) Seller hereby agrees that it will not make any claim for indemnification against Buyer or any Company Group Member by reason of the fact that Seller or any of its Affiliates or Representatives was a controlling person, director, manager, employee, or representative of the applicable Company Group Member or was serving as such for another Person at the request of either Company Group Member (whether such claim is for Losses of any kind or otherwise and whether such claim is pursuant to any Law, Organizational Document, contractual obligation, or otherwise) with respect to any Losses for which the Buyer Indemnified Parties are entitled to indemnification from Seller pursuant to this Agreement or that is based on any facts or circumstances that form the basis of a claim by a Buyer Indemnified Party hereunder, and Seller expressly waives any right of subrogation, contribution, advancement, indemnification, or other claim against Buyer and the Company Group with respect thereto. Section 10.6 Sole and Exclusive Remedies. Except (i) as set forth in Section 6.3(c), Section 6.20(d), another Transaction Document or the dispute mechanisms and processes set forth in Section 2.3(e) (which shall be the sole and exclusive remedy of the Parties for the disputes described therein, whether or not the underlying facts and circumstances constitute a breach of any representations or warranties), (ii) for specific performance pursuant to Section 11.16, and (iii) for claims for Fraud, the indemnification provisions in this Article 10 and recovery against the Representation and Warranty Insurance Policy shall be the sole and exclusive remedy of any Party and its Affiliates with respect to any and all claims or other Legal Proceedings based upon, arising out of, by reason of or relating to the transactions contemplated by this Agreement. Notwithstanding the foregoing, nothing contained in this Section 10.6 shall restrict or prohibit any Buyer Indemnified Party from making and pursuing any claim under the Representation and Warranty Insurance Policy. Section 10.7 Tax Treatment of Indemnification Payments. The Parties shall treat any amounts paid under this Article 10 as an adjustment to the Purchase Price for U.S. federal and applicable state and local income Tax purposes, unless otherwise required by applicable Law. ARTICLE 11 MISCELLANEOUS Section 11.1 Successors and Assigns. This Agreement (and all covenants, rights, obligations, and agreements created hereunder) will be binding upon, and inure to the benefit of, the Parties and their respective successors and permitted assigns. No Party will assign this Agreement or any part hereof without the prior written consent of the other Parties, which consent may be withheld, conditioned

67 or delayed in the sole and absolute discretion of the requested Party; provided, however, that notwithstanding the foregoing, Buyer shall be entitled to assign all of its rights, interests and obligations hereunder (other than its payment obligations) to its Affiliates upon the prior written consent of Seller (which consent shall not be unreasonably withheld, conditioned or delayed). Section 11.2 Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally, by email transmission, by reputable national overnight courier service or by registered or certified mail (postage prepaid) to the Parties at the following addresses, as applicable: If to Buyer, to: Summit Midstream Partners, LLC 910 Louisiana Street, Suite 4200 Houston, TX 77002 Telephone No.: 720.638.7308 Attn: James Johnston Email: James.Johnston@summitmidstream.com with copies (which will not constitute notice to Buyer) to: Locke Lord LLP 600 Travis Street, Suite 2800 Houston, Texas 77002 Telephone No: 713.226.1143 Email: bswanstrom@lockelord.com Jennie.simmons@lockelord.com Attention: H. William Swanstrom Jennie Simmons If to Seller or the Company, to: Outrigger Energy II LLC 1200 17th Street, Suite 900 Denver, CO 80202 Telephone No.: 720.638.7308 Email: amit@outriggerenergy.com; dkitson@outriggerenergy.com Attn: Amit Jhunjhunwala and Dustin Kitson with copies (which will not constitute notice to Seller) to: Vinson & Elkins LLP 845 Texas Avenue, Suite 4700 Houston, Texas 77002 Telephone No.: 713.758.3278 Attention: W. Creighton Smith Email: crsmith@velaw.com or to such other address or addresses (or facsimile numbers) as the Parties may from time to time designate in writing.

68 Section 11.3 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be considered an original, and all of which will be considered one and the same instrument. Section 11.4 Rights. The failure of any Party to exercise any right granted hereunder will not impair nor be deemed a waiver of that Party’s privilege of exercising that right at any subsequent time or times, except as expressly provided herein. Section 11.5 Amendments. This Agreement may not be amended or modified in any manner except by a written document signed by the Parties that expressly amends this Agreement. Section 11.6 No Waiver. No waiver by any Party of any of the provisions of this Agreement will be deemed or will constitute a waiver of any other provision hereof (whether or not similar), nor will such waiver constitute a continuing waiver unless expressly provided. No waiver will be effective unless made in writing and signed by the Party to be charged with such waiver. Section 11.7 Governing Law; Jurisdiction. (a) This Agreement will be governed by, construed, and enforced in accordance with the laws of the State of Delaware, without regard to choice of law principles that would require the application of the laws of any other jurisdiction. (b) Each Party agrees that the appropriate, exclusive and convenient forum for any disputes between any of the Parties arising out of this Agreement or the transactions contemplated hereby will be in any state or federal court in Denver, Colorado, and each of the Parties irrevocably submits to the jurisdiction of such courts solely in respect of any Legal Proceeding arising out of or related to this Agreement or the transactions contemplated hereby. The Parties further agree that the Parties will not bring suit with respect to any disputes arising out of this Agreement or the transactions contemplated hereby in any court or jurisdiction other than the above specified courts. Each Party agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law. Notwithstanding the foregoing, Seller shall be entitled to enforce the provisions of Section 6.8 in any court of competent jurisdiction. (c) To the extent that any Party has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, each such Party hereby irrevocably (i) waives such immunity in respect of its obligations with respect to this Agreement, and (ii) submits to the personal jurisdiction of any court described in Section 11.7(b). (d) Each Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in any court referred to in Section 11.7(b). Each of the Parties hereby irrevocably waives, to the fullest extent permitted by applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. Section 11.8 Jury Waiver. THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE FULLEST EXTENT THEY MAY LEGALLY AND EFFECTIVELY DO SO, THE RIGHT TO A JURY IN ANY SUIT, ACTION OR PROCEEDING

69 ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. Section 11.9 No Third Party Beneficiaries. Except for the Indemnified Parties (each of whom is an express third party beneficiary of Article 10 above), this Agreement is for the sole benefit of the Parties and will not inure to the benefit of any other Person whomsoever or whatsoever, it being the intention of the Parties that no third Person will be deemed a third party beneficiary to this Agreement. Section 11.10 Further Assurances. Subject to the terms and conditions set forth in this Agreement, each Party will take such acts and execute and deliver such documents as may be reasonably required to effectuate the purposes of this Agreement; provided, however, that no such act or document shall increase any Party’s liabilities or obligations, or decrease its rights or benefits, under this Agreement or any Transaction Document. Section 11.11 Expenses. Except as otherwise expressly provided herein (including Section 6.14), each Party will bear its own expenses incurred in connection with this Agreement and the transactions contemplated hereby whether or not such transactions will be consummated, including all fees of its legal counsel, financial advisers, accountants and other Representatives; provided that Seller shall be responsible for any expenses incurred by the Company Group, including all Transaction Expenses. Section 11.12 Entire Agreement. This Agreement (together with the schedules and exhibits attached hereto), the Confidentiality Agreement, and the other Transaction Documents, constitute the entire agreement among the Parties and supersede any other agreements, whether written or oral, that may have been made or entered into by the Parties or any of their respective Affiliates relating to the transactions contemplated hereby and thereby. Section 11.13 Schedules. Unless the context otherwise requires, all capitalized terms used on the Schedules will have the respective meanings assigned in this Agreement. No reference to or disclosure of any item or other matter on the Schedules will be construed as an admission, acknowledgment, or indication that such item or other matter is material or that such item or other matter is required to be referred to or disclosed on the Schedules. No disclosure on the Schedules relating to any possible breach or violation of any agreement, Law, or Permit will be construed as an admission or indication that any such breach or violation exists or has actually occurred. Section 11.14 Headings. The table of contents, headings and captions in this Agreement have been inserted for convenience of reference only and will not define or limit any of the terms and provisions hereof. Section 11.15 Rights and Remedies. Except as otherwise provided in this Agreement, each Party reserves to itself all rights, counterclaims, other remedies, and defenses to which such Party is or may be entitled arising from or out of this Agreement or as otherwise provided by Law. Section 11.16 Specific Performance. Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably in the event that the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties will be entitled, subject to compliance with Section 11.7, to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the provisions of this Agreement in any action instituted in any court of the United States or any state thereof having

70 jurisdiction over the Parties and the matter, in addition to any other remedy to which they may be entitled under this Agreement. Section 11.17 No Partnership. Nothing contained in this Agreement will be construed to create an association, trust, partnership or joint venture or impose a trust, fiduciary, or partnership duty, obligation, or liability on or with regard to any Party. Section 11.18 Rules of Construction. In construing this Agreement, the following principles will be followed, in each case unless expressly provided otherwise in a particular instance: (a) pronouns in masculine, feminine, or neuter genders shall be construed to state and include any other gender, and words, terms, and titles (including terms defined herein) in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires; (b) the words “shall” and “will” have the equal force and effect; (c) reference to a Person includes such Person’s successors and assigns but, in the case of a Party, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity; (d) reference to any gender includes each other gender; (e) references to any Exhibit, Schedule, Section, Article, Annex, subsection and other subdivision refer to the corresponding Exhibits, Schedules, Sections, Articles, Annexes, subsections and other subdivisions of this Agreement, unless expressly provided otherwise; (f) the heading references herein and the table of contents hereof are for convenience purposes only, and shall not be deemed to limit or affect any of the provisions hereof; (g) references in any Section, Article or definition to any clause means such clause of such Section, Article or definition; (h) “herein”, “hereby”, “hereunder”, “hereof”, “hereto” and words of similar import are references to this Agreement as a whole and not to any particular provision of this Agreement; (i) unless the context requires otherwise, the word “or” shall include both the conjunctive and disjunctive, and the words “including” and “excluding” (in their various forms) shall be deemed to be followed by the words “without limiting the foregoing in any respect”; (j) each accounting term not otherwise defined in this Agreement has the meaning commonly applied to it in accordance with GAAP; (k) references to “days” are to calendar days, unless the term “Business Days” is used; (l) all references to money refer to the lawful currency of the United States; (m) any reference to any federal, state, local or foreign Law shall be deemed also to refer to all rules and regulations promulgated thereunder; and (n) the phrases “disclosed in writing to Buyer”, “provided to Buyer” or “made available to Buyer” or similar phrases as used in this Agreement shall mean that the subject documents were posted to the Data Room or otherwise provided to representatives of Buyer who have been granted access to the Data Room by other electronic means and/or by hard copies or onsite access, in each case on or after the date of the Confidentiality Agreement and at least three (3) Business Days prior to the Execution Date. With respect to Seller or the Company Group, the term “ordinary course of business” will be deemed to refer to the ordinary conduct of the Company Business in a manner consistent with the past practices and customs of Seller or the Company Group, as applicable. Section 11.19 Seller Release. Effective upon the Closing, absent any Fraud, Seller (individually and on behalf Seller’s Affiliates, equityholders, officers, directors, managers, employees, agents, partners, members, counsel, accountants, financial advisors, engineers, consultants, other advisors, successors and assigns, as applicable) shall release and discharge the Company Group and Buyer from any and all obligations and liabilities to Seller or its Affiliates and their respective equityholders, officers, directors, managers, employees, agents, partners, members, counsel, accountants, financial advisors, engineers, consultants, other advisors, successors and assigns in connection with Seller being an equityholder (whether directly or indirectly) of the Company Group, of any kind or nature whatsoever, as to facts, conditions, transactions, events or circumstances prior to the Closing, and Seller shall not seek to recover any amounts in connection therewith from the Company Group or Buyer; provided that this Section 11.19 shall not affect (a) any obligation for indemnification pursuant to the Organizational Documents of

71 any of the Company Group members in effect as of the Execution Date, (b) any obligation of Buyer under this Agreement or the other Transaction Documents or (c) any rights or Claims of Seller arising from or in connection with this Agreement or the other Transaction Documents. [Signature Page Follows]

Signature Page to Membership Interest Purchase Agreement IN WITNESS WHEREOF this Agreement has been duly executed and delivered by each Party as of the date first above written. SELLER: OUTRIGGER ENERGY II LLC By: _________________________________________ Name: Dave Keanini Title: CEO & President COMPANY: OUTRIGGER DJ MIDSTREAM LLC By: Outrigger Energy II LLC Its Sole Member By: _________________________________________ Name: Amit Jhunjhunwala Title: EVP and CFO BUYER: SUMMIT MIDSTREAM HOLDINGS, LLC By: _________________________________________ Name: _______________________________________ Title: ________________________________________

A-1 Exhibit A Calculation of Adjustment Amount This Exhibit (this “Exhibit”) sets forth methods, definitions and accounting principles for calculating the Adjustment Amount for purposes of both determining the Closing Amount and any post- Closing adjustments to the Closing Amount as set forth in Section 2.3 of the Membership Interest Purchase and Sale Agreement (the “Agreement”), dated as of October 14, 2022, by and among Summit Midstream Holdings, LLC, a Delaware limited liability company (“Buyer”), Outrigger Energy II LLC, a Delaware limited liability company (“Seller”) and Outrigger DJ Midstream LLC, a Delaware limited liability company (the “Company”), to which this Exhibit is attached. Capitalized terms used in this Exhibit but not defined herein shall have the meanings ascribed to such terms in the Agreement. Section 1.1 Calculation of Adjustment Amount. (a) The “Adjustment Amount” is an amount of US dollars (expressed as a positive or a negative number, as applicable) equal to the sum of (i) the CapEx Adjustment Amount plus (ii) the Working Capital Adjustment Amount minus (iii) the Company Transaction Expense Amount minus (iv) Closing Debt. (b) The “CapEx Adjustment Amount” is an amount of US dollars equal to the aggregate Capital Expenditures incurred and paid by any Company Group Member (excluding any such Capital Expenditures in connection with (i) the Seller’s Koki Station obligations under Section 6.20 of the Agreement and (ii) the Company Group’s 2022 well connection program) for the period of time beginning at 12:01 a.m. Mountain Time on the Execution Date and ending at 11:59 p.m. Mountain Time on the Closing Date. (c) The “Working Capital Adjustment Amount” is an amount of US dollars (expressed as a positive or negative number, as applicable) equal to the difference between (i) the Net Working Capital determined as of the Measurement Time minus (ii) the Target Net Working Capital. (d) All calculations performed in this Section 1.1 will strictly adhere to the accounting principles set forth in Section 1.2 and utilize the form of Settlement Statement set forth in Exhibit B. All estimated amounts referenced in the following defined terms shall be determined in accordance with Section 2.3 of the Agreement. As used herein, the following terms will have the following meanings: (i) “Capital Expenditures” means capital expenditures with respect to any Company Assets made by any Company Group Member in furtherance of construction, connection, development, completion or expansion of the Company Assets that is (a) required by a Material Contract or (b) specifically approved in advance in writing by Buyer (notwithstanding Section 6.1(a)(xviii) of this Agreement). (ii) “Closing Debt” means the aggregate amount of Indebtedness of the Company Group as of the Measurement Time as determined in accordance with the accounting principles set forth in Section 1.2 and without giving effect to the transactions contemplated by this Agreement, excluding any payment obligations contemplated by the agreements listed on Schedule 4.4 of the Agreement.

A-2 (iii) “Company Transaction Expense Amount” means the aggregate amount of all Transaction Expenses of the Company Group members that remain unpaid immediately prior to Closing or become payable due to Closing and that remain outstanding after Closing. (iv) “Current Assets” means total current assets, including Cash, deposits and prepaid expenses, revenue receivables, inventory, other receivables and accrued income that are reasonably expected to be realized in Cash or sold in the ordinary course of business; provided that “Current Assets” shall not include (a) any deferred Tax assets or (b) any prepaid expenses that do not relate to corresponding obligations of any Company Group Member after the Closing, including any prepaid insurance amounts. (v) “Current Liabilities” means total current liabilities, including (i) trade account payables, (ii) current period Taxes (including property Taxes) accrued but not yet paid as of the Closing, (iii) accrued bonuses for Company Service Providers and (iv) accrued liabilities that are reasonably expected to become due within one year for known obligations; provided that “Current Liabilities” shall not include (a) reserves for deferred Taxes established to reflect timing differences between book and Tax items, (b) any liabilities that constitute Capital Expenditures, (c) any accounts payable related to Capital Expenditures incurred in connection with Seller’s obligations under Section 6.20 of the Agreement, (d) any Transaction Expenses, (e) Closing Debt and (f) the potential payment obligation in Section 10.2(a)(ii) of the Agreement. (vi) “Measurement Time” means 11:59 pm Mountain Time on the Business Day immediately preceding the Closing Date. (vii) “Net Working Capital” means, with respect to any time of determination, an amount of Dollars (expressed as a positive or negative number, as applicable) equal to (i) Current Assets of the Company Group minus (ii) Current Liabilities of the Company Group. (viii) “Target Net Working Capital” means $700,000. (ix) “Transaction Expenses” means (a) all amounts payable by any Company Group Member or Seller for all out-of-pocket costs and expenses incurred in connection with the transactions contemplated by this Agreement and any Transaction Document, including in connection with the preparation for, negotiating or consummation of the transactions contemplated herein, including fees, costs and expenses for legal counsel, accountants, investment banking firms, and other professional and third party advisors; and (b) severance payments, change of control, sales, transaction, or retention bonuses or similar compensatory payments or amounts and benefits payable to any Company Service Providers (and in each case, including the employer-portion of any payroll Taxes arising in connection with any of the foregoing amounts) that become payable pursuant to any arrangement or agreement with any Company Group Member, Seller or any of their Affiliates as a result of the consummation of the transactions contemplated hereby. Section 1.2 Accounting Principles. The calculations contemplated by this Exhibit shall be prepared in accordance with GAAP, in a manner consistent with and using the same accounting methods, practices, principles, policies and procedures, with consistent classifications, judgments and valuation and estimation methodologies used by

A-3 Seller in its past practice, except as otherwise set forth in the Agreement. All amounts are denominated in US dollars. Section 1.3 Preliminary Settlement Statement and Post-Closing Settlement Statement. The form of Settlement Statement follows on Exhibit B.

A-4 Exhibit B FORM OF SETTLEMENT STATEMENT Closing Amount Calculation Base Consideration $● Estimated Adjustment Amount $● Closing Amount $● Adjustment Amount Calculation CapEx Adjustment Amount $● Working Capital Adjustment Amount $● Less: Company Transaction Expense Amount $● Adjustment Amount $● Difference between Estimated Adjustment Amount and Adjustment Amount Estimated Adjustment Amount $● Less: Adjustment Amount $● Difference $● Current Liabilities Accrued Annual Bonuses1 $● Property Taxes2 $● Other Current Liabilities $● Current Liabilities Amount $● Working Capital Adjustment Amount Calculation Current Assets $● Less: Current Liabilities $● Net Working Capital $● Less: Target Net Working Capital $● Working Capital Adjustment Amount $● Company Transaction Expense Amount Transaction Expenses $● Company Transaction Expense Amount $● Notes [●] 1 NTD: To include a ratable amount based on accrued bonuses of $61,500. 2 NTD: To include a ratable amount based on estimated property taxes of $1,313,781.

C-1 Exhibit C Representation and Warranty Insurance Policy Conditional Binder [See attached]

D-1 Exhibit D Form of Assignment Agreement [See attached]

E-1 Exhibit E Form of Transition Services Agreement [See attached]

F-1 Exhibit F Outrigger DJ System [See attached]